Exhibit 99.1

2 01 4 A N N U A L R E P O R T

Larry F. Mazza, CEO ACHIEVING SUCCESS THROUGH TRUSTED PARTNERSHIPS Dear Shareholders, Teammates & Friends: MVB’s foundation is built upon a deep-rooted culture where relationships matter most. This remains ever so today in our banking, mortgage, and insurance businesses. We believe success is best achieved through building trusted partnerships. At MVB, this starts with a keen desire to collaborate with clients to help them succeed. Being a trusted partner drives our purpose and affirms our resolve to improve the communities where our team members live and work. Toward this end, in 2014, we continued to build for the future with an emphasis on One Vision, One Team, and One Voice, all singularly focused on excellence in serving clients and making a difference in the financial well-being of our communities. This is the core of our company values. My intent in this letter is to convey both a recap of 2014 and, most importantly, to share the continued great story MVB offers for 2015 and beyond. There are positive indicators throughout MVB Financial Corp., from our larger banking footprint, our expanding mortgage presence and our fast growing insurance agency. I commend our Board Directors, who stood steadfast behind many tough decisions and the decisive actions we took during 2014. I remain grateful for the wisdom and guidance of our Board. Financially, total assets reached a new high of $1.1 billion, both loans and deposits grew significantly and we served more clients across a wider spectrum of quality products and services, including gains in the wealth management area. Without question, most important among all of this activity is our high quality lending which, from a credit perspective, compares very favorably to peers of a similar asset size. This is a key building block to any platform for growth. Overall performance in 2014 demonstrated our strengths in lending and profitably growing feebased income, as well as our commitment to prudent management of our balance sheet and assets. In the end, our diligent work in 2014 positioned us well for future years. MVB Mortgage Significant shifts in the market for mortgages market pushed the industry into sharp volume retraction in 2014. Although MVB’s mortgage fee income declined, our volume decline was about half of the national average decline. During this challenging period, believing in our mortgage business model, we doubled our sales team and expanded into attractive mortgage areas within our current mortgage footprint and into promising new markets in the Carolinas. These efforts are already demonstrating success. MVB Insurance During its first full year, MVB Insurance met our strategic expectations by generating noninterest income and establishing itself among the top 10 percent in commission-based revenue for insurance agencies in America. As we envisioned, by adding this business arm, synergy has been gained among the insurance, mortgage and banking segments. The insurance and lending teams are working well together and, as a result, we have become trusted partners with both our commercial and personal clients. I am grateful to have strong leaders in insurance and mortgage, Randy Cober and Ed Dean, respectively, who independently lead with proven teams dedicated to serving clients. Importantly, both experience high employee retention rates and continue to attract quality talent. MVB Bank We entered the Northern Virginia market with a solid commercial lending team operating our first Loan Production Office (LPO) there, and are working toward opening the initial MVB Bank in Reston, VA, anticipated in 2015.

1 In West Virginia, our expansion south with the Charleston LPO, has already contributed commercial loans to our portfolio. Now, with an official full-service bank location opened downtown, we will accelerate growth in the largest West Virginia market. We also opened a new MVB Bank branch at the I-79 Technology Park in Fairmont. Both new branches have incorporated the latest technology for serving clients and driving operational efficiencies. I am pleased MVB Bank continues to be ranked among top-tier banks in the country by earning the 5-Star Superior Bank rating from Bauer Financial, Inc., for the bank’s safety, soundness and financial strength. Additionally, MVB Bank earned an A+ health rating from DepositAccounts.com during fourth quarter 2014, indicating its superior standing in security for depositors. MVB 2014 Milestones A summary of some 2014 important events and activities provides more perspective on the year. • MVB Board of Directors declared, and shareholders approved, a two-for-one stock split of the company’s common stock that occurred in March 2014. The Board also declared a semi-annual cash dividend of $0.08 per share for the year. • We terminated our intent to acquire assets from CFG Community Bank as previously reported. As with any pending transaction, when circumstances, internal or external, require prudent reevaluation of direction, then the best businesses will act accordingly to protect shareholder value. • A series of private placements was completed resulting in gross proceeds of approximately $52.8 million. Through a common stock offering, MVB sold 972,059 shares of common stock at $16.00 per share (adjusted for the 2-for-1 stock split) for a total of $15.6 million. In a separate offering, MVB issued $7.8 million of preferred stock and $29.4 million of subordinated debt. • MVB Employees continue to make an impact in the communities where we live and work. In 2014, our team reported more than 3000 hours of community service engagement. Focus 2015 and Beyond Our focus for 2015 is continued growth in our markets for traditional banking, wealth management, insurance and mortgage origination products, controlling expenses and continuing to maintain our strong industry rankings for credit quality and financial health. In closing, I remain extremely appreciative of my teammates, the Board of Directors and shareholders, who have all worked in trusted partnership with me and our talented management team to create an MVB that makes us a valued, community-centered financial services company. Having such expertise and experience working hand-in-hand with me has made all the difference. We remain grateful for our many clients, who entrust their financial needs to us, be it banking related, insurance based or a new home mortgage. With Kindest Regards and Gratitude, Larry F. Mazza, CEO & President MVB Financial Corp. FULL YEAR 2014 VS. 2013 FINANCIAL RESULTS SUMMARY • Total assets increased $123 million, or 12.5%, to reach $1.1 billion. • MVB total equity increased $15 million, or 16.4%, since 12/31/13. • Net loans increased 28.3%, reaching $792 million. • Total deposits grew $127 million to $823 million or an 18.3% increase. • Net interest income grew 32.3%, or $6.9 million to $28.3 million, including $1.6 million in interest expense paid on subordinated debt and related escrow balance not present during 2013. • Non-interest income was 8.8% lower or $2.5 million. MVB Insurance made a positive contribution to non-interest income with fee-based revenues growing to $3.5 million compared to $1.7 million in 2013’s partial year. Mortgage fee income declined $3.1 million, or 14.4%, on a volume decline of 17.1%, compared to the nationwide volume decline of 39.2%. Non-interest income also includes the impact of the refined calculation related to interest rate locks. Non-interest income for 2013 included a one-time gain of $626,000 from the partial sale of a subsidiary (Lender Service Provider). • Diluted earnings per share, adjusted to reflect a 2-for-1 stock split, were $0.22, compared with $0.57 for the prior year.

2 Table of Contents UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 FORM 10-K (Mark One) x. ANNUAL REPORT PURSUANT TO SECTION 13 or 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934 For the fiscal year ended December 31, 2014 o. TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934 For the transition period from To Commission file Number 34603-9 MVB Financial Corp. (Exact name of registrant as specified in its charter) West Virginia 20-0034461 (State or other jurisdiction of incorporation or organization) (I.R.S. Employer Identification No.) 301 Virginia Avenue, Fairmont, WV 26554 (Address of principal executive offices) (Zip Code) Registrant’s telephone number (304) 363-4800 (Former name, former address and former fiscal year, if changed since last report)[None] Securities registered pursuant to Section 12(b) of the Act: Title of each class Name of each exchange on which registered Common Stock, $1.00 Par None Securities registered pursuant to Section 12(g) of the Act: Common Stock, $1.00 Par (Title of Class) Preferred Stock $1,000.00 Par (Title of Class) Indicate by check mark if the registrant is a well-known seasoned issuer, as defined in Rule 405 of the Securities Act. Yes o. No x Indicate by check mark if the registrant is not required to file reports pursuant to Section 13 or 15(d) Act. Yes o. No x. Indicate by check mark whether the registrant(1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months(or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. Yes x. No o. Indicate by check mark whether the registrant has submitted electronically and posted on its corporate Website, if any, every Interactive Data File required to be submitted and posted pursuant to Rule 405 of Regulation S-T during the preceding 12 months (or for such shorter period that the registrant was required to submit and post such files). Yes x. No o. Indicate by check mark if disclosure of delinquent filers pursuant to Item 405 of Regulation S-K is not contained herein, and will not be contained, to the best of the registrant’s knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form 10-K or any amendment to this Form 10-K. Yes x. No o. Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one): Large accelerated filer o. Accelerated filer x. Non-accelerated filer o. Smaller reporting company o. Indicate by check mark if the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act). Yes o. No x Based upon the average selling price of sales known to the Registrant of the common shares of the Registrant during the period through June 30, 2014, the aggregate market value of the common shares of the Registrant held by non affiliates during that time was $105,974,912. For this purpose certain executive officers and directors are considered affiliates Portions of the registrant’s definitive proxy statement relating to the Annual Meeting to be held May 19, 2015, are incorporated by reference into Part III of this Annual Report on Form 10-K. As of March 16, 2015, the Registrant had 7,983,285 shares of common stock outstanding with a par value of $1.

3 TABLE OF CONTENTS Page PART I Item 1. Business 4 Item 1A. Risk Factors 14 Item 1B. Unresolved Staff Comments 14 Item 2. Properties 14 Item 3. Legal Proceedings 14 Item 4. Mine Safety Disclosure 14 PART II Item 5. Market for Registrant’s Common Equity, Related Stockholder Matters and Issuers Purchases of Equity Securities 15 Item 6. Selected Financial Data 16 Item 7. Management’s discussion and analysis of financial condition and results of operations 16 Item 7A. Quantitative and Qualitative Disclosures About Market Risk 36 Item 8. Financial Statements and Supplementary Data 37 Item 9. Changes in and Disagreements with Accountants on Accounting and Financial Disclosure 89 Item 9A. Controls and Procedures 89 Item 9B. Other Information 91 PART III Item 10. Directors, Executive Officers and Corporate Governance 91 Item 11. Executive Compensation 91 Item 12. Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters 91 Item 13. Certain Relationships and Related transactions, and Director Independence 91 Item 14. Principal Accountant Fees and Services 91 Part IV Item 15. Exhibits and Financial Statement Schedules 92

4 PART 1 ITEM 1.BUSINESS MVB Financial Corp. (“the Company”) was formed on January 1, 2004, as a bank holding company and, effective December 19, 2012, became a financial holding company. The Company features multiple subsidiaries and affiliated businesses, including MVB Bank, Inc. (the “Bank” or “MVB Bank”) and its wholly-owned subsidiary MVB Mortgage and MVB Insurance, LLC (“MVB Insurance”). On December 31, 2013, three Company subsidiaries, MVB-Central, Inc. (a second-tier level holding company), MVB-East, Inc. (a second tier holding company) and Bank Compliance Solutions, Inc. (an inactive subsidiary) were merged into the Company. The Bank was formed on October 30, 1997 and chartered under the laws of the State of West Virginia. The Bank commenced operations on January 4, 1999. In August of 2005, the Bank opened a full service office in neighboring Harrison County, West Virginia. During October of 2005, the Bank purchased a branch office in Jefferson County, West Virginia, situated in West Virginia’s eastern panhandle. During the third quarter of 2007, the Bank opened a full service office in the Martinsburg area of Berkeley County, West Virginia. In the second quarter of 2011, the Bank opened a banking facility in the Cheat Lake area of Monongalia County, West Virginia. The Bank opened its second Harrison County, West Virginia location, the downtown Clarksburg office in the historic Empire Building during the fourth quarter of 2012. Also during the fourth quarter of 2012, the Bank acquired Potomac Mortgage Group, Inc. (“PMG” which, following July 15, 2013, began doing business under the registered trade name “MVB Mortgage”), a mortgage company in the northern Virginia area, and fifty percent (50%) interest in a mortgage services company, Lender Service Provider, LLC (“LSP”). In the third quarter of 2013, this fifty percent (50%) interest in LSP was reduced to a twenty-five percent (25%) interest through a sale of a partial interest. This PMG acquisition provided the Company and the Bank the opportunity to make the mortgage banking operation a much more significant line of business to further diversify its net income stream. MVB Mortgage has four mortgage only offices, all located in northern Virginia, within the Washington, District of Columbia / Baltimore, Maryland metropolitan area, and, in addition, has mortgage loan originators located at select Bank locations. In the first quarter of 2013, the Bank opened its second Monongalia County location in the Sabraton area of Morgantown, West Virginia. In the second quarter of 2013, the Bank opened its second full service office in Berkeley County, West Virginia, at Edwin Miller Boulevard. In addition, the Bank opened a loan production office at 184 Summers Street, Charleston, Kanawha County, West Virginia, which was subsequently moved to 400 Washington Street East, Charleston, West Virginia and later replaced during March 2015 by a full service branch at the same location. During the first quarter of 2014, the Company continued to focus on growth in the Harrison, Berkeley, Jefferson and Monongalia County areas, as well as the Kanawha county area, as the primary method for reaching performance goals. In addition, the Bank opened a loan production office in Reston, Fairfax County, Virginia, from which the Bank operates as MVB Commercial Lending Company. The Company continuously reviews key performance indicators to measure our success. Currently, the Bank operates eleven full-service banking branches in West Virginia, which are located at: 301 Virginia Avenue in Fairmont, Marion County; 9789 Mall Loop (inside the Shop N Save Supermarket) in White Hall, Marion County; 1000 Johnson Avenue in Bridgeport, Harrison County; 406 West Main St. in Clarksburg, Harrison County; 88 Somerset Boulevard in Charles Town, Jefferson County; 651 Foxcroft Avenue in Martinsburg, Berkeley County; 2400 Cranberry Square in Cheat Lake, Monongalia County; 10 Sterling Drive in Morgantown, Monongalia County; and 231 Aikens Center in Martinsburg, Berkeley County. During February 2015, the Bank opened a location at 100 NASA Boulevard, Fairmont, Marion County, West Virginia, which will ultimately replace the 9789 Mall Loop, White Hall, Marion County, West Virginia location as the Technology Park location offers a drive-thru facility to better serve customers. During March 2015, the location at 9789 Mall Loop will be closed. Additionally during March 2015, the Bank opened a new full service location at 400 Washington Street East, Charleston, Kanawha County, West Virginia, replacing its loan production office at the same address. In addition, as noted, the Bank operates a loan production office as MVB Commercial Lending Company, at 1801 Reston Parkway, Suite 103, Reston, Fairfax County, Virginia.

5 In addition to MVB Mortgage, the Company has a wholly-owned subsidiary, MVB Insurance, LLC. MVB Insurance was originally formed in 2000 and reinstated in 2005, as a Bank subsidiary. Effective June 1, 2013, MVB Insurance became a direct subsidiary of the Company. MVB Insurance offers select insurance products such as title insurance, individual insurance, commercial insurance, employee benefits insurance, and professional liability insurance. MVB Insurance maintains its headquarters at 301 Virginia Avenue, Fairmont, West Virginia, and operates offices at: 48 Donley Street, Suite 703, Morgantown, West Virginia, 2400 Cranberry Square, Morgantown, West Virginia,; and 355 Wharton Circle, Suite 123, Triadelphia, West Virginia. At December 31, 2014, the Company had total assets of $1,110.5 million, total loans of $798.3 million, total deposits of $823.2 million and total stockholders’ equity of $109.4 million. The Company’s primary business activities, through its Subsidiaries, are currently community banking, mortgage banking, insurance services, and wealth management. As a community banking entity, the Bank offers its customers a full range of products through various delivery channels. Such products and services include checking accounts, NOW accounts, money market and savings accounts, time certificates of deposit, commercial, installment, commercial real estate and residential real estate mortgage loans, debit cards, and safe deposit rental facilities. Services are provided through our walk-in offices, automated teller machines (“ATMs”), drive-in facilities, and internet and telephone banking. Additionally, the Bank offers non-deposit investment products through an association with a broker-dealer. Since the opening date of January 4, 1999, the Bank, has experienced significant growth in assets, loans, and deposits due to overwhelming community and customer support in the Marion County, West Virginia and Harrison County, West Virginia markets, expansion into West Virginia’s eastern panhandle counties and, most recently, into Monongalia County, West Virginia. With the acquisition of PMG, mortgage banking is now a much more significant focus, which has opened up increased market opportunities in the Washington, District of Columbia metropolitan region and added enough volume to better diversify the Company’s earnings stream. At December 31, 2014, the Company had 324 full-time equivalent employees. The Company’s principal office is located at 301 Virginia Avenue, Fairmont, West Virginia 26554, and its telephone number is (304) 363-4800. The Company’s Internet web site is www.mvbbanking.com. . Segment Reporting Beginning in 2013, the Company began to operate in a decentralized fashion in three principal business activities: commercial and retail banking services; mortgage banking services; and insurance services. Revenue from commercial and retail banking activities consists primarily of interest earned on loans and investment securities and service charges on deposit accounts. Revenue from the mortgage banking activities is comprised of interest earned on loans and fees received as a result of the mortgage origination process. The mortgage banking services are conducted by MVB Mortgage. Revenue from insurance services is comprised mainly of commissions on the sale of insurance products.

6 Information about the reportable segments and reconciliation to the consolidated financial statements for the years ended December 31, 2014 and 2013 are as follows: (in thousands) Commercial & Retail Banking Mortgage Banking Insurance Intercompany Eliminations Consolidated Revenues: Interest income $ 32,258 $ 2,891 $ - $ 1,265 $ 36,414 Gains on loans held for sale 900 18,691 - (1,199) 18,392 Insurance income - - 3,523 - 3,523 Other income 4,930 325 - (1,239) 4,016 Total operating income 38,088 21,907 3,523 (1,173) 62,345 Expenses: Interest expense 7,366 1,635 - (918) 8,083 Salaries and employee benefits 13,287 14,487 3,417 - 31,191 Provision for loan losses 2,582 - - - 2,582 Other expense 12,094 5,640 1,027 (255) 18,506 Total operating expenses 35,329 21,762 4,444 (1,173) 60,362 Income (loss) before income taxes 2,759 145 (921) - 1,983 Income tax expense (benefit) 208 40 (344) - (96) Net income (loss) 2,551 105 (577) - 2,079 Preferred stock dividends 332 - - - 332 Net income (loss) available to common shareholders $ 2,219 $ 105 $ (577) $ - $ 1,747 Capital expenditures for year ended December 31, 2014 $ 9,112 $ 333 $ 353 $ - $ 9,789 Total assets as of December 31, 2014 1,189,746 101,791 4,031 (185,109) 1,110,459 Goodwill as of December 31, 2014 897 16,882 - - 17,779

(in thousands)	Commercial & Retail Banking	Mortgage Banking	Insurance	Intercompany Eliminations	Consolidated
Revenues:					
Interest income	$ 25,088	$ 2,103	$ -	$ (231)	$ 26,960
Income on loans held for sale	2,853	19,042	-	(415)	21,895
Insurance income	-	-	1,722	-	1,722
Other income	3,843	1,400	-	-	5,243
Total operating income	31,784	22,545	1,722	(646)	55,405
Expenses:					
Interest expense	5,014	1,181	-	(646)	5,549
Salaries and employee benefits	12,441	13,017	1,609	-	27,067
Provision for loan losses	2,260	-	-	-	2,260
Other expense	9,811	5,081	634	-	15,526
Total operating expenses	29,526	19,279	2,243	(646)	50,402
Income (loss) before income taxes	2,258	3,266	(521)	-	5,003
Income tax expense (benefit)	5	1,240	(262)	-	983
Net income (loss)	2,253	2,026	(259)	-	4,020
Preferred stock dividends	85	-	-	-	85
Net income (loss) available to common shareholders	$ 2,168	$ 2,026	$ (259)	$ -	$ 3,935
Capital expenditures for the year ended December 31, 2013	5,613	489	399	-	6,501
Total assets	$ 1,021,097	$ 92,290	$ 3,012	$ (129,339)	$ 987,060
Goodwill as of December 31, 2013	897	16,882	-	-	17,779

Commercial and Retail Banking

For the year ended December 31, 2014, the Commercial & Retail Banking segment earned $2.2 million compared to $2.2 million in 2013. Net interest income increased by $4.8 million, mostly the result of average loan balances increasing by $219.7 million. Noninterest income decreased by $866, largely the result of decreased income from portfolio loans held for sale of $1.9 million. This was the result of integrating the mortgage company in mid-2013, as the bank mortgage volume was transferred to the mortgage company. Noninterest expense increased by $3.1 million, mainly the result of the following: $846 increase in salaries expense, $733 increase in occupancy and equipment expense, $340 increase in data processing expense, $330 increase in FDIC expense, $274 increase in consulting expense and $230 increase in legal expense. Loan loss provision also increased by $322 as a result of loan growth.

7

8 Mortgage Banking For the year ended December 31, 2014, the Mortgage Banking segment earned $105 compared to earning $2.0 million in 2013. Net interest income increased $334, noninterest income decreased by $1.4 million and noninterest expense increased by $2.0 million. The $1.8 million earnings decrease is mainly due to a 17.1% decrease in origination volume, an increase in personnel expense of $1.5 million due to the addition of seven additional offices and employees to expand the base of operations as the mortgage business becomes more focused on purchase loans and less on the refinance business and the impact of a refinement in accounting estimate of $706 related to interest rate lock commitments. Insurance For the year ended December 31, 2014, the Insurance segment lost $577 compared to $259 in 2013. Noninterest income increased by $1.8 million and noninterest expense increased by $2.2 million. Income tax benefit for 2014 increased by $82. Market Area The Company’s primary market areas are the Marion, Harrison, Jefferson, Berkeley, Monongalia, and Kanawha counties of West Virginia, as well as the northern Virginia area for the mortgage and commercial lending business. Its extended market is in the adjacent counties. United States Census Bureau data indicates that the Fairmont and Marion County, West Virginia populations have had somewhat different trends from 1980 to 2010. The population of Fairmont has fluctuated from 23,863 in 1980; 20,210 in 1990; 19,097 in 2000 and 18,704 in 2010, or a net decline of 5,159 or 21.6%. Marion County increased its population from 1980 to 1990, 55,789 to 57,249, decreased to 56,598 in 2000 and decreased to 56,418 in 2010. These changes resulted in a net increase of 1.1%. The Marion County population includes that of Fairmont. The result is that over the last 30 years, there has not been any significant change in population. Harrison County’s population decreased from 69,371 in 1990 to 68,652 in 2000, increased to 69,099 in 2010 while Bridgeport’s population has increased from 7,306 in 2000 to 7,896 in 2010, indicating that while population change in Harrison County has been relatively flat, the Bridgeport area is growing. The population in Jefferson County has been on the rise in recent years, increasing from 42,190 in 2000 to 53,498 in 2010. During this period, Charles Town has seen an increase in population of 80.9% to 5,259 in 2010. Berkeley County’s population has grown from 75,905 in 2000 to 104,169 in 2010, making it the second-most populous county in West Virginia. Martinsburg’s population has increased 15.1% since 2000 to 17,227 in 2010. Monongalia County’s population has increased from 81,866 in 2000 to 96,189 in 2010, an increase of 17.5%. Morgantown’s population in 2010 was 29,660, an increase of 2,851 or 10.6% since 2000. Kanawha County’s population decreased slightly from 200,073 in 2000 to 193,063 in 2010, a decrease of 3.5%. Charleston’s population in 2010 was 51,400, a decrease of 2,021 or 3.93% since 2000. Based upon this data, the company’s offices are in some of the most desirable locations in the state of West Virginia. The current economic climate in West Virginia, and, in particular, in the six counties in which the Company and the Bank focuses possess better economic climates than the general national climate. Unemployment in the United States was 5.4% and 6.5% in December 2014 and 2013, respectively. The unemployment levels in the six West Virginia counties where MVB operates in were as follows for the periods indicated: December 2014 December 2013 Berkeley County 4.9% 4.7% Harrison County 4.3% 4.5% Jefferson County 3.7% 4.1% Marion County 4.6% 4.8% Monongalia County 3.1% 3.4% Kanawha County 4.9% 5.0% The numbers from all six counties continue to be significantly better than the national numbers. The Company and the Bank

9 nonperforming loan information supports the fact that the West Virginia economy has not suffered as much as that of the nation as a whole. Nonperforming loans to total loans were 1.16% in December of 2014 versus 0.14% in December of 2013 and charge offs to total loans were 0.16% and 0.25% for each period respectively. The Company and the Bank continue to closely monitor economic and delinquency trends. The Company originates various types of loans, including commercial and commercial real estate loans, residential real estate loans, home equity lines of credit, real estate construction loans, and consumer loans (loans to individuals). In general, the Company retains most of its originated loans (exclusive of certain long-term, fixed rate residential mortgages that are sold.) However, loans originated in excess of the Bank’s legal lending limit are participated to other banking institutions and the servicing of those loans is retained by the bank. The Company has no loans to foreign entities. The Company’s lending market area is primarily concentrated in the Marion, Harrison, Berkeley, Jefferson, Kanawha and Monongalia Counties of West Virginia, as well as the northern Virginia area for mortgage and commercial lending. Commercial Loans At December 31, 2014, the Bank had outstanding approximately $560.8 million in commercial loans, including commercial, commercial real estate, financial and agricultural loans. These loans represented approximately 70.3% of the total aggregate loan portfolio as of that date. Lending Practices. Commercial lending entails significant additional risks as compared with consumer lending (i.e., single-family residential mortgage lending, and installment lending). In addition, the payment experience on commercial loans typically depends on adequate cash flow of a business and thus may be subject, to a greater extent, to adverse conditions in the general economy or in a specific industry. Loan terms include amortization schedules commensurate with the purpose of each loan, the source of repayment and the risk involved. The primary analysis technique used in determining whether to grant a commercial loan is the review of a schedule of estimated cash flows to evaluate whether anticipated future cash flows will be adequate to service both interest and principal due. In addition, the Bank reviews collateral to determine its value in relation to the loan in the event of a foreclosure. The Bank evaluates all new commercial loans, as well as customers that have total outstanding loans that aggregate more than $1,000. If deterioration in credit worthiness has occurred, the Bank takes effective and prompt action designed to assure repayment of the loan. Upon detection of the reduced ability of a borrower to meet original cash flow obligations, the loan is considered a classified loan and reviewed for possible downgrading or placement on non-accrual status. Consumer Loans At December 31, 2014, the Bank had outstanding consumer loans in an aggregate amount of approximately $17.1 million or approximately 2.1% of the aggregate total loan portfolio. Lending Practices. Consumer loans generally involve more risk as to collectability than mortgage loans because of the type and nature of the collateral and, in certain instances, the absence of collateral. As a result, consumer lending collections are dependent upon the borrower’s continued financial stability, and thus are more likely to be adversely affected by employment loss, personal bankruptcy, or adverse economic conditions. Credit approval for consumer loans requires demonstration of sufficiency of income to repay principal and interest due, stability of employment, a positive credit record and sufficient collateral for secured loans. It is the policy of the Bank to review its consumer loan portfolio monthly and to charge off loans that do not meet its standards and to adhere strictly to all laws and regulations governing consumer lending.

10 Real Estate Loans At December 31, 2014, the Bank had approximately $220.4 million of residential real estate loans, home equity lines of credit, and construction mortgages outstanding, representing 27.6% of total loans outstanding. Lending Practices. The Bank generally requires that the residential real estate loan amount be no more than 80% of the purchase price or the appraised value of the real estate securing the loan, unless the borrower obtains private mortgage insurance for the percentage exceeding 80%. Occasionally, the Bank may lend up to 100% of the appraised value of the real estate. Loans made in this lending category are generally one to ten year adjustable rate, fully amortizing to maturity mortgages. MVB Bank also originates fixed rate real estate loans and generally sells these loans in the secondary market. Most real estate loans are secured by first mortgages with evidence of title in favor of The Bank in the form of an attorney’s opinion of the title or a title insurance policy. MVB Bank also requires proof of hazard insurance with the Bank named as the mortgagee and as the loss payee. Full appraisals are obtained from licensed appraisers for the majority of loans secured by real estate. Home Equity Loans. Home equity lines of credit are generally made as second mortgages by MVB Bank. The maximum amount of a home equity line of credit is generally limited to 80% of the appraised value of the property less the balance of the first mortgage. The Bank will lend up to 100% of the appraised value of the property at higher interest rates which are considered compatible with the additional risk assumed in these types of loans. The home equity lines of credit are written with 10 year terms, but are subject to review upon request for renewal. Construction Loans. Construction financing is generally considered to involve a higher degree of risk of loss than long-term financing on improved, occupied real estate. Risk of loss on a construction loan is dependent largely upon the accuracy of the initial estimate of the property’s value at completion of construction and the estimated cost (including interest) of construction. If the estimate of construction cost proves to be inaccurate, MVB may advance funds beyond the amount originally committed to permit completion of the project. Competition The Company experiences significant competition in attracting depositors and borrowers. Competition in lending activities comes principally from other commercial banks, savings associations, insurance companies, governmental agencies, credit unions, brokerage firms and pension funds. The primary factors in competing for loans are interest rate and overall lending services. Competition for deposits comes from other commercial banks, savings associations, money market funds and credit unions as well as from insurance companies and brokerage firms. The primary factors in competing for deposits are interest rates paid on deposits, account liquidity, convenience of office location and overall financial condition. The Company believes that its community approach provides flexibility, which enables the bank to offer an array of banking products and services. The Company primarily focuses on the Marion, Harrison, Jefferson, Berkeley, Monongalia and Kanawha County markets in West Virginia and the northern Virginia area for its products and services. Management believes it has developed a niche and a level of expertise in serving this area. The Company operates under a “needs-based” selling approach that management believes has proven successful in serving the financial needs of most customers. It is not the Company’s strategy to compete solely on the basis of interest rates. Management believes that a focus on customer relationships and service will promote our customers’ continued use of our financial products and services and will lead to enhanced revenue opportunities.

11 Supervision and Regulation The following is a summary of certain statutes and regulations affecting the Company and its subsidiaries and is qualified in its entirety by reference to such statutes and regulations: Financial Holding Company Regulation – MVB Financial Corp. is a financial holding company under the Bank Holding Company Act of 1956, as amended, or BHCA, and is subject to the reporting requirements of, and examination and regulation by, the Federal Reserve Board. In general, the BHCA limits the business of bank holding companies to banking, managing or controlling banks and other activities that the Federal Reserve Board has determined to be so closely related to banking as to be a proper incident thereto. Under the BHCA, bank holding companies that qualify and elect to be financial holding companies, such as MVB Financial Corp., may engage in any activity, or acquire and retain the shares of a company engaged in any activity, that is either(i)financial in nature or incidental to such financial activity (as determined by the Federal Reserve Board in consultation with the Office of the Comptroller of the Currency) or (ii) complementary to a financial activity and does not pose a substantial risk to the safety and soundness of depository institutions or the financial system generally (as solely determined by the Federal Reserve Board). MVB Financial Corp.’s subsidiary bank, MVB Bank, Inc., is subject to restrictions imposed by the Federal Reserve Act on transactions with affiliates. The Company and its subsidiaries are prohibited from engaging in certain tying arrangements in connection with extensions of credit and/or the provision of other property or services to a customer by MVB Financial Corp. or its subsidiaries. On July 30, 2002, the Senate and the House of Representatives of the United States (Congress) enacted the Sarbanes-Oxley Act of 2002, a law that addresses, among other issues, corporate governance, auditing and accounting, executive compensation, and enhanced and timely disclosure of corporate information. The New York Stock Exchange proposed corporate governance rules that were enacted by the Securities and Exchange Commission. The changes are intended to allow stockholders to more easily and efficiently monitor the performance of companies and directors and should not significantly impact the Company. Effective August 29, 2002, as directed by Section 302(a) of Sarbanes-Oxley, MVB Financial Corp.’s chief executive officer and chief financial officer are each required to certify that the company’s Quarterly and Annual Reports do not contain any untrue statement of a material fact. The rules have several requirements, including having these officers certify that: they are responsible for establishing, maintaining and regularly evaluating the effectiveness of MVB Financial Corp.’s internal controls; they have made certain disclosures to the Company’s auditors and the audit committee of the Board of Directors about the company’s internal controls; and they have included information in MVB Financial Corp.’s Quarterly and Annual Reports about their evaluation and whether there have been significant changes in the Company’s internal controls or in other factors that could significantly affect internal controls subsequent to the evaluation. The Gramm-Leach-Bliley Act (also known as the Financial Services Modernization Act of 1999) permits bank holding companies to become financial holding companies. This allows them to affiliate with securities firms and insurance companies and to engage in other activities that are financial in nature. A bank holding company may become a financial holding company if each of its subsidiary banks is well capitalized, is well managed and has at least a satisfactory rating under the Community Reinvestment Act. No regulatory approval will be required for a financial holding company to acquire a company, other than a bank or savings association, engaged in activities that are financial in nature or incidental to activities that are financial in nature, as determined by the Federal Reserve Board. The Financial Services Modernization Act defines “financial in nature” to include: securities underwriting, dealing and market making; sponsoring mutual funds and investment companies; insurance underwriting and agency; merchant banking activities; and activities that the Federal Reserve Board has determined to be closely related to banking. A bank also may engage, subject to limitations on investment, in activities that are financial in nature, other than insurance underwriting, insurance company portfolio investment, real estate development and real estate investment, through a financial subsidiary of the bank, if the bank is well capitalized, well managed and has at least a satisfactory Community Reinvestment Act rating. Banking Subsidiary Regulation. MVB Bank, Inc. was chartered as a state bank and is regulated by the West Virginia Division of Financial Institutions and the Federal Deposit Insurance Corporation. The Bank provides FDIC insurance on its deposits and is a member of the Federal Home Loan Bank of Pittsburgh (“FHLB”).

12 International Money Laundering Abatement and Anti-Terrorist Financing Act of 2001 (USA Patriot Act) The International Money Laundering Abatement and Anti-Terrorist Financing Act of 2001 (the “Patriot Act”) was adopted in response to the September 11, 2001 terrorist attacks. The Patriot Act provides law enforcement with greater powers to investigate terrorism and prevent future terrorist acts. Among the broad-reaching provisions contained in the Patriot Act are several designed to deter terrorists’ ability to launder money in the United States and provide law enforcement with additional powers to investigate how terrorists and terrorist organizations are financed. The Patriot Act creates additional requirements for banks, which were already subject to similar regulations. The Patriot Act authorizes the Secretary of the Treasury to require financial institutions to take certain “special measures” when the Secretary suspects that certain transactions or accounts are related to money laundering. These special measures may be ordered when the Secretary suspects that a jurisdiction outside of the United States, a financial institution operating outside of the United States, a class of transactions involving a jurisdiction outside of the United States or certain types of accounts are of “primary money laundering concern.” The special measures include the following: (a) require financial institutions to keep records and report on the transactions or accounts at issue; (b) require financial institutions to obtain and retain information related to the beneficial ownership of any account opened or maintained by foreign persons; (c)require financial institutions to identify each customer who is permitted to use a payable-through or correspondent account and obtain certain information from each customer permitted to use the account; and (d) prohibit or impose conditions on the opening or maintaining of correspondent or payable-through accounts. Federal Deposit Insurance Corporation The FDIC insures the deposits of the Bank which is subject to the applicable provisions of the Federal Deposit Insurance Act. The FDIC may terminate a bank’s deposit insurance upon finding that the institution has engaged in unsafe or unsound practices, is in an unsafe or unsound condition to continue operations, or has violated any applicable law, regulation, rule, order or condition enacted or imposed by the bank’s regulatory agency. Federal Home Loan Bank The FHLB provides credit to its members in the form of advances. As a member of the FHLB of Pittsburgh, the Bank must maintain an investment in the capital stock of that FHLB in an amount equal to 0.35% of the calculated Member Asset Value (MAV) plus 4.60% of outstanding advances. The MAV is determined by taking line item values for various investment and loan classes and applying an FHLB haircut to each item. Capital Requirements Federal Reserve Board. The Federal Reserve Board has adopted risk-based capital guidelines for bank holding companies. The risk-based capital guidelines include both a definition of capital and a framework for calculating risk-weighted assets by assigning assets and off-balance sheet items to broad risk categories. For further discussion regarding the Bank’s risk-based capital requirements, see Note 14 of the Notes to the Consolidated Financial Statements included in Item 8 of this Form 10-K. West Virginia Division of Financial Institutions. State banks, such as MVB Bank, Inc. are subject to similar capital requirements adopted by the West Virginia Division of Financial Institutions.

13 Limits on Dividends The Company’s ability to obtain funds for the payment of dividends and for other cash requirements largely depends on the amount of dividends the Company declares. However, the Federal Reserve Board expects MVB Financial Corp. to serve as a source of strength to the Bank. The Federal Reserve Board may require the Company to retain capital for further investment in the Bank, rather than pay dividends to its shareholders. MVB Bank, Inc. may not pay dividends to MVB if, after paying those dividends, the Bank would fail to meet the required minimum levels under the risk-based capital guidelines and the minimum leverage ratio requirements. The Bank must have the approval from the West Virginia Division of Financial Institutions if a dividend in any year would cause the total dividends for that year to exceed the sum of the current year’s net earnings as defined and the retained earnings for the preceding two years as defined, less required transfers to surplus. These provisions could limit the Company’s ability to pay dividends on its outstanding common shares. Federal and State Consumer Laws MVB Bank, Inc. is subject to regulatory oversight under various consumer protection and fair lending laws. These laws govern, among other things, truth-in-lending disclosure, equal credit opportunity, fair credit reporting and community reinvestment. Failure to abide by federal laws and regulations governing community reinvestment could limit the ability of a bank to open a new branch or engage in a merger transaction. Community reinvestment regulations evaluate how well and to what extent a bank lends and invests in its designated service area, with particular emphasis on low-to-moderate income communities and borrowers in such areas. Monetary Policy and Economic Conditions The business of financial institutions is affected not only by general economic conditions, but also by the policies of various governmental regulatory agencies, including the Federal Reserve Board. The Federal Reserve Board regulates money and credit conditions and interest rates to influence general economic conditions primarily through open market operations in U.S. government securities, changes in the discount rate on bank borrowings and changes in the reserve requirements against depository institutions’ deposits. These policies and regulations significantly affect the overall growth and distribution of loans, investments and deposits, and the interest rates charged on loans, as well as the interest rates paid on deposit accounts. The monetary policies of the Federal Reserve Board have had a significant effect on the operating results of financial institutions in the past and are expected to continue to have significant effects in the future. In view of the changing conditions in the economy and the money markets and the activities of monetary and fiscal authorities, the Company cannot predict future changes in interest rates, credit availability or deposit levels. Effect of Environmental Regulation The Company’s primary exposure to environmental risk is through its lending activities. In cases when management believes environmental risk potentially exists, the Company mitigates its environmental risk exposures by requiring environmental site assessments at the time of loan origination to confirm collateral quality as to commercial real estate parcels posing higher than normal potential for environmental impact, as determined by reference to present and past uses of the subject property and adjacent sites. Environmental assessments are typically required prior to any foreclosure activity involving non-residential real estate collateral. With regard to residential real estate lending, management reviews those loans with inherent environmental risk on an individual basis and makes decisions based on the dollar amount of the loan and the materiality of the specific credit. The Company anticipates no material effect on anticipated capital expenditures, earnings or competitive position as a result of compliance with federal, state or local environmental protection laws or regulations.

14 ITEM 1A. RISK FACTORS No response required. ITEM 1B. UNRESOLVED STAFF COMMENTS No response required. ITEM 2.PROPERTIES The Company, through its Bank subsidiary, owns its main office located at 301 Virginia Avenue in Fairmont, West Virginia, along with its offices at 1000 Johnson Avenue in Bridgeport, West Virginia; 88 Somerset Boulevard in Charles Town, West Virginia; 651 Foxcroft Avenue in Martinsburg, West Virginia; 10 Sterling Drive in Morgantown, West Virginia; 100 NASA Boulevard in Fairmont, West Virginia; and 400 Washington Street East in Charleston, West Virginia The Company, through its Bank subsidiary, leases its office at 9789 Mall Loop inside the Shop N Save supermarket in White Hall, West Virginia;, the 2400 Cranberry Square office in Morgantown, West Virginia; the 406 West Main Street office in Clarksburg, West Virginia; the operations center space in Bridgeport, West Virginia; and the 231 Aikens Center office in Martinsburg, West Virginia. The Company, through its MVB Insurance subsidiary, leases the 300 Wharton Circle office space in Triadelphia, West Virginia; and the 48 Donley Street office space in Morgantown, West Virginia. The Company also leases additional space at 48 Donley Street in Morgantown, West Virginia. Office space is also leased at the following locations by the Company’s MVB Mortgage subsidiary: 4035 Ridgetop Road in Fairfax, Virginia;, 20130 Lakeview Center Plaza in Ashburn, Virginia;, 11325 Random Hills Road in Fairfax, Virginia; 1311-A Dolley Madison Boulevard in McLean, Virginia; 1206 Laskin Road in Virginia Beach, Virginia;, 1400 K Street NW in Washington, District of Columbia; 824 Meeting Street in West Columbia, South Carolina; 2508 Raeford Road in Fayetteville, North Carolina; 706 Green Valley Road in Greensboro, North Carolina; 4020 Wake Forest Road in Raleigh, North Carolina; 2011-1 Elk Road SW in Supply, North Carolina; and 1838 Sir Tyler Drive in Wilmington, North Carolina. Additional information concerning the property and equipment owned or leased by the Company and its subsidiaries is incorporated herein by reference from “Note 4, Premises and Equipment” and “Note 16, Leases” of the Notes to the Financial Statements included in Item 8 of this Form 10-K. ITEM 3. LEGAL PROCEEDINGS From time to time in the ordinary course of business, the Company and its subsidiaries are subject to claims, asserted or unasserted, or named as a party to lawsuits or investigations. Litigation, in general, and intellectual property and securities litigation in particular, can be expensive and disruptive to normal business operations. Moreover, the results of legal proceedings cannot be predicted with any certainty and in the case of more complex legal proceedings, the results are difficult to predict at all. The Company is not aware of any asserted or unasserted legal proceedings or claims that the Company believes would have a material adverse effect on the Company’s financial condition or results of the Company’s operations. ITEM 4. MINE SAFETY DISCLOSURES No response required.

15 PART II ITEM 5. MARKET FOR REGISTRANT’S COMMON EQUITY, RELATED STOCKHOLDER MATTERS AND ISSUERS PURCHASES OF EQUITY SECURITIES MVB Financial Corp.’s common shares are not traded on any national exchange. The table presented below sets forth the estimated market value for the indicated periods based upon sales known to management with respect to the Company’s common shares. The information set forth in the table is based on knowledge of certain arms-length transactions in the stock. In addition, dividends are subject to the restrictions described in Note 15 to the financial statements. Quarterly Market and Dividend Information: 2014 2013 Estimated Market Value Per Share Dividend Estimated Market Value Per Share Dividend Fourth Quarter $ 14.99 $ 0.04 $ 16.60 $ 0.04 Third Quarter 15.70 - 19.25 - Second Quarter 16.00 0.04 14.13 0.035 First Quarter 16.50 - 12.25 - MVB Financial Corp. had 1,197 stockholders of record at December 31, 2014. The Company began paying an annual dividend of $.05 per share beginning in December 2008 through December 2011. Beginning in 2012, the Company began paying a semi-annual dividend of $.04 per share in June and December. In 2013 and 2014, MVB Financial Corp. paid a semi-annual dividend of $.04 per share in June and $.04 per share in December. No dividends were paid prior to 2008. Equity Compensation Plan Information Plan Category Number of securities to be issued upon exercise of outstanding options (a) Weighted-average exercise price of outstanding options (b) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c) Equity compensation plans approved by security holders 543,870 $ 9.60 887,895 Equity compensation plans not approved by security holders n/a n/a n/a Total 543,870 $ 9.60 887,895 During 2014, 6,400 stock options under the Company’s equity compensation plan were exercised.

16 ITEM 6. SELECTED FINANCIAL DATA No response required. ITEM 7. MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS Forward-looking Statements: Statements in this Annual Report on Form 10-K that are based on other than historical data are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements provide current expectations or forecasts of future events and include, among others: • statements with respect to the beliefs, plans, objectives, goals, guidelines, expectations, anticipations, and future financial condition, results of operations and performance of MVB Financial Corp. (the “Company”) and its subsidiaries (collectively “we,” “our,” or “us), including MVB Bank, Inc. (the “Bank”); • statements preceded by, followed by or that include the words “may,” “could,” “should,” “would,” “believe,” “anticipate,” “estimate,” “expect,” “intend,” “plan,” “projects,” or similar expressions. These forward-looking statements are not guarantees of future performance, nor should they be relied upon as representing the Company’s or the Bank management’s views as of any subsequent date. Forward-looking statements involve significant risks and uncertainties and actual results may differ materially from those presented, either expressed or implied, including, but not limited to, those presented in this Management’s Discussion and Analysis section. Factors that might cause such differences include, but are not limited to: • the ability of the Company, the Bank, MVB Mortgage, and MVB Insurance to successfully execute business plans, manage risks, and achieve objectives; • changes in local, national and international political and economic conditions, including without limitation the political and economic effects of the recent economic crisis, delay of recovery from that crisis, economic conditions and fiscal imbalances in the United States and other countries, potential or actual downgrades in rating of sovereign debt issued by the United States and other countries, and other major developments, including wars, military actions, and terrorist attacks; • changes in financial market conditions, either internationally, nationally or locally in areas in which the Company, the Bank, MVB Mortgage, and MVB Insurance conduct operations, including without limitation, reduced rates of business formation and growth, commercial and residential real estate development and real estate prices; • fluctuations in markets for equity, fixed-income, commercial paper and other securities, including availability, market liquidity levels, and pricing; changes in interest rates, the quality and composition of the loan and securities portfolios, demand for loan products, deposit flows and competition; • the ability of the Company, the Bank, MVB Mortgage, and MVB Insurance to successfully conduct acquisitions and integrate acquired businesses; • potential difficulties in expanding the businesses of the Company, the Bank, MVB Mortgage, and MVB Insurance in existing and new markets; • increases in the levels of losses, customer bankruptcies, bank failures, claims, and assessments; • changes in fiscal, monetary, regulatory, trade and tax policies and laws, and regulatory assessments and fees, including policies of the U.S. Department of Treasury, the Board of Governors of the Federal Reserve Board System, and the FDIC; • the impact of executive compensation rules under the Dodd-Frank Act and banking regulations which may impact the ability of the Company, the Bank, MVB Mortgage, MVB Insurance, and other American financial institutions to retain and recruit executives and other personnel necessary for their businesses and competitiveness; • the impact of the Dodd-Frank Act and of new international standards known as Basel III, and rules and regulations thereunder, many of which have not yet been promulgated, on our required regulatory capital and liquidity levels, governmental assessments on us, the scope of business activities in which we may engage, the manner in which the Company, the Bank, MVB Mortgage, and MVB Insurance engage in such activities, the fees that the Bank, MVB Mortgage, and MVB Insurance may charge for certain products and services, and other matters affected by the Dodd-Frank Act and these international standards; • continuing consolidation in the financial services industry; new legal claims against the Company, the Bank, MVB Mortgage, and MVB Insurance, including litigation, arbitration and proceedings brought by governmental or self-regulatory agencies, or changes in existing legal matters;

17 • success in gaining regulatory approvals, when required, including for proposed mergers or acquisitions; • changes in consumer spending and savings habits; • increased competitive challenges and expanding product and pricing pressures among financial institutions; • inflation and deflation; • technological changes and the implementation of new technologies by the Company, the Bank, MVB Mortgage, and MVB Insurance; • the ability of the Company, the Bank, MVB Mortgage, and MVB Insurance to develop and maintain secure and reliable information technology systems; • legislation or regulatory changes which adversely affect the operations or business of the Company, the Bank, MVB Mortgage, or MVB Insurance; • the ability of the Company, the Bank, MVB Mortgage, and MVB Insurance to comply with applicable laws and regulations; changes in accounting policies or procedures as may be required by the Financial Accounting Standards Board or regulatory agencies; and, • costs of deposit insurance and changes with respect to FDIC insurance coverage levels. Except to the extent required by law, the Company specifically disclaims any obligation to update any factors or to publicly announce the result of revisions to any of the forward-looking statements included herein to reflect future events or developments. In Management’s Discussion and Analysis we review and explain the general financial condition and the results of operations for MVB Financial Corp. and its subsidiaries. We have designed this discussion to assist you in understanding the significant changes in the Company’s financial condition and results of operations. We have used accounting principles generally accepted in the United States to prepare the accompanying consolidated financial statements. We engaged Dixon Hughes Goodman, LLP. to audit the consolidated financial statements and their independent audit report is included herein. Introduction The following discussion and analysis of the Consolidated Financial Statements is presented to provide insight into management’s assessment of the financial results and operations of the Company. You should read this discussion and analysis in conjunction with the audited Consolidated Financial Statements and footnotes and the ratios and statistics contained elsewhere in this Form 10-K. Application of Critical Accounting Policies The Company’s consolidated financial statements are prepared in accordance with U. S. generally accepted accounting principles and follow general practices within the banking industry. Application of these principles requires management to make estimates, assumptions, and judgments that affect the amounts reported in the financial statements; accordingly, as this information changes, the financial statements could reflect different estimates, assumptions, and judgments. Certain policies inherently have a greater reliance on the use of estimates, assumptions and judgments and as such have a greater possibility of producing results that could be materially different than originally reported. Estimates, assumptions, and judgments are necessary when assets and liabilities are required to be recorded at fair value, when a decline in the value of an asset not carried on the financial statements at fair value warrants an impairment write-down or valuation reserve to be established, or when an asset or liability needs to be recorded contingent upon a future event. Carrying assets and liabilities at fair value inherently results in more financial statement volatility. The fair values and the information used to record valuation adjustments for certain assets and liabilities are based either on quoted market prices or are provided by other third-party sources, when available. When third-party information is not available, valuation adjustments are estimated in good faith by management primarily through the use of internal forecasting techniques. The most significant accounting policies followed by the Company are presented in Note 1 to the consolidated financial statements. These policies, along with the disclosures presented in the other financial statement notes and in management’s discussion and analysis of operations, provide information on how significant assets and liabilities are valued in the financial statements and how those values are determined. Based on the valuation techniques used and the sensitivity of financial statement amounts to the methods, assumptions, and estimates underlying those amounts, management has identified the determination of the allowance for loan losses to be the accounting area that requires the most subjective or complex judgments, and as such could be most subject to revision as new information becomes available.

18 Allowance for Loan Losses The allowance for loan losses represents management’s estimate of probable credit losses inherent in the loan portfolio. Determining the amount of the allowance for loan losses is considered a critical accounting estimate because it requires significant judgment and the use of estimates related to the amount and timing of losses inherent in classifications of homogeneous loans based on the Bank’s historical loss experience and consideration of current economic trends and conditions, all of which may be susceptible to significant change. Non-homogeneous loans are specifically evaluated due to the increased risks inherent in those loans. The loan portfolio also represents the largest asset type in the consolidated balance sheet. Note 1 to the consolidated financial statements describes the methodology used to determine the allowance for loan losses and a discussion of the factors driving changes in the amount of the allowance for loan losses is included in the Allowance for Loan Losses section of this financial review. Investment Securities Investment securities at the time of purchase are classified as one of the following: Held-to-Maturity Securities Includes securities that the Company has the positive intent and ability to hold to maturity. These securities are reported at amortized cost. The Company had $54.5 million and $56.7 million as of December 31, 2014 and 2013. Available-for-Sale Securities Includes debt and equity securities not classified as held-to-maturity that will be held for indefinite periods of time. These securities may be sold in response to changes in market interest or prepayment rates, needs for liquidity and changes in the availability of and yield of alternative investments. Such securities are reported at fair value, with unrealized holding gains and losses excluded from earnings and reported as a separate component of stockholders’ equity, net of estimated income tax effect. The amortized cost of investment in debt securities is adjusted for amortization of premiums and accretion of discounts, computed by a method that results in a level yield. Gains and losses on the sale of investment securities are computed on the basis of specific identification of the adjusted cost of each security. Securities are periodically reviewed for other-than-temporary impairment. For debt securities, management considers whether the present value of future cash flows expected to be collected are less than the security’s amortized cost basis (the difference defined as the credit loss), the magnitude and duration of the decline, the reasons underlying the decline and the Company’s intent to sell the security or whether it is more likely than not that the Company would be required to sell the security before its anticipated recovery in market value, to determine whether the loss in value is other than temporary. Once a decline in value is determined to be other than temporary, if the Company does not intend to sell the security, and it is more-likely-than-not that it will not be required to sell the security, before recovery of the security’s amortized cost basis, the charge to earnings is limited to the amount of credit loss. Any remaining difference between fair value and amortized cost (the difference defined as the non-credit portion) is recognized in other comprehensive income, net of applicable taxes. For equity securities where the fair value has been significantly below cost for one year, the Company’s policy is to recognize an impairment loss unless sufficient evidence is available that the decline is not other than temporary and a recovery period can be predicted. A decline in value that is considered to be other-than-temporary is recorded as a loss within non-interest income in the consolidated statement of income. Common stock of the Federal Home Loan Bank represents ownership in an institution which is wholly owned by other financial institutions. These equity securities are accounted for at cost and are classified as other assets. See Note 2 to the consolidated financial statements for the Company’s policy regarding the other than temporary impairment of investment securities.

19 Goodwill and Other Intangible Assets As discussed in Note 1 of the consolidated financial statements, the Company must assess goodwill and other intangible assets each year for impairment. This assessment involves estimating the fair value of the Company’s reporting units. If the fair value of the reporting unit is less than its carrying value including goodwill, we would be required to take a charge against earnings to write down the assets to the lower value. Deferred Tax Assets We use an estimate of future earnings to support our position that the benefit of our deferred tax assets will be realized. If future income should prove non-existent or less than the amount of the deferred tax assets within the tax years to which they may be applied, the asset may not be realized and our net income will be reduced. Management also evaluates deferred tax assets to determine if it is more likely than not that the deferred tax benefit will be utilized in future periods. If not, a valuation allowance is recorded. Our deferred tax assets are described further in Note 8 of the consolidated financial statements. Recent Accounting Pronouncements and Developments In January 2014, the Financial Accounting Standards Board (“FASB”) issued Accounting Standard Update (“ASU”) No. 2014-04, “Reclassification of Residential Real Estate Collateralized Consumer Mortgage Loans upon Foreclosure.” The objective of this guidance is to clarify when an in substance repossession or foreclosure occurs, that is, when a creditor should be considered to have received physical possession of residential real estate property collateralizing a consumer mortgage loan such that the loan receivable should be derecognized and the real estate property recognized. ASU No. 2014-04 states that an in substance repossession or foreclosure occurs, and a creditor is considered to have received physical possession of residential real estate property collateralizing a consumer mortgage loan, upon either (1) the creditor obtaining legal title to the residential real estate property upon completion of a foreclosure or (2) the borrower conveying all interest in the residential real estate property to the creditor to satisfy that loan through completion of a deed in lieu of foreclosure or through a similar legal agreement. Additionally, ASU No. 2014-04 requires interim and annual disclosure of both (1) the amount of foreclosed residential real estate property held by the creditor and (2) the recorded investment in consumer mortgage loans collateralized by residential real estate property that are in the process of foreclosure according to local requirements of the applicable jurisdiction. ASU No. 2014-04 is effective for interim and annual reporting periods beginning after December 15, 2014. The adoption of ASU No. 2014-04 is not expected to have a material impact on MVB Financials Corp’s Consolidated Financial Statements. In May 2014, the FASB issued ASU 2014-09, “Revenue from Contracts with Customers,” which will supersede nearly all existing revenue recognition guidance under U.S. GAAP. The core principal of this ASU is that an entity should recognize revenue when it transfers promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. This ASU also requires additional disclosure about the nature, amount, timing and uncertainty of revenue and cash flows arising from customer contracts, including significant judgments and changes in judgments and assets recognized from costs incurred to obtain or fulfill a contract. This ASU will be effective for us in our first quarter of 2018. Early adoption is not permitted. The ASU allows for either full retrospective or modified retrospective adoption. We are evaluating the transition method that will be elected and the potential effects of the adoption of this ASU on our financial statements. In June 2014, the FASB issued ASU 2014-12 – Compensation – Stock Compensation (Topic 718): “Accounting for share-based payments when the terms of an award provide that a performance target could be achieved after the requisite service period,” an update to the accounting standards related to stock compensation and accounting for share-based payments when the terms of an award provide that a performance target could be achieved after the requisite service period. The amendments clarify the proper method of accounting for share-based payments when the terms of an award provide that a performance target could as a performance condition. The performance target should not be reflected in estimating the grant-date fair value of the award. Compensation cost should be recognized be achieved after the requisite service period. This update requires that a performance target that affects vesting and that could be achieved after the requisite service period be treated in the period in which it becomes probable that the performance target will be achieved and should represent the compensation cost attributable to the period(s) for which the requisite service has already been rendered. The amendments in this update are effective for annual periods and interim periods within those annual periods beginning after December 15, 2015. Earlier adoption is permitted. Management is currently evaluating the impact of adoption on the consolidated financial statements, but does not believe that adoption will have a material impact.

20 In August 2014, the FASB issued ASU No. 2014-14 – Receivables – Troubled Debt Restructurings by Creditors (Subtopic 310- 40): “Classification of Certain Government-Guaranteed Mortgage Loans upon Foreclosure,” to address the diversity in practice regarding the classification and measurement of foreclosed loans which were part of a government-sponsored loan guarantee program (e.g. HUD, FHA, VA). The ASU outlines certain criteria that, if met, the loan (residential or commercial) should be derecognized and a separate other receivable should be recorded upon foreclosure at the amount of the loan balance (principal and interest) expected to be recovered from the guarantor. This ASU will be effective for annual reporting periods beginning after December 15, 2014, including interim periods within that reporting period. Early adoption is permitted, provided the entity has adopted ASU 2014-04. The ASU should be adopted either prospectively or on a modified retrospective basis. Management is currently evaluating the impact of adoption on the consolidated financial statements, but does not believe that adoption will have a material impact. In August 2014, the FASB issued ASU No. 2014-15 - Presentation of Financial Statements – Going Concern (Subtopic 205- 40): “Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern,” to reduce diversity in the timing and content of going concern disclosures. This ASU clarifies management’s responsibility to evaluate and provide related disclosures if there are any conditions or events, as a whole, that raise substantial doubt about the entity’s ability to continue as a going concern for one year after the date the financial statements are issued (or, if applicable, available to be issued). The amendments in this ASU are effective for the annual period ending after December 15, 2016, and for annual and interim periods thereafter. Early application is permitted. Management is currently evaluating the impact of adoption on the consolidated financial statements, but does not believe that adoption will have a material impact. Summary Financial Results The Company earned $2.1 million in 2014 compared to $4.0 million in 2013, a decrease of $1.9 million. The earnings equated to a 2014 return on average assets of .20% and a return on average equity of 2.01%, compared to prior year results of .51% and 5.11%, respectively. Basic earnings per share were $0.22 in 2014 compared to $0.59 in 2013. Diluted earnings per share were $0.22 in 2014 compared to $0.57 in 2013. Net interest income increased $6.9 million, noninterest income decreased $2.5 million and noninterest expenses increased by $7.1 million. The Bank’s yield on earning assets in 2014 was 3.85% compared to 3.77% in 2013. Despite extensive competition, total loans increased to $798.3 million at December 31, 2014, from $622.3 million at December 31, 2013. The Bank’s ability to originate quality loans is supported by a minimal delinquency rate. Deposits increased $127.4 million to $823.2 million at December 31, 2014, from $695.8 million at December 31, 2013. The Bank offers an uncomplicated product design accompanied by a simple fee structure that is attractive to customers. The overall cost of funds for the bank was 0.93% in 2014 compared to 0.85% in 2013. This cost of funds, combined with the earning asset yield, resulted in a net interest margin of 2.99% in 2014 compared to 2.99% in 2013. Interest Income and Expense Net interest income is the amount by which interest income on earning assets exceeds interest expense incurred on interest-bearing liabilities. Interest-earning assets include loans, investment securities and certificates of deposit in other banks. Interest-bearing liabilities include interest-bearing deposits and borrowed funds such as sweep accounts and repurchase agreements. Net interest income remains the primary source of revenue for the Bank. Net interest income is also impacted by changes in market interest rates, as well as the mix of interest-earning assets and interest-bearing liabilities. Net interest income is also impacted favorably by increases in non-interest bearing demand deposits and equity.

21 Net interest margin is calculated by dividing net interest income by average interest-earning assets and serves as a measurement of the net revenue stream generated by the Bank’s balance sheet. As noted above, the net interest margin was 2.99% in 2014 compared to 2.99% in 2013. The net interest margin continues to face considerable pressure due to competitive pricing of loans and deposits in the Bank’s markets. During 2014, the Federal Reserve did not change rates and in fact committed to keep rates low through mid-2015. Management’s estimate of the impact of future changes in market interest rates is shown in the section captioned “Interest Rate Risk.” Company management continues to analyze methods to deploy assets into an earning asset mix which will result in a stronger net interest margin. Loan growth continues to be strong and management anticipates that loan activity will remain strong in the near term future. During 2014, net interest income increased by $6.9 million or 32.3% to $28.3 million from $21.4 million in 2013. This increase is largely due to the growth in average earning assets, primarily $219.7 million in loans and loans held for sale. Average total earning assets were $946.5 million in 2014 compared to $715.0 million in 2013. Average total loans and loans held for sale grew to $779.8 million in 2014 from $560.1 million in 2013. Primarily as a result of this growth, total interest income increased by $9.4 million, or 35.1%, to $36.4 million in 2014 from $27.0 million in 2013. Average investment securities increased $5.1 million, mainly the result of a $10.6 million average increase in municipal investments offset by a $5.5 million decrease in available-for-sale investments. The increased yield on the municipal securities of 13 basis points helped to increase the total investment portfolio yield. Average interest-bearing liabilities, mainly deposits, likewise increased in 2014 by $210.2 million. Average interest-bearing deposits grew to $710.4 million in 2014 from $507.7 million in 2013. Total interest expense increased by $2.5 million, caused by a $1.6 million increase in deposit interest and a $1.1 million increase in subordinated debt interest. The result was an 8 basis point increase in interest cost from 2013 to 2014. The Company’s earning assets increased $231.4 million and net interest income increased by $6.9 million. The net interest margin continues to be pressured by increased competition for high quality loan growth and the deposit volume required to fund the growth. The Bank’s yield on earning assets changed during 2014 as follows: The loan portfolio yield decreased by 5 basis points and the investment portfolio yield increased by 13 basis points while funding costs increased by 8 basis points. The cost of interest-bearing liabilities increased to 0.93% in 2014 from 0.85% in 2013. This increase is primarily the result of a 409 basis point increase in the cost of subordinated debt. Further discussion on subordinated debt is included in Note 6 to the consolidated financial statements.

Statistical Financial Information Regarding MVB Financial Corp.

The following tables provide further information about interest income and expense:

Average Balances and Analysis of Net Interest Income:

	2014			2013			2012		
(Dollars in thousands)	Average Balance	Interest Income/ Expense	Yield/ Cost	Average Balance	Interest Income/ Expense	Yield/ Cost	Average Balance	Interest Income/ Expense	Yield/ Cost
Interest-bearing deposits in banks	$20,123	$ 45	0.22 %	$12,530	$ 32	0.26 %	$ 6,695	$ 15	0.22%
CDs with other banks	9,826	178	1.81	9,427	168	1.78	9,565	189	1.98
Investment securities:									
Taxable	86,868	1,272	1.46	92,371	1,348	1.46	91,703	1,457	1.59
Tax-exempt	55,972	1,646	2.94	45,407	1,281	2.82	22,466	679	3.02
Loans and loans held for sale:									
Commercial	489,382	21,344	4.36	317,934	14,681	4.62	255,641	12,511	4.89
Tax exempt	29,682	1,078	3.63	24,863	959	3.86	18.980	809	4.26
Real estate	242,526	10,078	4.16	198,620	7,645	3.85	138,034	5,770	4.18
Consumer	18,228	773	4.24	18,714	846	4.52	14,812	824	5.56
Allowance for loan losses	(6,135)			(4,827)			(3,436)		
Net loans	773,683	33,273	4.30	555,304	24,131	4.35	424,031	19,914	4.70
Total earning assets	946,472	36,414	3.85	715,039	26,960	3.77	554,460	22,254	4.01
Cash and due from banks	15,173			18,402			11,163		
Other assets	75,309			61,854			24,101		
Total assets	$1,036,954			$795,295			$589,724		
Liabilities									
Deposits:									
NOW	$402,273	$3,157	0.78	$291,969	$2,208	0.76	$202,850	$1,832	0.90
Money market checking	38,332	191	.50	23,715	72	0.30	29,683	125	0.42
Savings	37,576	126	0.34	31,039	196	0.63	23,461	137	0.58
IRAs	9,627	113	1.17	9,495	152	1.60	9,771	232	2.37
CDs	222,609	1,976	0.89	151,522	1,349	0.89	136,571	1,540	1.13
Repurchase agreements and federal funds sold	55,731	291	0.52	80,166	567	0.71	67,709	511	0.75
FHLB and other borrowings	80,855	1,087	1.34	63,763	926	1.45	15,468	466	3.01
Subordinated debt	19,011	1,142	6.01	4,124	79	1.92	4,124	87	2.11
Total interest-bearing liabilities	866,014	8,083	0.93	655,793	5,549	0.85	489,637	4,930	1.01
Non-interest bearing demand deposits	60,587			52,002			46,748		
Other liabilities	6,699			8,786			3,315		
Total liabilities	933,300			716,581			539,700		
Stockholders' equity									
Preferred stock	12,471			8,500			8,500		
Common stock	7,958			3,373			2,243		
Paid-in capital	72,308			58,217			32,605		
Treasury stock	(1,084)			(1,084)			(1,083)		
Retained earnings	14,554			11,387			8,401		
Accumulated other comprehensive income	(2,553)			(1,679)			(642)		
Total stockholders' equity	103,654			78,714			50,024		
Total liabilities and stockholders' equity	$1,036,954			$795,295			$589,724		
Net interest spread			2.91			2.91			3.00
Net interest income-margin		$ 28,331	2.99%		$ 21,411	2.99%		$ 17,324	3.12%

(1) Non-accrual loans are included in total loan balances, lowering the effective yield for the portfolio in the aggregate.

22

23 Rate Volume Calculation 2014 vs 2013 (in thousands) Change in Volume Change in Rate Change in both Rate & Volume Total Change Earning Assets Loans Commercial 7,917 (815) (439) 6,663 Tax exempt 186 (56) (11) 119 Real estate 1,598 (1,024) (226) 2,848 Consumer (22) (52) 1 (73) Investment securities Taxable (80) 5 - (75) Tax-exempt 298 54 13 365 Interest-bearing deposits in banks 19 (4) (2) 13 CDs with other banks 7 3 - 10 Total earning assets 9,923 159 (212) 9,870 Interest bearing liabilities NOW 834 83 31 948 Money market checking 44 46 28 118 Savings 41 (92) (19) (70) IRAs 2 (41) (1) (40) CDs 633 (4) (2) 627 Repurchase agreements and federal funds sold (173) (148) 45 (276) FHLB and other borrowings 248 (69) (18) 161 Subordinated debt 285 169 609 1,063 Total interest bearing liabilities 1,914 (56) 673 2,531 Total 8,009 215 (885) 7,339

24 Rate Volume Calculation 2013 vs 2012 (in thousands) Change in Volume Change in Rate Change in both Rate & Volume Total Change Earning Assets Loans Commercial 3,048 (706) (172) 2,170 Tax exempt 251 (77) (24) 150 Real estate 2,532 (745) (208) 1,460 Consumer 217 (154) (41) (22) Investment securities Taxable 11 (119) (1) (109) Tax-exempt 693 (45) (46) 602 Interest-bearing deposits in banks 13 2 2 17 CDs with other banks (3) (18) - (21) Total earning assets 6,762 (1,862) (609) 4,291 Interest bearing liabilities NOW 805 (298) (131) 376 Money market checking (25) (35) 7 (53) Savings 44 11 4 59 IRAs (7) (76) 2 (81) CDs 169 (324) (35) (190) Repurchase agreements and federal funds sold 94 (32) (6) 56 FHLB and other borrowings 1,455 (241) (734) 460 Subordinated debt - (8) - (8) Total interest bearing liabilities 2,535 (1,003) (913) 619 Total 4,327 (859) 304 3,672 Provision for Loan Losses The Company’s provision for loan losses for 2014 and 2013 were approximately $2.6 million and $2.3 million, respectively. Determining the appropriate level of the Allowance for Loan Losses (ALL) requires considerable management judgment. In exercising this judgment, management considers numerous internal and external factors including, but not limited to, portfolio growth, national and local economic conditions, trends in the markets served and guidance from the Bank’s primary regulators. Management seeks to maintain an ALL that is appropriate in the circumstances and that complies with applicable accounting and regulatory standards. Further discussion can be found later in this discussion under ‘Allowance for Loan Losses.”

25 Non-Interest Income Gain on loans held for sale and insurance income generate the core of the Bank’s noninterest income. Also, service charges on deposit accounts continue to be part of the core of the Bank’s noninterest income and include mainly non-sufficient funds and returned check fees, allowable overdraft fees and service charges on commercial accounts. The total of non-interest income for 2014 was $25.9 million versus $28.4 million in 2013. In 2014, gain on loans held for sale declined by $3.1 million due to lower loan production as a result of decreased refinance volume as well as the impact of a refinement in accounting estimate related to interest rate lock commitments. MVB Mortgage sold a 25% share in a mortgage services company joint venture, Lender Services Provider, LLC (“LSP”), during the third quarter of 2013. A gain of $626 was recognized on this one-time event that occurred in 2013. During the ordinary course of business in 2014, the Bank sold several investment securities at a gain of $413. All investments that were sold were classified as available-for-sale. MVB is always looking at ways to improve yield while maintaining a high quality short-term investment portfolio. The Bank recognized income from the retention of servicing on mortgage loans sold of $6 in 2014 versus $826 in 2013. This $820 decrease relates to increased amortization expense and decreased income due to a decrease in new serviced loans in 2014 versus 2013. This was a specifically planned strategy to reduce this area as the mortgage company sells loans on a servicing released basis. The Bank’s mortgage service asset at $1.4 million remains a very insignificant piece of the balance sheet. The Company is continually searching for ways to increase non-interest income. Gains from loans sold in the secondary market continues to be a major area of focus for the Bank and the Company, as well as insurance income. Insurance income increased by $1.8 million during 2014. This significant increase was the result of MVB Insurance becoming a direct subsidiary of the Company on June 1, 2013, at which point the insurance company increased both staffing and the number of insurance products offered and was able to record a full year of revenue in 2014 versus seven months in 2013. Non-Interest Expense Non-interest expense was $49.7 million in 2014 versus $42.6 million in 2013. Approximately 63% and 64% of non-interest expense for 2014 and 2013, respectively, related to personnel costs. Personnel are the lifeblood of every service organization, which is why personnel costs are such a significant part of the expenditure mix. Salaries and benefits increased by $4.1 million in 2014, this increase related to the following: the addition of new bank and mortgage offices, additional staffing related to organic growth and increases for existing staff. Equipment and occupancy expense increased by $1.4 million in 2014. This increase was mainly the result of the opening of multiple new bank and mortgage office locations, the completion of a new facility in Kanawha County, West Virginia and construction of a new facility in the West Virginia High Technology Park in Fairmont, Marion County, West Virginia. Consulting expense increased by $274 in 2014. This increase related mainly to merger and acquisition activity that took place throughout most of 2014. Data processing increased by $448 in 2014. The increase was largely driven by overall growth in terms in personnel and office space company wide and the usage of additional products, services and providers to better serve the client base. FDIC insurance increased from $489 in 2013 to $819 in 2014, the direct result of continued deposit growth.

Income Taxes The Company incurred an income tax benefit of $96 in 2014 and income tax expense of $1.0 million in 2013. The Company’s effective tax rate decreased from 20% in 2013 to negative 5% in 2014. This decrease was largely driven by the increase in tax-free income on loans and securities, which increased by $484 in 2014, and the decline in pre-tax earnings. Return on Assets The Company’s return on average assets was .20% in 2014, compared to .51% in 2013. The decreased return in 2014 is a direct result of a $1.9 million decrease in earnings, while average total assets increased by $241.7 million, mainly the result of a $219.7 million increase in average total gross loans. Return on Equity MVB Financial Corp.’s return on average stockholders’ equity (“ROE”) was 2.01% in 2014, compared to 5.11% in 2013. The decreased return in 2014 is a direct result of a $1.9 million decrease in earnings, while average equity increased by $24.9 million as a result of the completion of a $15.6 million private common stock offering to accredited investors and a $7.8 million preferred stock offering. Overview of the Statement of Condition The balance sheet changed significantly from 2013 to 2014. Loans increased by $176.0 million to $798.3 million at December 31, 2014. Investment securities decreased by $40.3 million, deposits increased by $127.4 million, repurchase agreements decreased by $48.9 million, subordinated debt increased by $29.4 million and stockholders’ equity increased by $15.4 million. Cash and Cash Equivalents Cash and cash equivalents totaled $30.1 million at December 31, 2014, compared to $39.8 million at December 31, 2013. This increase was due to a $15.5 million decrease in balances in the cash and due from bank accounts and a $5.7 million increase in interest bearing balances at year end. Management believes the current balance of cash and cash equivalents adequately serves the Company’s liquidity and performance needs. Total cash and cash equivalents fluctuate on a daily basis due to transactions in process and other liquidity demands. Management believes liquidity needs are satisfied by the current balance of cash and cash equivalents, readily available access to traditional and non-traditional funding sources, and the portions of the investment and loan portfolios that mature within one year. These sources of funds should enable the Company to meet cash obligations as they come due. 26

Investment Securities

Investment securities totaled $122.8 million at December 31, 2014, compared to $163.1 million at December 31, 2013.

The following table sets forth a summary of the investment securities portfolio as of the dates indicated. Available for sale securities are reported at estimated fair value (in thousands):

December 31	2014	2013	2012
Available-for-sale securities			
U.S. Agency securities	$ 37,534	$ 58,822	$ 22,192
U.S. Sponsored Mortgage-backed securities	29,932	46,592	56,376
Equity and other securities	747	997	810
Total investment securities available-for-sale	$ 68,213	$ 106,411	$ 79,378
Held-to-maturity securities			
Municipal securities	$ 54,538	$ 56,670	$ 35, 370

Investment securities are a fairly even mix of available-for-sale and held-to-maturity. Management believes the available-for-sale classification provides flexibility in terms of managing the portfolio for liquidity, yield enhancement and interest rate risk management opportunities. At December 31, 2014, the amortized cost of investment securities totaled $123.4 million, resulting in unrealized gain in the investment portfolio of $657. The Company decreased available-for-sale securities during 2014 in order to take advantage of rate opportunities yielding gains and to free up room for increased loan growth. The entire municipal portfolio is currently classified as held to maturity. The municipal portfolio continues to give the company the ability to pledge and to better the effective tax rate.

The following table shows the maturities for the investment securities portfolio at December 31, 2014 (in thousands):

	Within one year		After one year, but within five		After one five, but within ten		After ten years		Total Investment securities	
	Amortized Cost	Weighted Avg. Yield	Amortized Cost	Weighted Avg. Yield	Amortized Cost	Weighted Avg. Yield	Amortized Cost	Weighted Avg. Yield	Amortized Cost	Fair Value
U.S. Agency securities	$ -	-	$20,186	1.30%	$17,740	1.51 %	$ -	- %	$ 37,926	$ 37,534
U.S. Sponsored Mortgage-backed securities	$ -	-	-	-	5,092	1.52	25,201	1.29	30,293	29,932
Equity and other securities	$ -	-	670	10.00	-	-	-	-	670	747
Municipal securities	$ -	-	2,411	1.85	16,564	2.77	35,563	2.93	54,538	55,871
	$ -	-	$23,267	1.61%	$39,396	2.04%	$60,764	2.25%	$123,427	$124,084

Management monitors the earnings performance and liquidity of the investment portfolio on a regular basis through Asset and Liability Committee ("ALCO") meetings. The ALCO also monitors net interest income and manages interest rate risk for the Company. Through active balance sheet management and analysis of the investment securities portfolio, sufficient liquidity is maintained to satisfy depositor requirements and the various credit needs of its customers. Management believes the risk characteristics inherent in the investment portfolio are acceptable based on these parameters.

27

Loans

The Company's lending is primarily focused in Marion, Harrison, Berkeley, Jefferson, Kanawha and Monongalia County, West Virginia with a secondary focus on the adjacent counties in West Virginia. Northern Virginia is also a key area of focus for the Bank in the commercial and secondary market lending arena. The portfolio consists principally of commercial lending, retail lending, which includes single-family residential mortgages and consumer lending. Loans totaled $798.3 million as of December 31, 2014, compared to $622.3 million at December 31, 2013.

During 2014, the Bank experienced loan growth of $176.0 million. The most significant portion of the growth came in the residential real estate and commercial and non-residential real estate area. Residential real estate and home equity loans grew $74.4 million and commercial and non-residential real estate loans grew approximately $103.4 million.

Major classification of loans held for investment at December 31, are as follows:

Loan maturities at December 31, 2014:

(in thousands)	2014	2013	2012	2011	2010
Commercial and nonresidential real estate	$ 560,752	$ 457,388	$ 299,639	$ 238,504	$ 194,700
Residential real estate and home equity	220,442	146,001	130,012	121,536	86,020
Consumer	17,103	18,916	16,792	13,782	13,324
Total	$ 798,297	$ 622,305	$ 446,443	$ 373,822	$ 294,044

At December 31, 2014, commercial loans represented the largest portion of the portfolio approximating 70.3% of the total loan portfolio. Commercial loans totaled $560.8 million at December 31, 2014, compared to $457.4 million at December 31, 2013. Management will continue to focus on the enhancement and growth of the commercial loan portfolio while maintaining appropriate underwriting standards and risk/price balance.

Residential real estate loans to retail customers (including home equity lines of credit) account for the second largest portion of the loan portfolio, comprising 27.6% of the total loan portfolio. Residential real estate and home equity loans totaled $220.4 million at December 31, 2014, compared to $146.0 million at December 31, 2013. Included in residential real estate loans are home equity credit lines totaling $45.9 million at December 31, 2014, compared to $27.8 million at December 31, 2013. Management believes the home equity loans are competitive products with an acceptable return on investment after risk considerations. Residential real estate lending continues to represent a primary focus due to the lower risk factors associated with this type of loan and the opportunity to provide service to those in the Marion, Harrison, Berkeley, Jefferson, Kanawha and Monongalia County markets, as well as Northern Virginia.

Consumer lending continues to be a part of core lending. At December 31, 2014, consumer loan balances totaled $17.1 million compared to $18.9 million at December 31, 2013. The majority of consumer loans are in the direct lending area. Management is pleased with the performance and quality of the consumer loan portfolio, which can be attributed to the many years of experience of its consumer lenders. This is another important product necessary to serve our market areas.

28

The following table provides additional information about loans:

Loan maturities at December 31, 2014:

(in thousands)	One Year or Less	One Thru Five Years	Due After Five Years	Total
Commercial and nonresidential real estate	$ 120,718	$ 222,442	$ 217,592	$ 560,752
Residential real estate and home equity	59,067	8,034	153,341	220,442
Consumer and other	4,588	7,671	4,844	17,103
Total	$ 184,373	$ 238,147	$ 375,777	$ 798,297

The preceding data has been compiled based upon the earlier of either contractual maturity or next repricing date.

The following table reflects the sensitivity of loans to changes in interest rates as of December 31, 2014 that mature after one year:

(in thousands)	Commercial and nonresidential real estate	Residential real estate and home equity	Consumer and other	Total
Predetermined fixed interest rate	$ 223,683	$ 103,946	$ 6,483	$ 334,112
Floating or adjustable interest rate	216,351	57,429	6,032	279,812
Total as of December 31, 2014	$ 440,034	$ 161,375	$ 12,515	$ 613,924

Loan Concentration

At December 31, 2014, commercial loans comprised the largest component of the loan portfolio. There are very few commercial loans that are not secured by real estate. Such non-real estate secured loans generally are lines of credit secured by accounts receivable. While the loan concentration is in commercial loans, the commercial portfolio is comprised of loans to many different borrowers, in numerous different industries but primarily located in our market areas.

Allowance for Loan Losses

Management continually monitors the risk in the loan portfolio through review of the monthly delinquency reports and the Loan Review Committee. The Loan Review Committee is responsible for the determination of the adequacy of the allowance for loan losses. This analysis involves both experience of the portfolio to date and the makeup of the overall portfolio. Specific loss estimates are derived for individual loans based on specific criteria such as current delinquent status, related deposit account activity, where applicable, local market rumors, which are generally based on some factual information, and changes in the local and national economy. While local market rumors are not measurable or perhaps not readily supportable, historically, this form of information has been a valuable indication of a potential problem.

The result of the evaluation of the adequacy at each period presented herein indicated that the allowance for loan losses was considered adequate to absorb losses inherent in the loan portfolio.

29

At December 31, 2014 and 2013 impaired loans totaled $14.8 million and $6.6 million respectively. A portion of the Allowance for Loan Losses of $690 and $1,458 was allocated to cover any loss in these loans at December 31, 2014 and 2013, respectively. Loans past due more than 30 days were $26.6 million and $2.8 million, respectively, at December 31, 2014 and 2013.

	December 31	
	2014	2013
Loans past due more than 30 days to gross loans	3.33%	0.45%
Loans past due more than 90 days to gross loans	1.14%	0.14%

Net charge-offs of $1.3 million in 2014 and $1.5 million in 2013 were incurred. The provision for loan losses was $2.6 million in 2014 and $2.3 million in 2013. Net charge-offs represented .17% and .25% in 2014 and 2013, respectively, compared to average outstanding loans for the indicated period.

The following tables reflect the allocation of the allowance for loan losses as of December 31, 2014, 2013, 2012, 2011 and 2010:

(in thousands)	Commercial and nonresidential real estate	Residential Real estate and home equity	Consumer and other	Total
ALL balance at December 31, 2013	$ 3,609	$ 1,073	$ 253	$ 4,935
Charge-offs	(1,110)	(130)	(68)	(1,308)
Recoveries	7	3	4	14
Provision	1,857	707	18	2,582
ALL balance at December 31, 2014	$ 4,363	$ 1,653	$ 207	$6,223

(in thousands)	Commercial and nonresidential real estate	Residential Real estate and home equity	Consumer and other	Total
ALL balance at December 31, 2012	$ 3,107	$ 756	$ 213	$ 4,076
Charge-offs	(1,458)	(38)	(33)	(1,529)
Recoveries	57	70	1	128
Provision	1,903	285	(72)	2,260
ALL balance at December 31, 2013	$ 3,609	$ 1,073	$ 253	$4,935

(in thousands)	Commercial and nonresidential real estate	Residential Real estate and home equity	Consumer and other	Total
ALL balance at December 31, 2011	$ 2,164	$ 615	$ 266	$ 3,045
Charge-offs	(1,731)	(9)	(51)	(1,791)
Recoveries	5	5	12	22
Provision	2,669	145	(14)	2,800
ALL balance at December 31, 2012	$ 3,107	$ 756	$ 213	$4,076

30

(in thousands)	Commercial and nonresidential real estate	Residential Real estate and home equity	Consumer and other	Total
ALL balance at December 31, 2010	$ 1,517	$ 667	$ 294	$ 2,478
Charge-offs	(552)	(526)	(111)	(1,189)
Recoveries	4	10	19	33
Provision	1,195	464	64	1,723
ALL balance at December 31, 2011	$ 2,164	$ 615	$ 266	$3,045

(in thousands)	Commercial and nonresidential real estate	Residential Real estate and home equity	Consumer and other	Total
ALL balance at December 31, 2009	$ 1,717	$ 288	$ 236	$ 2,241
Charge-offs	(547)	(124)	(241)	(912)
Recoveries	-	45	4	49
Provision	347	458	295	1,100
ALL balance at December 31, 2010	$ 1,517	$ 667	$ 294	$2,478

	2014		2013		2012		2011		2010	
December 31	Amount	% of loans in each category to total loans	Amount	% of loans in each category to total loans	Amount	% of loans in each category to total loans	Amount	% of loans in each category to total loans	Amount	% of loans in each category to total loans
Commercial and nonresidential real estate	$4,363	70%	$3,609	73%	$3,107	67%	$2,164	64%	$1,517	66%
Residential real estate and home equity	1,653	28	1,073	23	756	29	615	33	667	29
Consumer and other	207	2	253	3	213	4	266	4	294	5
Total	$6,223	100	$4,935	100	$4,076	100	$3,045	100	$2,478	100

Non-performing assets consist of loans that are no longer accruing interest, loans that have been renegotiated to below market rates based upon financial difficulties of the borrower, and real estate acquired through foreclosure. When interest accruals are suspended, accrued interest income is reversed with current year accruals charged to earnings and prior year amounts generally charged off as a credit loss. When, in management's judgment, the borrower's ability to make periodic interest and principal payments resumes and collectability is no longer in doubt, the loan is returned to accrual status. Interest income on loans would have increased by approximately $221 if loans had performed in accordance with their terms.

31

Non-performing assets and past due loans:

(Dollars in Thousands)	2014	2013	2012	2011	2010
Non-accrual loans					
Commercial	$ 3,462	$ 284	$ 3,081	$ 2,453	$ 828
Real estate and home equity	487	29	43	76	1,243
Consumer and other	-	76	1	163	158
Total non-accrual loans	3,949	389	3,125	2,692	2,229
Accruing loan past due 90 days or more	5,306	460	329	584	562
Total non-performing loans	9,255	849	3,454	3,276	2,791
Other real estate, net	575	375	207	176	402
Total non-performing assets	$ 9,830	$ 1,224	$ 3,661	$ 3,452	$ 3,193
Non-performing loans as a % of total loans	1.16%	0.14%	0.77%	0.88%	0.95%
Allowance for loan losses as a % of non-performing loans	67.24%	581.27%	118.01%	92.95%	88.79%

Funding Sources

The Bank considers a number of alternatives, including but not limited to deposits, short-term borrowings, and long-term borrowings when evaluating funding sources. Traditional deposits continue to be the most significant source of funds, totaling $823.2 million, or 83.1% of funding sources at December 31, 2014. This same information at December 31, 2013 reflected $695.8 million in deposits representing 78.5% of such funding sources. Cash management accounts, which are available to large corporate customers, represented 3.3% and 9.2% of funding sources at December 31, 2014 and 2013, respectively. Borrowings represented the remainder of such funding sources.

Management continues to emphasize the development of additional non-interest-bearing deposits as a core funding source for MVB. At December 31, 2014, non-interest-bearing balances totaled $67.1 million compared to $63.3 million at December 31, 2013 or 8.2% and 9.1% of total deposits respectively.

(Dollars in Thousands)	2014	2013	2012
Demand deposits of individuals, partnerships, and corporations			
Non-interest bearing demand	$ 67,066	$ 63,336	$ 54,619
Interest bearing demand	431,896	320,420	225,369
Savings and money markets	87,715	70,902	48,789
Time deposits including CDs and IRAs	236,550	241,153	157,742
Total deposits	$ 823,227	$ 695,811	$ 486,519
Time deposits that meet or exceed the FDIC insurance limit	$ 23,257	$ 22,358	$ 6,934

Interest-bearing deposits totaled $756.2 million at December 31, 2014, compared to $632.5 million at December 31, 2013. On a percentage basis, interest bearing checking accounts compose the largest component of deposits. Average interest-bearing liabilities totaled $866.0 million during 2014 compared to $655.8 million during 2013. Average non-interest bearing liabilities totaled $67.3 million during 2014 compared to $60.8 million during 2013. Management will continue to emphasize deposit gathering in 2015 by offering outstanding customer service and competitively priced products.

32

33 Maturities of time deposits that meet or exceed the FDIC insurance limit: (Dollars in Thousands) 2014 Under 3 months $ 46,804 Over 3-12 months 39,784 Over 1 to 3 years 29,666 Over 3 years 19,855 Total $ 136,109 Short-term borrowings: (Dollars in Thousands) 2014 2013 2012 Ending balance $ 95,829 $ 98,028 $ 23,065 Average balance 76,185 55,686 6,331 Highest month-end balance 120,229 98,028 23,065 Weighted average rate during the year 0.27% 0.25% 0.25% Rate at December 31 0.32% 0.25% 0.25% Repurchase agreements: (Dollars in Thousands) 2014 2013 2012 Ending balance $ 32,673 $ 81,578 $ 70,234 Average balance 55,731 80,166 67,709 Highest month-end balance 83,781 81,578 70,234 Weighted average rate during the year 0.52% 0.71% 0.80% Rate at December 31 0.35% 0.65% 0.76% Along with traditional deposits, the Bank has access to both overnight repurchase agreements and short-term borrowings from FHLB to fund its operations and investments. Repurchase agreements totaled $32.7 million at December 31, 2014, compared to $81.6 million in 2013. Short-term borrowings from FHLB totaled $95.8 million at December 31, 2014, compared to $98.0 million at year-end 2013. Capital/Stockholders’ Equity During the year ended December 31, 2014, stockholders’ equity increased approximately $15.4 million to $109.4 million. This increase consists of net income for the year of $2.1 million, along with capital raises of $5.8 million to accredited investors and $7.8 million in newly issued preferred stock. Although stockholders’ equity increased as noted above, the equity to assets ratio only increased 0.33% to 9.86% due to the increase in total assets during 2014. The Company paid dividends to common shareholders of $636 in 2014 and $537 in 2013 which increased the dividend payout ratio from 13.36% in 2013 to 30.59% in 2014. At December 31, 2014, accumulated other comprehensive loss totaled $2.6 million, a decrease in the loss of $319 from December 31, 2013. This principally represents net unrealized loss on available-for-sale securities, net of income taxes, and the adjustment to pension liability, net of income taxes, at December 31, 2014. Because the majority of all the investment securities in the portfolio are classified as available-for-sale, both the investment and equity sections of the balance sheet are more sensitive to the changing market values of investments than those institutions that classify more of their investment portfolio as “held to maturity”. Interest rate fluctuations between year-end 2014 and 2013 resulted in the change in market value of the portfolio.

34 The Bank has also complied with the standards of capital adequacy mandated by the banking industry. Bank regulators have established “risk-based” capital requirements designed to measure capital adequacy. Risk-based capital ratios reflect the relative risks of various assets banks hold in their portfolios. A weight category of 0% (lowest risk assets), 20%, 50%, or 100% (highest risk assets) is assigned to each asset on the balance sheet. Detailed information concerning the Company’s risk-based capital ratios can be found in Note 14 of the Notes to the Audited Financial Statements. At December 31, 2014, the Company’s risk-based capital ratios were above the minimum standards for a well-capitalized institution. The total risk-based capital ratio of 16.4% at December 31, 2014, is above the well-capitalized standard of 10%. The Tier 1 risk-based capital ratio of 12.0% also exceeded the well-capitalized minimum of 6%. The leverage ratio at December 31, 2014, was 9.0% and was also above the well-capitalized standard of 5%. Management believes our capital continues to provide a strong base for profitable growth. Liquidity and Interest Rate Sensitivity The objective of the asset/liability management function is to maintain consistent growth in net interest income within its policy guidelines. This objective is accomplished through management of balance sheet liquidity and interest rate risk exposure based on changes in economic conditions, interest rate levels, and customer preferences. Interest Rate Risk The most significant market risk resulting from the normal course of business, extending loans and accepting deposits, is interest rate risk. Interest rate risk is the potential for economic loss due to future interest rate changes which can impact both the earnings stream as well as market values of financial assets and liabilities. The Asset/Liability Committee (ALCO) is responsible for the overall review and management of the Bank’s balance sheets related to the management of interest rate risk. The ALCO strives to stay focused on the future, anticipating and exploring alternatives, rather than simply reacting to change after the fact. To this end, the ALCO has established an interest risk management policy that sets the minimum requirements and guidelines for monitoring and controlling the level and amount of interest rate risk. The objective of the interest rate risk policy is to encourage management to adhere to sound fundamentals of banking while allowing sufficient flexibility to exercise the creativity and innovations necessary to meet the challenges of changing markets. The ultimate goal of these policies is to optimize net interest income within the constraints of prudent capital adequacy, liquidity, and safety. The ALCO relies on different methods of assessing interest rate risk including simulating net interest income, monitoring the sensitivity of the net present market value of equity or economic value of equity, and monitoring the difference or gap between maturing or rate-sensitive assets and liabilities over various time periods. The ALCO places emphasis on simulation modeling as the most beneficial measurement of interest rate risk due to its dynamic measure. By employing a simulation process that measures the impact of potential changes in interest rates and balance sheet structures, and by establishing limits on changes in net income and net market value, the ALCO is better able to evaluate the possible risks associated with alternative strategies. The simulation process starts with a base case simulation which represents projections of current balance sheet growth trends. Base case simulation results are prepared under a flat interest rate forecast and what is perceived to be the most likely alternative interest rate forecast. Comparisons showing the earnings variance from the flat rate forecast illustrate the risks associated with the current balance sheet strategy. If necessary, additional balance sheet strategies are developed and simulations prepared. The results from model simulations are reviewed for indications of whether current interest rate risk strategies are accomplishing their goal and, if not, what alternative strategies should be considered. The policy calls for periodic review by the ALCO of assumptions used in the modeling. The ALCO believes that it is beneficial to monitor interest rate risk for both the short-and long-term. Therefore, to effectively evaluate results from model simulations, limits on changes in net interest income and the value of the balance sheet have been established. The ALCO has determined that the earnings at risk shall not change more than 10 % from the base case for a 1% shift in interest rates, nor more than 15 % from the base case for a 2% shift in interest rates. MVB is in compliance with this policy as of December 31, 2014.

The following table is provided to show the earnings at risk as of December 31, 2014.

(Dollars in Thousands)		
Immediate Interest Rate Change (one year time frame) (in Basis Points)	Estimated Increase (Decrease) in Net Interest Income December 31, 2014	
	Amount	Percent
+200	$ 35,129	(0.41)%
+100	35,171	(0.29)%
Base rate	35,274	
-100	35,075	(0.57)%
-200	$ 34,728	(1.55)%

Liquidity

Maintenance of a sufficient level of liquidity is a primary objective of the ALCO. Liquidity, as defined by the ALCO, is the ability to meet anticipated operating cash needs, loan demand, and deposit withdrawals, without incurring a sustained negative impact on net interest income. It is MVB's policy to manage liquidity so that there is no need to make unplanned sales of assets or to borrow funds under emergency conditions.

The main source of liquidity for the Bank comes through deposit growth. Liquidity is also provided from cash generated from investment maturities, principal payments from loans, and income from loans and investment securities. During the year ended December 31, 2014, cash provided by financing activities totaled $117.2 million, while outflows from investing activity totaled $151.9 million. When appropriate, the Bank has the ability to take advantage of external sources of funds such as advances from the Federal Home Loan Bank (FHLB), national market certificate of deposit issuance programs, the Federal Reserve discount window, brokered deposits and CDARS. These external sources often provide attractive interest rates and flexible maturity dates that enable the Bank to match funding with contractual maturity dates of assets. Securities in the investment portfolio are primarily classified as available-for-sale and can be utilized as an additional source of liquidity.

Off-Balance Sheet Commitments

The Bank has entered into certain agreements that represent off-balance sheet arrangements that could have a significant impact on the financial statements and could have a significant impact in future periods. Specifically, the Bank has entered into agreements to extend credit or provide conditional payments pursuant to standby and commercial letters of credit. Further discussion of these agreements, including the amounts outstanding at December 31, 2014, is included in Note 7 to the consolidated financial statements.

Commitments to extend credit, including loan commitments, standby letters of credit, and commercial letters of credit do not necessarily represent future cash requirements, in that these commitments often expire without being drawn upon.

Fourth Quarter

35

36 Fourth quarter net loss was $585 in 2014 compared to $591 net income in the fourth quarter of 2013. This equated to basic earnings per share, on a quarterly basis, of $.09 loss in 2014 and $.16 in 2013. Diluted earnings per share for the fourth quarter of 2014 and 2013 were $.09 loss and $.16, respectively. Net interest income increased during the fourth quarter and was $7.3 million in the fourth quarter of 2014 compared to $6.2 million in 2013. Non-interest income was $6.3 million in the fourth quarter of 2014 compared to $5.4 million in 2013. Non-interest expense increased to $14.4 million for the fourth quarter of 2014 from $10.6 million in 2013. Loan loss provision was $390 for the fourth quarter of 2014, an increase of $123 over the fourth quarter of 2013. Earnings in the fourth quarter of 2014 for MVB were down $1.2 million from the fourth quarter 2013. This decrease in earnings was seen in all three segments of operations. The commercial and retail banking segment of MVB showed a decrease in earnings from the fourth quarter of 2014 by $444 from the same period one year prior due mainly to the following items. Net interest margin increased $774 due to the Company’s strong balance sheet growth, namely loan growth of $220 million and deposit growth of $203 million. Even so, the growth in margin included the negative impact of interest expense of $533 related to the addition of $29.4 million of subordinated debt which was not present in the prior year period. Salaries and benefits increased by $928 as a result of the staff additions related to the opening of loan production offices in Northern Virginia and Charleston, WV, and the addition of key staff members in both the commercial lending area and to the executive management team. Finally, other expenses decreased by $568, mostly the result of: a $175 increase in occupancy expense as the result of additional locations, a $152 increase in FDIC insurance as the result of deposit growth, a $128 increase in advertising and a $110 increase in data processing expense due to increased volume and product additions. The mortgage segment of the Company showed a decrease in fourth quarter earnings of $588 as a result of the following items. Gains on the sale of loans into the secondary market increased by $1.5 million as a result of greater fourth quarter volume in 2014. Salaries and benefits increased by $1.7 million as a result of increased commission expense due to greater production volume and the addition of lenders in key markets. Additionally, the quarter was negatively impacted by $706 related to management’s refinement of an accounting estimate related to interest rate lock commitments. In addition, there was a larger tax benefit of $258 due to the larger operating loss versus prior year. Finally, the insurance segment of MVB showed an earnings decrease of $144 in the fourth quarter of 2014 compared to the same period in 2013. The largest portion of this earnings decrease is the result of the resolution of legal matters during the quarter which totaled $250 and a larger tax benefit of $44 due to the larger operating loss versus prior year. Future Outlook The Company’s net income in 2014 was down from the prior year, mainly due to a focus on growing the potential of each segment of the business. The Company has invested in the infrastructure to support envisioned future growth in each key area, including personnel, technology and processes to meet the growing compliance requirements in the industry. Commercial and retail loan production remains strong and mortgage and insurance have added staff and locations to ramp up production and improve profitability. The Company believes it is well positioned in some of the finest markets in the states of West Virginia and Virginia and will focus on doing the things that have made it successful thus far through the following: margin improvement; leveraging capital; organic portfolio loan growth; and operating efficiency. The critical challenge for the Company in the future is to attract core deposits to fund growth in the new markets through continued delivery of the most outstanding customer service with the highest quality products and technology. ITEM 7A. QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK No response required.

37 ITEM 8. FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA Table of Contents 35 ITEM 8.FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA M VB Financial Corp. and Subsidiaries Consolidated Balance Sheets (Dollars in thousands except per share data) December 31, 2014 and 2013 2014 2013 ASSETS Cash and cash equivalents: Cash and due from banks $ 13,403 $ 28,907 Interest bearing balances with banks 16,674 10,936 Total cash and cash equivalents 30,077 39,843 Certificates of deposit with other banks 11,907 9,427 Investment Securities: Securities available-for-sale 68,213 106,411 Securities held-to-maturity (fair value of $55,871 for 2014 and $54,118 for 2013) 54,538 56,670 Loans held for sale 69,527 90,060 Loans: 798,297 622,305 Less: Allowance for loan losses (6,223) (4,935) Net Loans 792,074 617,370 Premises and equipment 25,472 16,919 Bank owned life insurance 21,679 16,062 Accrued interest receivable and other assets 19,193 16,519 Goodwill 17,779 17,779 TOTAL ASSETS $ 1,110,459 $ 987,060 LIABILITIES AND STOCKHOLDERS’ EQUITY Deposits: Non-interest bearing $ 67,066 $ 63,336 Interest bearing 756,161 632,475 Total Deposits 823,227 695,811 Accrued interest payable and other liabilities 10,310 6,878 Repurchase agreements 32,673 81,578 FHLB and other borrowings 101,287 104,647 Subordinated debt 33,524 4,124 Total Liabilities 1,001,021 893,038 STOCKHOLDERS’ EQUITY Preferred stock, par value $1,000; 20,783 and 20,000 shares authorized and 9,283 and 8,500 shares issued in 2014 and 2013, respectively 16,334 8,500 Common stock, par value $1, 20,000,000 shares authorized; 8,034,362 and 7,705,894 shares issued; and 7,983,285 and 7,654,817 shares outstanding in 2014 and 2013, respectively 8,034 7,706 Additional paid-in capital 74,342 68,518 Retained earnings 14,454 13,343 Accumulated other comprehensive loss (2,642) (2,961) Treasury Stock, 51,077 shares, at cost (1,084) (1,084) Total Stockholders’ Equity 109,438 94,022 TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY $ 1,110,459 $ 987,060 See Notes to Consolidated Financial Statements

38 Table of Contents 36 MVB Financial Corp. and Subsidiaries Consolidated Statements of Income (Dollars in thousands except per share data) Years ended December 31, 2014 and 2013 2014 2013 INTEREST INCOME Interest and fees on loans $ 32,195 $ 23,172 Interest on deposits with other banks 223 200 Interest on investment securities - taxable 1,272 1,348 Interest on tax exempt loans and securities 2,724 2,240 Total interest income 36,414 26,960 INTEREST EXPENSE Interest on deposits 5,563 3,977 Interest on repurchase agreements 291 567 Interest on FHLB and other borrowings 1,087 926 Interest on subordinated debt 1,142 79 Total interest expense 8,083 5,549 NET INTEREST INCOME 28,331 21,411 Provision for loan losses 2,582 2,260 Net interest income after provision for loan losses 25,749 19,151 NONINTEREST INCOME Service charges on deposit accounts 633 623 Income on bank owned life insurance 588 460 Visa debit card income 685 558 Gain on loans held for sale 18,392 21,480 Capitalized servicing retained income 6 826 Insurance income 3,523 1,722 Gain on sale of securities 413 145 Gain on sale of subsidiary — 626 Other operating income 1,691 2,005 Total noninterest income 25,931 28,445 NONINTEREST EXPENSES Salaries and employee benefits 31,191 27,067 Occupancy expense 2,888 1,814 Equipment depreciation and maintenance 1,596 1,282 Data processing 1,628 1,180 Mortgage processing 2,520 2,417 Visa debit card expense 579 475 Advertising 1,437 1,444 Legal and accounting fees 1,299 1,273 Printing, stationery and supplies 424 503 Consulting fees 915 641 FDIC insurance 819 489 Travel 627 544 Other operating expenses 3,774 3,464 Total noninterest expense 49,697 42,593 Income before income taxes 1,983 5,003 Income tax (benefit) expense (96) 983 Net Income $ 2,079 $ 4,020 Preferred stock dividends 332 85 Net Income available to common shareholders $ 1,747 $ 3,935 Earnings per share - basic $ 0.22 $ 0.59 Earnings per share - diluted $ 0.22 $ 0.57 Weighted average shares outstanding - basic 7,905,468 6,657,093 Weighted average shares outstanding - diluted 8,102,117 6,939,028 See Notes to Consolidated Financial Statements

39 Table of Contents 37 MVB Financial Corp. and Subsidiaries Consolidated Statements of Comprehensive Income (Dollars in thousands) Years ended December 31, 2014 and 2013 2014 2013 Net Income $ 2,079 $ 4,020 Other comprehensive income (loss): Unrealized holding gains (losses) on securities available-for-sale 2,196 (2,714) Income tax effect (878) 1,086 Reclassification adjustment for gain recognized in income (413) (145) Income tax effect 165 58 Change in defined benefit pension plan (1,252) 417 Income tax effect 501 (168) Total other comprehensive income (loss) 319 (1,466) Comprehensive income $ 2,398 $ 2,554 See Notes to Consolidated Financial Statements

40 Table of Contents MVB Financial Corp. and Subsidiaries Consolidated Statements of Changes in Stockholders’ Equity (Dollars in thousands except per share data) Years ended December 31, 2014 and 2013 Accumulated Additional Other Total Preferred Common Paid-in Retained Comprehensive Treasury Stockholders’ Stock Stock Capital Earnings (Loss) Stock Equity Balance December 31, 2012 $ 8,500 $ 2,933 48,750 9,945 $ (1,495) $ (1,084) $ 67,549 Net Income 4,020 4,020 Other comprehensive loss (1,466) (1,466) Cash dividends paid ($0.07 per share) (537) (537) Dividends on preferred stock (85) (85) Stock split 3,853 (3,853) — Common stock issuance 866 22,243 23,109 Dividend reinvestment plan proceeds 32 881 913 Stock based compensation 196 196 Stock issuance from acquisition 22 301 323 Balance December 31, 2013 $ 8,500 $ 7,706 68,518 13,343 $ (2,961) $ (1,084) $ 94,022 Net Income 2,079 2,079 Other comprehensive income 319 319 Cash dividends paid ($0.08 per share) (636) (636) Dividends on preferred stock (332) (332) Preferred stock issuance 7,834 7,834 Common stock issuance 311 5,277 5,588 Dividend reinvestment plan proceeds 11 169 180 Stock based compensation 321 321 Common stock options exercised 6 57 63 Balance December 31, 2014 $ 16,334 $ 8,034 74,342 14,454 $ (2,642) $ (1,084) $ 109,438 See Notes to Consolidated Financial Statements

41 Table of Contents 39 MVB Financial Corp. and Subsidiaries Consolidated Statements of Cash Flows (Dollars in thousands) Years ended December 31, 2014 and 2013 2014 2013 OPERATING ACTIVITIES Net Income $ 2,079 $ 4,020 Adjustments to reconcile net income to net cash provided by operating activities: Net amortization and accretion of investments 820 1,041 Net amortization of deferred loan fees 151 168 Provision for loan losses 2,582 2,260 Depreciation and amortization 1,245 936 Stock based compensation 321 196 Loans originated for sale (843,233) (1,023,418) Proceeds of loans sold 882,158 1,040,367 Gain on sale of loans held for sale (18,392) (21,480) Gain on sale of investment securities (413) (145) Gain on sale of subsidiary - (626) Income on bank owned life insurance (588) (460) Deferred taxes (1,082) 494 Other, net (779) (2,199) NET CASH PROVIDED BY OPERATING ACTIVITIES 24,869 1,154 INVESTING ACTIVITIES Purchases of investment securities available-for-sale (29,573) (56,995) Purchases of investment securities held-to-maturity (250) (21,600) Maturities/paydowns of investment securities available-for-sale 8,230 11,269 Maturities/paydowns of investment securities held-to-maturity 2,000 - Sales of investment securities available-for-sale 61,299 15,237 Purchases of premises and equipment (9,798) (6,501) Net increase in loans (177,437) (101,853) Loans purchased - (76,052) Purchases of restricted bank stock (13,975) (12,226) Redemptions of restricted bank stock 15,024 8,757 Purchases of certificates of deposit with banks (3,714) - Proceeds from sale of certificates of deposit with banks 1,234 Proceeds from sale of other real estate owned 76 278 Proceeds from sale of subsidiary - 725 Purchase of bank owned life insurance (5,000) (5,078) NET CASH USED IN INVESTING ACTIVITIES (151,884) (244,039) FINANCING ACTIVITIES Net increase in deposits 127,416 209,292 Net (decrease) increase in repurchase agreements (48,905) 11,344 Net change in short-term FHLB borrowings (2,199) 15,945 Principal payments on FHLB borrowings (1,160) (2,916) Proceeds from subordinated debt 29,400 - Proceeds from stock offering 5,588 23,109 Preferred stock issuance 7,834 - Common stock options exercised 63 323 Dividend reinvestment plan proceeds 180 913 Cash dividends paid on common stock (636) (537) Cash dividends paid on preferred stock (332) (85) NET CASH PROVIDED BY FINANCING ACTIVITIES 117,249 257,388 (Decrease) increase in cash and cash equivalents (9,766) 14,503 Cash and cash equivalents at beginning of period 39,843 25,340 Cash and cash equivalents at end of period $ 30,077 $ 39,843 Supplemental disclosure of cash flow information Loans transferred to other real estate owned $ 346 $ 472 Cash payments for: Interest $ 8,953 $ 5,551 Income taxes $ 1,729 $ 863 See Notes to Consolidated Financial Statements

42 Table of Contents NOTES TO CONSOLIDATED FINANCIAL STATEMENTS MVB FINANCIAL CORP. AND SUBSIDIARIES December 31, 2014 40 Note 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES Business and Organization MVB Financial Corp. (“the Company”) was formed on January 1, 2004, as a bank holding company and, effective December 19, 2012, became a financial holding company. The Company features multiple subsidiaries and affiliated businesses, including MVB Bank, Inc. (the “Bank” or “MVB Bank”) and its wholly-owned subsidiary MVB Mortgage and MVB Insurance, LLC (“MVB Insurance”). The Bank was formed on October 30, 1997 and chartered under the laws of the State of West Virginia. The Bank commenced operations on January 4, 1999. As of December 31, 2014, the bank operates nine full-service banking branches in Marion, Harrison, Monongalia, Jefferson and Berkley counties, West Virginia and loan production offices in Harrison and Kanawha Counties in West Virginia The Bank serves individual and corporate customers and is subject to competition from other financial institutions and intermediaries with respect to these services. The Company and Bank are regulated by the West Virginia Division of Financial Institutions and the Federal Deposit Insurance Corporation (FDIC). During 2012, the Bank acquired Potomac Mortgage Group, Inc. (“PMG” which, following July 15, 2013, began doing business under the registered trade name “MVB Mortgage”), a mortgage company in the northern Virginia area, and fifty percent (50%) interest in a mortgage services company, Lender Service Provider, LLC (“LSP”). In the third quarter of 2013, this fifty percent (50%) interest in LSP was reduced to a twenty-five percent (25%) interest through a sale of a partial interest. This PMG acquisition provided the Company and the Bank the opportunity to make the mortgage banking operation a much more significant line of business to further diversify its net income stream. MVB Mortgage has eleven mortgage only offices, located in Virginia, within the Washington, District of Columbia metropolitan area as well as North Carolina and South Carolina, and, in addition, has mortgage loan originators located at select Bank locations throughout West Virginia. MVB Insurance was originally formed in 2000 and reinstated in 2005, as a Bank subsidiary. Effective June 1, 2013, MVB Insurance became a direct subsidiary of the Company. MVB Insurance offers select insurance products such as title insurance, individual insurance, commercial insurance, employee benefits insurance, and professional liability insurance. MVB Insurance maintains its headquarters in Fairmont, West Virginia, and operates offices in Morgantown, West Virginia and Triadelphia, West Virginia. A summary of significant accounting and reporting policies applied in the presentation of the accompanying financial statements follows: Basis of Presentation The financial statements are consolidated to include the accounts of the Company and its subsidiaries and affiliated businesses, MVB Insurance, LLC, and MVB Bank, Inc. and its wholly-owned subsidiary, MVB Mortgage. These statements have been prepared in accordance with U.S. generally accepted accounting principles. All significant intercompany accounts and transactions have been eliminated in the consolidated financial statements. In preparing the financial statements, management makes estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses for the period. Actual results could differ significantly from those estimates. Material estimates that are particularly susceptible to significant change relate to determination of the allowance for loan losses, derivative instruments, goodwill and deferred tax assets and liabilities.

43 Table of Contents NOTES TO CONSOLIDATED FINANCIAL STATEMENTS MVB FINANCIAL CORP. AND SUBSIDIARIES December 31, 2014 41 Operating Segments An operating segment is defined as a component of an enterprise that engages in business activities that generates revenue and incurs expense, and the operating results of which are reviewed by the chief operating decision maker in the determination of resource allocation and performance. While the Company’s chief decision makers monitor the revenue streams of the various Company’s products and services, operations are managed and financial performance is evaluated on a Company-wide basis. Due to the formation of the insurance subsidiary and increased mortgage banking activity, the Company’s business activities include three primary segments: commercial and retail banking, mortgage banking and insurance services. Cash and Cash Equivalents Cash equivalents include cash on hand, deposits in banks and interest-earning deposits. Interest-earning deposits with original maturities of 90 days or less are considered cash equivalents. Net cash flows are reported for loans, deposits and short term borrowing transactions. Management Estimates The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Estimates, such as the allowance for loan losses, are based upon known facts and circumstances. Estimates are revised by management in the period such facts and circumstances change. Actual results could differ from these estimates. Loans Held for Sale T hrough multiple secondary market investors, MVB Mortgage has the ability to offer customers long-term fixed rate and variable rate mortgage products without holding these instruments in the bank’s loan portfolio. MVB Mortgage values loans held for sale at fair value. Occasionally the Bank will sell portfolio loans and have them classified as loans held for sale. These loans are recorded at lower of cost or market. Derivative Financial Instruments The Company enters into commitments to originate mortgage loans whereby the interest rate on the loan is determined prior to funding (rate lock commitments). Rate lock commitments on mortgage loans that are intended to be sold are considered to be derivatives. The period of time between issuance of a loan commitment and closing and sale of the loan generally ranges from 30 to 120 days. The Company protects itself from changes in interest rates through the use of both mandatory delivery arrangements and best efforts forward delivery commitments, whereby the Company commits to sell a loan at the time the borrower commits to an interest rate with the intent that the buyer has assumed interest rate risk on the loan. As a result, the Company limits the exposure of losses with these arrangements and will not realize significant gains related to its rate lock commitments due to changes in interest rates. The correlation between the rate lock commitments and the forward sales commitments is very high due to their similarity. The fair value of rate lock commitments and forward sales commitments is not readily ascertainable with precision because rate lock commitments and forward sales commitments are not actively traded in stand-alone-markets. The Company determines the fair value of rate lock commitments and forward sales commitments by measuring the change in the value of the underlying asset while taking into consideration the probability that the rate lock commitments will close. During the fourth quarter 2014, management refined their calculation of interest rate locks to include the cost to originate loans, which resulted in a one-time expense of $706.

44 Table of Contents NOTES TO CONSOLIDATED FINANCIAL STATEMENTS MVB FINANCIAL CORP. AND SUBSIDIARIES December 31, 2014 42 Loans and Allowance for Loan Losses Loans are stated at the amount of unpaid principal reduced by an allowance for loan losses. Loans are considered delinquent when scheduled principal or interest payments are 30 days past due. Interest income on loans is recognized on an accrual basis. The allowance for loan losses is maintained at a level deemed adequate to absorb probable losses inherent in the loan portfolio. The Company consistently applies a quarterly loan review process to continually evaluate loans for changes in credit risk. This process serves as the primary means by which the Company evaluates the adequacy of the allowance for loan losses, and is based upon periodic review of the collectability of loans in light of historical experience, the nature and volume of the loan portfolio, adverse situations that may affect the borrower’s ability to repay, estimated value of any underlying collateral and prevailing economic conditions. This evaluation is inherently subjective as it requires estimates that are susceptible to significant revision as more information becomes available. The allowance consists of specific and general components. The specific component relates to loans that are impaired. The general component covers non-classified loans and is based upon historical loss experience adjusted for qualitative factors. The Company allocates the allowance based on the factors described below, which conform to the Company’s loan classification policy. In reviewing risk within the Bank’s loan portfolio, management has determined there to be several different risk categories within the loan portfolio. The allowance for loan losses consists of amounts applicable to: (i) residential real estate loans; (ii) commercial and commercial real estate secured loans; (iii) home equity loans; (iv) consumer and other loans. Factors considered in this process include general loan terms, collateral, and availability of historical data to support the analysis. Historical loss percentages for each loan category are calculated and used as the basis for calculating allowance allocations. Certain qualitative factors are evaluated to determine additional inherent risks in the loan portfolio, which are not necessarily reflected in the historical loss percentages. These factors are then added to the historical allocation percentages to get the adjusted factor to be applied to non-classified loans on a weighted basis, by risk grade. The following qualitative factors are analyzed: • Lending policies and procedures • Change in volume and severity of past due loans • Nature and volume of the portfolio • Experience and ability of management • Volume and severity of problem credits • Results of loan reviews, audits and exams • National, state, regional and local economic trends and business conditions • General economic conditions • Unemployment rates • Inflation / CPI • Changes in values of underlying collateral for collateral-dependent loans • Value of underlying collateral • Existence and effect of any credit concentrations, and changes in the level of such concentrations The Company analyzes its loan portfolio each quarter to determine the appropriateness of its allowance for loan losses. A loan is considered impaired when, based upon current information and events, it is probable that the Company will be unable to collect the scheduled payments of principal or interest when due according to the contractual terms of the loan agreement. Factors considered by management in determining impairment include payment status, collateral value, and the probability of collecting scheduled principal and interest payments when due. Loans that experience insignificant payment delays and shortages generally are not classified as impaired. Generally the Company considers impaired loans to include loans classified as non-accrual loans, loans past due for longer than 90 days and troubled debt restructurings.

45 Table of Contents NOTES TO CONSOLIDATED FINANCIAL STATEMENTS MVB FINANCIAL CORP. AND SUBSIDIARIES December 31, 2014 43 Accounting standards require that loan origination and commitment fees and direct loan origination costs be deferred and the net amount amortized as an adjustment of the related loan’s yield. Troubled Debt Restructurings (TDRs) A restructuring of debt constitutes a TDR if the creditor for economic or legal reasons related to the debtor’s financial difficulties grants a concession to the debtor that it would not otherwise consider. The determination of whether a concession has been granted includes an evaluation of the debtor’s ability to access funds at a market rate for debt with similar risk characteristics and among other things, the significance of the modification relative to unpaid principal or collateral value of the debt, and/or the significance of a delay in the timing of payments relative to the frequency of payments, original maturity date or the expected duration of the loan. The most common concessions granted generally include one or more modifications to the terms of the debt such as a reduction in the interest rate for the remaining life of the debt, an extension of the maturity date at an interest rate lower than the current market rate for new debt with similar risk, or reduction of the unpaid principal or interest. All TDRs are considered impaired loans. Mortgage Servicing Rights Mortgage servicing rights (MSRs) are recorded when the Bank sells mortgage loans and retains the servicing on those loans. On a monthly basis, MVB tracks the amount of mortgage loans that are sold with servicing retained. A valuation is done to determine the MSR’s value, which is then recorded as an asset and amortized over the period of estimated net servicing revenues. The balance of MSR’s is evaluated for impairment quarterly, and was determined not to be impaired at December 31, 2014 or 2013. Servicing loans for others generally consists of collecting mortgage payments from borrowers, maintaining escrow accounts, remitting payments to third party investors and when necessary, foreclosure processing. Serviced loans are not included in the Consolidated Balance Sheets. The amortization taken on the servicing asset for the years ended December 31, 2014 and 2013 was $574 and $369, respectively. At December 31, 2014 and 2013, total loans serviced for others totaled $322,920 and $248,491, respectively. Interest Rate Cap The Company has entered into a rate protection transaction through SMBC Capital Markets, Inc. covering the period November 26, 2014 through December 1, 2019. The notional amount is $100 million and 3 month Libor is the underlying rate and the strike price is 3%. The 5 year coverage is broken into 20 quarterly caps. The Company’s fixed cost in the interest rate cap was $1.5 million. The credit support provider must maintain a long-term senior unsecured debt rating of A or better by S&P and A2 or better by Moody’s. Premises and Equipment Premises and equipment are carried at cost less accumulated depreciation. The provision for depreciation is computed for financial reporting by the straight-line-method based on the estimated useful lives of assets, which range from 7 to 40 years on buildings and leasehold improvements and 3 to 10 years on furniture, fixtures and equipment. Intangible Assets and Goodwill The Company tests goodwill for impairment on an annual basis. If it is determined that the fair value of the reporting unit is less than the carrying value of the unit, the Company would be required to recognize impairment equal to the difference between the fair value and the carrying value. Based upon this assessment it was determined that goodwill was not impaired at December 31, 2014 or 2013. As of December 31, 2014 and 2013, the Company had goodwill of $17.8 million for both years.

46 Table of Contents NOTES TO CONSOLIDATED FINANCIAL STATEMENTS MVB FINANCIAL CORP. AND SUBSIDIARIES December 31, 2014 44 Restricted Bank Stock The Bank is a member of the FHLB of Pittsburgh and as such, is required to maintain a minimum investment in stock of the FHLB that varies with the level of advances outstanding with the FHLB. As of December 31, 2014 and 2013, the Bank holds $5,218 and $6,267, respectively. The stock is bought from and sold to the FHB based upon its $100 par value. The stock does not have a readily determinable fair value and as such is classified as restricted stock, carried at cost and evaluated by management. The stock’s value is determined by the ultimate recoverability of the par value rather than by recognizing temporary declines. The determination of whether the par value will ultimately be recovered is influenced by criteria such as the following: (a) A significant decline in net assets of the FHLB as compared to the capital stock amount and the length of time this situation has persisted (b) commitments by the FHLB to make payments required by law or regulation and the level of such payments in relation to the operating performance (c) the impact of legislative and regulatory changes on the customer base of the FHLB and (d) the liquidity position of the FHLB. Management evaluated the stock and concluded that the stock was not impaired for the periods presented herein. Management considered that the FHLB’s regulatory capital ratios have improved in the most recent quarters, liquidity appears adequate, new shares of FHLB stock continue to exchange hands at the $100 par value and the FHLB has repurchased shares of excess capital stock from its members during 2013 and 2014 and has reinstituted the dividend. Income Taxes The Company and the Bank file a consolidated federal income tax return. Deferred tax assets and liabilities are computed based on the difference between the financial statement basis and income tax basis of assets and liabilities using the enacted marginal tax rates. Deferred income tax expenses or benefits are based on the changes in the net deferred tax asset or liability from period to period. Stock Based Compensation Compensation cost is recognized for stock options issued to employees, based on the fair value of these awards at the date of grant. A Black-Scholes model is utilized to estimate the fair value of stock options. Compensation cost is recognized over the required service period, generally defined as the vesting period. For awards with graded vesting, compensation cost is recognized on a straight-line basis over the requisite service period for the entire award. Foreclosed Assets Held for Resale Foreclosed assets held for resale acquired in satisfaction of mortgage obligations and in foreclosure proceedings are recorded at fair value less estimated selling costs at the time of foreclosure, with any valuation adjustments charged to the allowance for loan losses. Any gains or losses on sale are then recorded in other non-interest expense. At December 31, 2014 and 2013, the Company held other real estate of $575 and $375.

47 Table of Contents NOTES TO CONSOLIDATED FINANCIAL STATEMENTS MVB FINANCIAL CORP. AND SUBSIDIARIES December 31, 2014 45 Earnings Per Share Diluted net income per common share includes any dilutive effects of stock options, and is computed by dividing net income by the average number of common shares outstanding during the period less the preferred stock dividend, adjusted for the dilutive effect of options under the Company’s 2003 and 2013 Stock Incentive Plan. For the years ended December 31, (Dollars in thousands except shares and per share data) 2014 2013 Numerator for both basic and diluted earnings per share: Net Income $ 2,079 $ 4,020 Less: Dividends on preferred stock 332 85 Net income available to common shareholders $ 1,747 $ 3,935 Denominator: Total average shares outstanding 7,905,468 6,657,093 Effect of dilutive stock options 196,649 281,935 Total diluted average shares outstanding 8,102,117 6,939,028 Earnings Per Share - Basic $ 0.22 $ 0.59 Earnings Per Share - Diluted $ 0.22 $ 0.57 Comprehensive Income Accounting principles generally require that recognized revenue, expenses, gains and losses be included in net income. Although certain changes in assets and liabilities, such as unrealized gains and losses on available-for-sale securities and minimum pension liability, are reported as a separate component of the equity section of the Consolidated Balance Sheet, such items, along with net income, are components of comprehensive income. Bank-owned life insurance Bank-owned life insurance (“BOLI”) represents life insurance on the lives of certain Company employees who have provided positive consent allowing the Company to be the beneficiary of such policies. These policies are recorded at their cash surrender value, or the amount that can be realized upon surrender of the policy. Income from these policies is not subject to income taxes and is recorded as other income. Advertising Costs Advertising costs are expensed as incurred. Advertising expense was $1.4 million and $1.4 million for 2014 and 2013, respectively. Transfers of Financial Assets Transfers of financial assets are accounted for as sales when control over the assets has been surrendered. Control over transferred assets is deemed to be surrendered when (i) the assets have been isolated from the company, (ii) the transferee obtains the right (free of conditions that constrain it from taking advantage of that right) to pledge or exchange the transferred assets, and (iii) the Company does not maintain effective control over the transferred assets through an agreement to repurchase them before their maturity.

48 Table of Contents NOTES TO CONSOLIDATED FINANCIAL STATEMENTS MVB FINANCIAL CORP. AND SUBSIDIARIES December 31, 2014 46 Reclassifications Certain amounts in the 2013 financial statements have been reclassified to conform to the 2014 financial statement presentation. Recent Accounting Pronouncements In January 2014, the Financial Accounting Standards Board ("FASB") issued Accounting Standard Update ("ASU") No. 2014-04, "Reclassification of Residential Real Estate Collateralized Consumer Mortgage Loans upon Foreclosure." The objective of this guidance is to clarify when an in substance repossession or foreclosure occurs, that is, when a creditor should be considered to have received physical possession of residential real estate property collateralizing a consumer mortgage loan such that the loan receivable should be derecognized and the real estate property recognized. ASU No. 2014-04 states that an in substance repossession or foreclosure occurs, and a creditor is considered to have received physical possession of residential real estate property collateralizing a consumer mortgage loan, upon either (1) the creditor obtaining legal title to the residential real estate property upon completion of a foreclosure or (2) the borrower conveying all interest in the residential real estate property to the creditor to satisfy that loan through completion of a deed in lieu of foreclosure or through a similar legal agreement. Additionally, ASU No. 2014-04 requires interim and annual disclosure of both (1) the amount of foreclosed residential real estate property held by the creditor and (2) the recorded investment in consumer mortgage loans collateralized by residential real estate property that are in the process of foreclosure according to local requirements of the applicable jurisdiction. ASU No. 2014-04 is effective for interim and annual reporting periods beginning after December 15, 2014. The adoption of ASU No. 2014-04 is not expected to have a material impact on MVB Financials Corp’s Consolidated Financial Statements. In May 2014, the FASB issued ASU 2014-09, “Revenue from Contracts with Customers,” which will supersede nearly all existing revenue recognition guidance under U.S. GAAP. The core principal of this ASU is that an entity should recognize revenue when it transfers promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. This ASU also requires additional disclosure about the nature, amount, timing and uncertainty of revenue and cash flows arising from customer contracts, including significant judgments and changes in judgments and assets recognized from costs incurred to obtain or fulfill a contract. This ASU will be effective for us in our first quarter of 2018. Early adoption is not permitted. The ASU allows for either full retrospective or modified retrospective adoption. We are evaluating the transition method that will be elected and the potential effects of the adoption of this ASU on our financial statements. In June 2014, the FASB issued ASU 2014-12 – Compensation – Stock Compensation (Topic 718): “Accounting for share-based payments when the terms of an award provide that a performance target could be achieved after the requisite service period,” an update to the accounting standards related to stock compensation and accounting for share-based payments when the terms of an award provide that a performance target could be achieved after the requisite service period. The amendments clarify the proper method of accounting for share-based payments when the terms of an award provide that a performance target could as a performance condition. The performance target should not be reflected in estimating the grant-date fair value of the award. Compensation cost should be recognized be achieved after the requisite service period. This update requires that a performance target that affects vesting and that could be achieved after the requisite service period be treated in the period in which it becomes probable that the performance target will be achieved and should represent the compensation cost attributable to the period(s) for which the requisite service has already been rendered. The amendments in this update are effective for annual periods and interim periods within those annual periods beginning after December 15, 2015. Earlier adoption is permitted. Management is currently evaluating the impact of adoption on the consolidated financial statements, but does not believe that adoption will have a material impact.

49 Table of Contents NOTES TO CONSOLIDATED FINANCIAL STATEMENTS MVB FINANCIAL CORP. AND SUBSIDIARIES December 31, 2014 47 In August 2014, the FASB issued ASU No. 2014-14 – Receivables – Troubled Debt Restructurings by Creditors (Subtopic 310-40): “Classification of Certain Government-Guaranteed Mortgage Loans upon Foreclosure,’ to address the diversity in practice regarding the classification and measurement of foreclosed loans which were part of a government-sponsored loan guarantee program (e.g. HUD, FHA, VA). The ASU outlines certain criteria that, if met, the loan (residential or commercial) should be derecognized and a separate other receivable should be recorded upon foreclosure at the amount of the loan balance (principal and interest) expected to be recovered from the guarantor. This ASU will be effective for annual reporting periods beginning after December 15, 2014, including interim periods within that reporting period. Early adoption is permitted, provided the entity has adopted ASU 2014-04. The ASU should be adopted either prospectively or on a modified retrospective basis. Management is currently evaluating the impact of adoption on the consolidated financial statements, but does not believe that adoption will have a material impact. In August 2014, the FASB issued ASU No. 2014-15 Presentation of Financial Statements – Going Concern (Subtopic 205-40): “Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern,” to reduce diversity in the timing and content of going concern disclosures. This ASU clarifies management’s responsibility to evaluate and provide related disclosures if there are any conditions or events, as a whole, that raise substantial doubt about the entity’s ability to continue as a going concern for one year after the date the financial statements are issued (or, if applicable, available to be issued). The amendments in this ASU are effective for the annual period ending after December 15, 2016, and for annual and interim periods thereafter. Early application is permitted. Management is currently evaluating the impact of adoption on the consolidated financial statements, but does not believe that adoption will have a material impact. NOTE 2. INVESTMENT SECURITIES Amortized cost and fair values of investment securities held-to-maturity at December 31, 2014, including gross unrealized gains and losses, are summarized as follows: Amortized Unrealized Unrealized Fair (in thousands) Cost Gain Loss Value Municipal securities $ 54,538 $ 1,600 $ (267) $ 55,871 Total investment securities held-to-maturity $ 54,538 $ 1,600 $ (267) $ 55,871 Amortized cost and fair values of investment securities held-to-maturity at December 31, 2013, including gross unrealized gains and losses, are summarized as follows: Amortized Unrealized Unrealized Fair (in thousands) Cost Gain Loss Value Municipal securities $ 56,670 $ 367 $ (2,919) $ 54,118 Total investment securities held-to-maturity $ 56,670 $ 367 $ (2,919) $ 54,118

50 Table of Contents NOTES TO CONSOLIDATED FINANCIAL STATEMENTS MVB FINANCIAL CORP. AND SUBSIDIARIES December 31, 2014 48 Amortized cost and fair values of investment securities available-for-sale at December 31, 2014 are summarized as follows: Amortized Unrealized Unrealized Fair (in thousands) Cost Gain Loss Value U. S. Agency securities $ 37,926 $ 73 $ (465) $ 37,534 U.S. Sponsored Mortgage-backed securities 30,293 58 (419) 29,932 Total debt securities 68,219 131 (884) 67,466 Equity and other securities 670 77 — 747 Total investment securities available-for-sale $ 68,889 $ 208 $ (884) $ 68,213 Amortized cost and fair values of investment securities available-for-sale at December 31, 2013 are summarized as follows: Amortized Unrealized Unrealized Fair (in thousands) Cost Gain Loss Value U. S. Agency securities $ 60,744 $ — $ (1,922) $ 58,822 U.S. Sponsored Mortgage-backed securities 47,317 118 (843) 46,592 Total debt securities 108,061 118 (2,765) 105,414 Equity and other securities 810 187 — 997 Total investment securities available-for-sale $ 108,871 $ 305 $ (2,765) $ 106,411 The following tables summarize amortized cost and fair values of debt securities by maturity: December 31, 2014 Held to Maturity Available for sale Amortized Fair Amortized Fair Cost Value Cost Value Within one year $ — $ — $ — $ — After one year, but within five 2,411 2,453 20,185 20,117 After five years, but within ten 16,564 16,940 22,832 22,534 After ten Years 35,563 36,478 25,202 24,815 Total $ 54,538 $ 55,871 $ 68,219 $ 67,466 Investment securities with a carrying value of $118,734 and $152,193 at December 31, 2014 and 2013, respectively, were pledged to secure public funds, repurchase agreements and potential borrowings at the Federal Reserve discount window. The Company’s investment portfolio includes securities that are in an unrealized loss position as of December 31, 2014, the details of which are included in the following table. Although these securities, if sold at December 31, 2014 would result in a pretax loss of $1,151, the Company has no intent to sell the applicable securities at such fair values, and maintains the Company has the ability to hold these securities until all principal has been recovered. Declines in the fair values of these securities can be traced to general market conditions which reflect the prospect for the economy as a whole. When determining other-than-temporary impairment on securities, the Company considers such factors as adverse conditions specifically related to a certain security or to specific conditions in an industry or geographic area, the time frame securities have been in an unrealized loss position, the Company’s ability to hold the security for a period of time sufficient to allow for anticipated recovery in value, whether or not the security has been downgraded by a rating

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
MVB FINANCIAL CORP. AND SUBSIDIARIES
December 31, 2014

agency, and whether or not the financial condition of the security issuer has severely deteriorated. As of December 31, 2014, the Company considers all securities with unrealized loss positions to be temporarily impaired, and consequently, does not believe the Company will sustain any material realized losses as a result of the current temporary decline in fair value.

The following table discloses investments in an unrealized loss position at December 31, 2014:

(in thousands) Description and number of positions	Less than 12 months		12 months or more	
	Fair Value	Unrealized Loss	Fair Value	Unrealized Loss
U.S. Agency securities (9)	$ 996	$ (3)	$ 26,900	$ (462)
U.S. Sponsored Mortgage-backed securities (8)	678	(3)	14,824	(416)
Municipal securities (42)	528	(3)	16,489	(264)
	$ 2,202	$ (9)	$ 58,213	$ (1,142)

The following table discloses investments in an unrealized loss position at December 31, 2013:

(in thousands) Description and number of positions	Less than 12 months		12 months or more	
	Fair Value	Unrealized Loss	Fair Value	Unrealized Loss
U.S. Agency securities (19)	$ 58,822	$ (1,922)	$ —	$ —
U.S. Sponsored Mortgage-backed securities (18)	14,969	(113)	19,781	(730)
Municipal securities (103)	35,502	(2,535)	4,471	(384)
	$ 109,293	$ (4,570)	$ 24,252	$ (1,114)

The Company sold investments available-for-sale of $61.3 million and $15.2 million in 2014 and 2013, respectively. These sales resulted in gross gains of $553 and $145 and gross losses of $140 and $0 in 2014 and 2013, respectively.

NOTE 3. LOANS AND ALLOWANCE FOR LOAN LOSSES

The Company routinely generates 1-4 family mortgages for sale into the secondary market. During 2014 and 2013, the Company recognized sales proceeds of $882.2 million and $1.0 billion, resulting in gains on loans held for sale of $18.4 million and $21.5 million, respectively.

The components of loans in the Consolidated Balance Sheet at December 31, were as follows:

(in thousands)	2014	2013
Commercial and non-residential real estate	$ 560,752	$ 457,388
Residential real estate	174,507	118,204
Home equity	45,935	27,797
Consumer	17,103	18,916
	$ 798,297	$ 622,305

51

52 Table of Contents NOTES TO CONSOLIDATED FINANCIAL STATEMENTS MVB FINANCIAL CORP. AND SUBSIDIARIES December 31, 2014 50 All loan origination fees and direct loan origination costs are deferred and recognized over the life of the loan. As of December 31, 2014 and 2013, net deferred (fees) and costs of $1,365 and $1,462, respectively, were included in the carrying value of loans. The following table summarizes the primary segments of the loan portfolio as of December 31, 2014 and 2013 (in thousands): Home Commercial Residential Equity Consumer Total December 31, 2014 Individually evaluated for impairment $ 13,782 $ 969 $ 28 $ 2 $ 14,781 Collectively evaluated for impairment 546,970 173,538 45,907 17,101 783,516 Total Loans $ 560,752 $ 174,507 $ 45,935 $ 17,103 $ 798,297 December 31, 2013 Individually evaluated for impairment $ 6,254 $ 261 $ 28 $ 93 $ 6,636 Collectively evaluated for impairment 451,134 117,943 27,769 18,823 615,669 Total Loans $ 457,388 $ 118,204 $ 27,797 $ 18,916 $ 622,305 Loans are considered to be impaired when, based on current information and events, it is probable that the Company will be unable to collect the scheduled payments of principal or interest when due according to the contractual terms of the loan agreement. Factors considered by management in evaluating impairment include payment status, collateral value, and the probability of collecting scheduled principal and interest payments when due. Management determines the significance of payment delays and payment shortfalls on a case-by-case basis, taking into consideration all of the circumstances surrounding the loan and the borrower, including the length of the delay, the reasons for the delay, the borrower’s prior payment record, and the amount of the shortfall in relation to the principal and interest owed. The Company also separately evaluates individual consumer and residential mortgage loans for impairment. The Chief Credit Officer identifies these loans individually by monitoring the delinquency status of the Bank’s portfolio. Once identified, the Bank’s ongoing communications with the borrower allow Management to evaluate the significance of the payment delays and the circumstances surrounding the loan and the borrower. A collateral evaluation is completed when it is determined that the loan is impaired. Once the determination has been made that a loan is impaired, the determination of whether a specific allocation of the allowance is necessary is measured by comparing the recorded investment in the loan to the fair value of the loan using one of three methods: (a) the present value of expected future cash flows discounted at the loan’s effective interest rate; (b) the loan’s observable market price; or (c) the fair value of the collateral less selling costs. The method is selected on a loan-by-loan basis, with management primarily utilizing the fair value of collateral method. The evaluation of the need and amount of a specific allocation of the allowance and whether a loan can be removed from impairment status is made on a quarterly basis.

53 Table of Contents NOTES TO CONSOLIDATED FINANCIAL STATEMENTS MVB FINANCIAL CORP. AND SUBSIDIARIES December 31, 2014 51 The following table presents impaired loans by class, segregated by those for which a specific allowance was required and those for which a specific allowance was not necessary as of December 31, 2014 and 2013 (in thousands): Impaired Loans with No Impaired Loans with Specific Specific Allowance Allowance Total Impaired Loans Unpaid Recorded Related Recorded Recorded Principal Investment Allowance Investment Investment Balance December 31, 2014 Commercial Commercial Business $ — $ — $ 3,606 $ 3,606 $ 3,606 Commercial Real Estate 1,527 260 5,021 6,548 6,548 Acquisition & Development 273 102 3,355 3,628 4,703 Total Commercial 1,800 362 11,982 13,782 14,857 Residential 969 298 — 969 969 Home Equity 28 28 — 28 28 Consumer 2 2 — 2 2 Total impaired loans $ 2,799 $ 690 $ 11,982 $ 14,781 $ 15,856 December 31, 2013 Commercial Commercial Real Estate $ 1,801 $ 407 $ 120 $ 1,921 $ 2,199 Acquisition & Development 4,333 836 — 4,333 4,055 Total Commercial 6,134 1,243 120 6,254 6,254 Residential 261 175 — 261 261 Home Equity 28 28 — 28 28 Consumer 25 12 68 93 93 Total impaired loans $ 6,448 $ 1,458 $ 188 $ 6,636 $ 6,636 Impaired loans have increased during 2014, but remain at a level that is manageable. The increase is primarily attributed to two loans that have experienced financial adversity as a result of the developments in the respective industries within which they operate, neither of which represents a concentration of any kind in the Bank’s commercial loan portfolio. One loan, with an outstanding balance of $3.6 million is dependent upon the condition of the coal industry, while the other loan, with a balance of $5.0 million, is a commercial real estate property in the Northern Virginia market, which had as primary tenants, government contractors that have vacated the premises as a result of losing significant contracts with the United States government. It is important to note that the commercial real estate loan was purchased from another financial institution in late 2013. It is the Bank’s position that the “Loan Sales Agreement” has been breached by the selling institution and legal recourse is being pursued by the Bank.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
MVB FINANCIAL CORP. AND SUBSIDIARIES
December 31, 2014

The following table presents the average recorded investment in impaired loans and related interest income recognized for the years ended (in thousands):

	December 31, 2014			December 31, 2013		
	Average Investment in Impaired Loans	Interest Income Recognized on Accrual Basis	Interest Income Recognized on Cash Basis	Average Investment in Impaired Loans	Interest Income Recognized on Accrual Basis	Interest Income Recognized on Cash Basis
Commercial						
Commercial Business	$ 301	$ 14	$ 61	$ —	$ —	$ —
Commercial Real Estate	2,213	149	105	1,878	38	58
Acquisition & Development	4,456	112	94	2,360	74	91
Total Commercial	6,970	275	260	4,238	112	149
Residential	804	20	20	356	7	6
Home Equity	28	1	1	2	1	—
Consumer	20	1	1	19	1	2
Total	$ 7,822	$ 297	$ 282	$ 4,615	$ 121	$ 157

Bank management uses a nine point internal risk rating system to monitor the credit quality of the overall loan portfolio. The first six categories are considered not criticized, and are aggregated as "Pass" rated. The criticized rating categories utilized by management generally follow bank regulatory definitions. The Special Mention category includes assets that are currently protected but are potentially weak, resulting in an undue and unwarranted credit risk, but not to the point of justifying a Substandard classification. Loans in the Substandard category have well-defined weaknesses that jeopardize the liquidation of the debt, and have a distinct possibility that some loss will be sustained if the weaknesses are not corrected. The portion of any loan that represents a specific allocation of the allowance for loan losses is placed in the Doubtful category. Any portion of a loan that has been charged off is placed in the Loss category.

To help ensure that risk ratings are accurate and reflect the present and future capacity of borrowers to repay a loan as agreed, the Bank has a structured loan rating process with several layers of internal and external oversight. Generally, consumer and residential mortgage loans are included in the Pass categories unless a specific action, such as bankruptcy, repossession, or death occurs to raise awareness of a possible credit event. The Bank's Chief Credit Officer is responsible for the timely and accurate risk rating of the loans in the portfolio at origination and on an ongoing basis. The Credit Department performs an annual review of all commercial relationships $1,000 or greater. Confirmation of the appropriate risk grade is included in the review on an ongoing basis. The Bank has an experienced Credit Department that continually reviews and assesses loans within the portfolio. The Credit Department compiles detailed reviews, including plans for resolution, on loans classified as Substandard on a quarterly basis. Loans in the Special Mention and Substandard categories that are collectively evaluated for impairment are given separate consideration in the determination of the allowance.

54

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
MVB FINANCIAL CORP. AND SUBSIDIARIES
December 31, 2014

The following table represents the classes of the loan portfolio summarized by the aggregate Pass and the criticized categories of Special Mention, Substandard and Doubtful within the internal risk rating system as of December 31, 2014 and 2013 (in thousands):

	Pass	Special Mention	Substandard	Doubtful	Total
December 31, 2014					
Commercial					
Commercial Business	$ 234,547	$ 618	$ 3,713	$ —	$ 238,878
Commercial Real Estate	262,215	11,242	7,323	—	280,780
Acquisition & Development	34,391	3,075	1,496	2,132	41,094
Total Commercial	531,153	14,935	12,532	2,132	560,752
Residential	171,395	2,147	965	—	174,507
Home Equity	45,684	223	28	—	45,935
Consumer	16,477	624	2	—	17,103
Total Loans	$ 764,709	$ 17,929	$ 13,527	$ 2,132	$ 798,297
December 31, 2013					
Commercial					
Commercial Business	$ 196,608	$ 5,830	$ 26	$ —	$ 202,464
Commercial Real Estate	231,083	2,816	3,306	—	237,205
Acquisition & Development	9,783	2,920	5,016	—	17,719
Total Commercial	437,474	11,566	8,348	—	457,388
Residential	115,283	2,660	261	—	118,204
Home Equity	27,662	107	28	—	27,797
Consumer	18,188	635	93	—	18,916
Total Loans	$ 598,607	$ 14,968	$ 8,730	$ —	$ 622,305

Management further monitors the performance and credit quality of the loan portfolio by analyzing the age of the portfolio as determined by the length of time a recorded payment is past due.

A loan that has deteriorated and is in a collection process could warrant non-accrual status. A thorough review is to be presented to the Chief Credit Officer and or the Mortgage Loan Committee ("MLC"), as required with respect to any loan which is in a collection process and to make a determination as to whether the loan should be placed on non-accrual status. The placement of loans on non-accrual status will be subject to applicable regulatory restrictions and guidelines. Generally, loans should be placed in non-accrual status when the loan approaches 90 days past due, when it becomes likely the borrower cannot or will not make scheduled principal or interest payments, when full repayment of principal and interest is not expected, or when the loan displays potential loss characteristics. Normally, all accrued interest should be charged off when a loan is placed in non-accrual status. Any payments subsequently received should be applied to principal. To remove a loan from non-accrual status, all principal and interest due must be paid up to date and the bank is reasonably sure of future satisfactory payment performance. Usually, this requires a six-month recent history

55

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
MVB FINANCIAL CORP. AND SUBSIDIARIES
December 31, 2014

of payments due. Removal of a loan from non-accrual status will require the approval of the Chief Credit Officer and or MLC.

The following table presents the classes of the loan portfolio summarized by aging categories of performing loans and nonaccrual loans as of December 31, 2014 and 2013 (in thousands):

	Current	30-59 Days Past Due	60-89 Days Past Due	90 Days + Past Due	Total Past Due	Total Loans	Non-Accrual	90+ Days Still Accruing
December 31, 2014								
Commercial								
Commercial Business	$ 233,464	$ 3,738	$ 1,500	$ 176	$ 5,414	$ 238,878	$ 107	$ 69
Commercial Real Estate	270,600	234	4,925	5,021	10,180	280,780	—	5,021
Acquisition & Development	37,739	—	—	3,355	3,355	41,094	3,355	—
Total Commercial	541,803	3,972	6,425	8,552	18,949	560,752	3,462	5,090
Residential	167,392	4,478	2,126	511	7,115	174,507	487	216
Home Equity	45,815	120	—	—	120	45,935	—	—
Consumer	16,692	411	—	—	411	17,103	—	—
Total	$ 771,702	$ 8,981	$ 8,551	$ 9,063	$ 26,595	$ 798,297	$ 3,949	$ 5,306
December 31, 2013								
Commercial								
Commercial Business	$ 202,275	$ 139	$ 24	$ 26	$ 189	$ 202,464	$ 26	$ —
Commercial Real Estate	236,870	77	—	258	335	237,205	258	—
Acquisition & Development	17,719	—	—	—	—	17,719	—	—
Total Commercial	456,864	216	24	284	524	457,388	284	—
Residential	116,150	1,401	193	460	2,054	118,204	30	430
Home Equity	27,741	28	—	28	56	27,797	—	28
Consumer	18,747	92	—	77	169	18,916	76	1
Total	$ 619,502	$ 1,737	$ 217	$ 849	$ 2,803	$ 622,305	$ 390	$ 459

An allowance for loan losses ("ALL") is maintained to absorb losses from the loan portfolio. The ALL is based on management's continuing evaluation of the risk characteristics and credit quality of the loan portfolio, assessment of current economic conditions, diversification and size of the portfolio, adequacy of collateral, past and anticipated loss experience, and the amount of non-performing loans.

Interest income on loans would have increased by approximately $221 and $47 for 2014 and 2013, respectively, if loans had performed in accordance with their terms.

The Bank's methodology for determining the ALL is based on the requirements of ASC Section 310-10-35 for loans individually evaluated for impairment (discussed above) and ASC Subtopic 450-20 for loans collectively evaluated for impairment, as well as the Interagency Policy Statements on the Allowance for Loan and Lease Losses and other bank regulatory guidance. The total of the two components represents the Bank's ALL.

Loans that are collectively evaluated for impairment are analyzed with general allowances being made as appropriate. For general allowances, historical loss trends are used in the estimation of losses in the current portfolio. These historical loss amounts are modified by qualified factors.

56

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
MVB FINANCIAL CORP. AND SUBSIDIARIES
December 31, 2014

The segments described above, which are based on the Federal call code assigned to each loan, provide the starting point for the ALL analysis. Company and bank management tracks the historical net charge-off activity at the call code level. A historical charge-off factor is calculated utilizing a defined number of consecutive historical quarters. All pools currently utilize a rolling 12 quarters.

"Pass" rated credits are segregated from "Criticized" credits for the application of qualitative factors. Loans in the criticized pools, which possess certain qualities or characteristics that may lead to collection and loss issues, are closely monitored by management and subject to additional qualitative factors.

Company and Bank management have identified a number of additional qualitative factors which it uses to supplement the historical charge-off factor because these factors are likely to cause estimated credit losses associated with the existing loan pools to differ from historical loss experience. The additional factors that are evaluated quarterly and updated using information obtained from internal, regulatory, and governmental sources are: national and local economic trends and conditions; levels of and trends in delinquency rates and non-accrual loans; trends in volume and terms of loans; effects of changes in lending policies; experience, ability, and depth of lending staff; value of underlying collateral; and concentrations of credit from a loan type, industry and/or geographic standpoint. The combination of historical charge-off and qualitative factors are then weighted for each risk grade. These weightings are determined internally based upon the likelihood of loss as a loan risk grading deteriorates.

Bank management reviews the loan portfolio on a quarterly basis using a defined, consistently applied process in order to make appropriate and timely adjustments to the ALL. When information confirms all or part of specific loans to be uncollectible, these amounts are promptly charged off against the ALL.

The following table summarizes the primary segments of the ALL, segregated into the amount required for loans individually evaluated for impairment and the amount required for loans collectively evaluated for impairment as of December 31, 2014 and 2013. Activity in the allowance is presented for the periods indicated (in thousands):

	Commercial	Residential	Home Equity	Consumer	Total
ALL balance at December 31, 2013	$ 3,609	$ 519	$554	$ 253	$ 4,935
Charge-offs	(1,110)	(130)	—	(68)	(1,308)
Recoveries	7	—	3	4	14
Provision	1,857	573	134	18	2,582
ALL balance at December 31, 2014	$ 4,363	$ 962	$691	$ 207	$ 6,223
Individually evaluated for impairment	$ 362	$ 298	$ 28	$ 2	$ 690
Collectively evaluated for impairment	$ 4,001	$ 664	$663	$ 205	$ 5,533

57

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
MVB FINANCIAL CORP. AND SUBSIDIARIES
December 31, 2014

	Commercial	Residential	Home Equity	Consumer	Total
ALL balance at December 31, 2012	$ 3,107	$ 514	$242	$ 213	$ 4,076
Charge-offs	(1,458)	(38)	—	(33)	(1,529)
Recoveries	57	60	10	1	128
Provision	1,903	(17)	302	72	2,260
ALL balance at December 31, 2013	$ 3,609	$ 519	$554	$ 253	$ 4,935
Individually evaluated for impairment	$ 1,243	$ 175	$ 28	$ 12	$ 1,458
Collectively evaluated for impairment	$ 2,366	$ 344	$526	$ 241	$ 3,477

During December 2013 the Bank purchased $74.3 million in performing commercial real estate secured loans in the northern Virginia area. At the time of acquisition, none of these loans were considered impaired. They were acquired at a premium of roughly 1.024 or $1.8 million, which is being amortized in accordance with ASC 310-20. These loans are collectively evaluated for impairment under ASC 450. Loans are monitored individually for payoff activity, and any necessary adjustments to the premium will be made accordingly. At December 31, 2014, these balances totaled $51.3 million. Of the $23 million decrease, MVB refinanced $15.7 million and sold a participation totaling $2.9 million. The weighted average yield on the remaining portfolio is 5.66%.

The allowance for loan losses is based on estimates, and actual losses will vary from current estimates. Management believes that the granularity of the homogeneous pools and the related historical loss ratios and other qualitative factors, as well as the consistency in the application of assumptions, result in an ALL that is representative of the risk found in the components of the portfolio at any given date.

Troubled Debt Restructurings

The restructuring of a loan is considered a troubled debt restructuring ("TDR") if both (i) the borrower is experiencing financial difficulties and (ii) the creditor has granted a concession. Concessions may include interest rate reductions or below market interest rates, principal forgiveness, restructuring amortization schedules and other actions intended to minimize potential losses. No TDR's have defaulted for the years ended December 31, 2014 and 2013, respectively.

At December 31, 2014 and 2013, the Bank had specific reserve allocations for TDR's of $582 and $1.4 million, respectively.

58

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
MVB FINANCIAL CORP. AND SUBSIDIARIES
December 31, 2014

The following table presents details related to loans identified as Troubled Debt Restructurings during the years ended December 31, 2014 and 2013.

	December 31, 2014			December 31, 2013		
(Dollars in thousands)	Number of Contracts	Pre-Modification Outstanding Recorded Investment	Post-Modification Outstanding Recorded Investment	Number of Contracts	Pre-Modification Outstanding Recorded Investment	Post-Modification Outstanding Recorded Investment
Commercial						
Commercial Business	1	$ 3,606	$ 3,606	2	$ 119	$ 119
Commercial Real Estate	1	496	300	1	352	250
Acquisition and Development	—	—	—	3	4,349	4,333
Total Commercial	2	4,102	3,906	6	4,820	4,702
Residential Real Estate	1	389	382	—	—	—
Home Equity	—	—	—	1	28	28
Consumer	—	—	—	3	8	6
Total	3	$ 4,491	$ 4,288	10	$ 4,856	$ 4,736

(1) The pre-modification and post-modification balances represent the balances outstanding immediately before and after modification of the loan.

NOTE 4. PREMISES AND EQUIPMENT

Premises and equipment at December 31, were as follows:

(in thousands)	2014	2013
Land	$ 3,006	$ 1,976
Buildings and improvements	14,351	7,755
Furniture, fixtures and equipment	9,126	7,000
Construction in progress	3,669	4,154
Leasehold improvements	1,734	1,203
	31,886	22,088
Accumulated depreciation	(6,414)	(5,169)
Net premises and equipment	$ 25,472	$ 16,919

During 2014, the Bank completed construction of a new facility in Kanawha County, West Virginia and a new facility in the West Virginia High Technology Park in Fairmont, Marion County, West Virginia.

Depreciation expense amounted to $1,245 and $936 for 2014 and 2013, respectively.

59

60 Table of Contents NOTES TO CONSOLIDATED FINANCIAL STATEMENTS MVB FINANCIAL CORP. AND SUBSIDIARIES December 31, 2014 58 NOTE 5. DEPOSITS Deposits at December 31, were as follows: (in thousands) 2014 2013 Demand deposits of individuals, partnerships, and corporations Non-interest bearing demand $ 67,066 $ 63,336 Interest bearing demand 431,896 320,420 Savings and money markets 87,715 70,902 Time deposits including CDs and IRAs 236,550 241,153 Total deposits $ 823,227 $ 695,811 Time deposits that meet or exceed the FDIC insurance limit $ 23,257 $ 22,358 Maturities of time deposits at December 31, 2014 were as follows (in thousands): 2015 $ 159,508 2016 42,679 2017 6,157 2018 12,312 2019 15,894 Total $ 236,550 NOTE 6. BORROWED FUNDS The Bank is a member of the Federal Home Loan Bank (“FHLB”) of Pittsburgh, Pennsylvania. The remaining maximum borrowing capacity with the FHLB at December 31, 2014 was approximately $257,982. At December 31, 2014 and 2013 the Bank had borrowed $101,287 and $104,647.

61 Table of Contents NOTES TO CONSOLIDATED FINANCIAL STATEMENTS MVB FINANCIAL CORP. AND SUBSIDIARIES December 31, 2014 59 Short-term borrowings and Repurchase Agreements Along with traditional deposits, the Bank has access to both overnight repurchase agreements and short-term borrowings from FHLB to fund its operations and investments. Repurchase agreements totaled $32.7 million at December 31, 2014, compared to $81.6 million in 2013. The decline in repurchase agreements simply relates to strategically moving customer accounts from repurchase agreements to public funds demand deposits accounts. Short-term borrowings from FHLB totaled $95.8 million at December 31, 2014, compared to $98.0 million at year-end 2013. Information related to short-term borrowings and repurchase agreements is summarized below: Short-term borrowings: (Dollars in thousands) 2014 2013 Balance at end of year $ 95,829 $ 98,028 Average balance during the year 76,185 55,686 Maximum month-end balance 120,229 98,028 Weighted-average rate during the year 0.27% 0.25 % Rate at December 31 0.32% 0.25 % Repurchase agreements: (Dollars in thousands) 2014 2013 Balance at end of year $ 32,673 $ 81,578 Average balance during the year 55,731 80,166 Maximum month-end balance 83,781 81,578 Weighted-average rate during the year 0.52% 0.71 % Rate at December 31 0.35% 0.65 % Average balances in the table above were calculated using daily averages for the related accounts. Term notes from the FHLB as of December 31 were as follows: (Dollars in thousands) 2014 2013 Fixed interest rate notes, originating between April 2002 and December 2007, due between July 2016 and April 2022, interest of between 4.50% and 5.90% payable monthly $ 4,618 $ 5,759 Amortizing fixed interest rate note, originating February 2007, due February 2022, payable in monthly installments of $5, including interest of 5.22% 840 860 $ 5,458 $ 6,619

62 Table of Contents NOTES TO CONSOLIDATED FINANCIAL STATEMENTS MVB FINANCIAL CORP. AND SUBSIDIARIES December 31, 2014 60 Subordinated Debt In March 2007 the Company completed the private placement of $4 million Floating Rate, Trust Preferred Securities through its MVB Financial Statutory Trust I subsidiary (the “Trust”). The Company established the Trust for the sole purpose of issuing the Trust Preferred Securities pursuant to an Amended and Restated Declaration of Trust. The proceeds from the sale of the Trust Preferred Securities will be loaned to the Company under subordinated Debentures (the “Debentures”) issued to the Trust pursuant to an Indenture. The Debentures are the only asset of the Trust. The Trust Preferred Securities have been issued to a pooling vehicle that will use the distributions on the Trust Preferred Securities to securitize note obligations. The securities issued by the Trust are includable for regulatory purposes as a component of the Company’s Tier I capital. The Trust Preferred Securities and the Debentures mature in 2037 and have been redeemable by the Company since 2012. Interest payments are due in March, June, September and December and are adjusted at the interest due dates at a rate of 1.62% over the three month LIBOR Rate. The obligations of the Company with respect to the issuance of the trust preferred securities constitute a full and unconditional guarantee by the Company of the Trust's obligations with respect to the trust preferred securities to the extent set forth in the related guarantees. On June 30, 2014, MVB Financial Corp. (the “Company”) issued its Convertible Subordinated Promissory Notes Due 2024 (the “Notes”) to various investors in the aggregate principal amount of $29,400,000. The Notes were issued in $100,000 increments per Note subject to a minimum investment of $1,000,000. The Notes expire 10 years after the initial issuance date of the Notes (the “Maturity Date”). Interest on the Notes accrues on the unpaid principal amount of each Note (paid quarterly in arrears on January 1, April 1, July 1 and October 1 of each year) which rate shall be dependent upon the principal invested in the Notes and the holder’s ownership of common stock in the Company. For investments of less than $3,000,000 in Notes, an ownership of Company common stock representing at least 30% of the principal of the Notes acquired, the interest rate on the Notes is 7% per annum. For investments of $3,000,000 or greater in Notes and ownership of the Company’s common stock representing at least 30% of the principal of the Notes acquired, the interest rate on the Notes is 7.5% per annum. For investments of $10,000,000 or greater, the interest rate on the Notes is 7% per annum, regardless of whether the holder owns or acquires MVB common stock. The principal on the Notes shall be paid in full at the Maturity Date. On the fifth anniversary of the issuance of the Notes, a holder may elect to continue to receive the stated fixed rate on the Notes or a floating rate determined by LIBOR plus 5% up to a maximum rate of 9%, adjusted quarterly. The Notes are unsecured and subject to the terms and conditions of any senior debt and after consultation with the Board of Governors of the Federal Reserve System, the Company may, after the Notes have been outstanding for five years, and without premium or penalty, prepay all or a portion of the unpaid principal amount of any Note together with the unpaid interest accrued on such portion of the principal amount of such Note. All such prepayments shall be made pro rata among the holders of all outstanding Notes. At the election of a holder, any or all of the Notes may be converted into shares of common stock during the 30-day period after the first, second, third, fourth, and fifth anniversaries of the issuance of the Notes or upon a notice to prepay by the Company. The Notes will convert into common stock based on $32 per share of the Company’s common stock. The conversion price will be subject to anti-dilution adjustments for certain events such as stock splits, reclassifications, non-cash distributions, extraordinary cash dividends, pro rata repurchases of common stock, and business combination transactions. The Company must give 20 days’ notice to the holders of the Company’s intent to prepay the Notes, so that holders may execute the conversion right set forth above if a holder so desires. Repayment of the Notes is subordinated to the Company’s outstanding senior debt including (if any) without limitation, senior secured loans. No payment will be made by the Company, directly or indirectly, on the Notes, unless and until all

63 Table of Contents NOTES TO CONSOLIDATED FINANCIAL STATEMENTS MVB FINANCIAL CORP. AND SUBSIDIARIES December 31, 2014 61 of the senior debt then due has been paid in full. Notwithstanding the foregoing, so long as there exists no event of default under any senior debt, the Company would make, and a holder would receive and retain for the holder’s account, regularly scheduled payments of accrued interest and principal pursuant to the terms of the Notes. The Company must obtain a consent of the holders of the Notes prior to issuing any new senior debt in excess of $15,000,000 after the date of issuance of the Notes and prior to the Maturity Date. An event of default will occur upon the Company’s bankruptcy or any failure to pay interest, principal, or other amounts owing on the Notes when due. Upon the occurrence and during the continuance of an event of default (but subject to the subordination provisions of the Notes) the holders of a majority of the outstanding principal amount of the Notes may declare all or any portion of the outstanding principal amount of the Notes due and payable and demand immediate payment of such amount. The Notes are redeemable, in whole or in part, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed on any interest payment date after a date five years from the original issue date. The Company reflects subordinated debt in the amount of $33.5 million and $4.1 million as of December 31, 2014 and December 31, 2013 and interest expense of $1.1 million and $79 for the years ended December 31, 2014 and 2013. A summary of maturities of borrowings and subordinated debt over the next five years is as follows: (dollars in thousands) Year Amount 2015 95,998 2016 1,246 2017 1,470 2018 81 2019 85 Thereafter 35,931 $ 134,811 NOTE 7. COMMITMENTS AND CONTINGENT LIABILITIES Commitments The Company is a party to financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments include commitments to extend credit and standby letters of credit. These instruments involve, to varying degrees, elements of credit and interest rate risk in excess of the amounts recognized in the statements of financial condition. The Company’s exposure to credit loss in the event of nonperformance by the other party to the financial instruments for commitments to extend credit and standby letters of credit is represented by the contractual amount of those instruments. The Company uses the same credit policies in making commitments and conditional obligations as it does for on-balance-sheet instruments. Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The Company evaluates each customer’s

64 Table of Contents NOTES TO CONSOLIDATED FINANCIAL STATEMENTS MVB FINANCIAL CORP. AND SUBSIDIARIES December 31, 2014 62 credit worthiness on a case-by-case basis. The amount and type of collateral obtained, if deemed necessary by the Company upon extension of credit, varies and is based on management’s credit evaluation of the customer. Standby letters of credit are conditional commitments issued by the Company to guarantee the performance of a customer to a third party. Standby letters of credit generally have fixed expiration dates or other termination clauses and may require payment of a fee. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loans to customers. The Company’s policy for obtaining collateral, and the nature of such collateral, is essentially the same as that involved in making commitments to extend credit. Total contractual amounts of the commitments as of December 31 were as follows: (in thousands) 2014 2013 Available on lines of credit $ 142,209 $ 89,956 Stand-by letters of credit 4,748 680 Other loan commitments 993 1,681 $ 147,950 $ 92,317 Concentration of Credit Risk The Company grants a majority of its commercial, financial, agricultural, real estate and installment loans to customers throughout the Marion, Harrison, Monongalia, Kanawha, Jefferson and Berkeley County areas of West Virginia as well as the Northern Virginia area and adjacent counties. Collateral for loans is primarily residential and commercial real estate, personal property, and business equipment. The Company evaluates the credit worthiness of each of its customers on a case-by-case basis, and the amount of collateral it obtains is based upon management’s credit evaluation. Regulatory Beginning in 2013, the Company is required to maintain certain reserve balances on hand in accordance with the Federal Reserve Board requirements. The average balance maintained in accordance with such requirements was $16,768 and $7,986 on December 31, 2014 and 2013, respectively. Contingent Liability The subsidiary bank is involved in various legal actions arising in the ordinary course of business. In the opinion of management and counsel, the outcome of these matters will not have a significant adverse effect on the consolidated financial statements. NOTE 8. INCOME TAXES The amount reflected as income taxes represents federal and state income taxes on financial statement income. Certain items of income and expense, primarily the provision for possible loan losses, allowance for losses on foreclosed assets held for resale, depreciation, and accretion of discounts on investment securities are reported in different accounting periods for income tax purposes.

65 Table of Contents NOTES TO CONSOLIDATED FINANCIAL STATEMENTS MVB FINANCIAL CORP. AND SUBSIDIARIES December 31, 2014 63 The provisions for income taxes for the years ended December 31, were as follows: (in thousands) 2014 2013 Current: Federal $ 862 $ 216 State 124 273 $ 986 $ 489 Deferred expense (benefit) Federal $ (1,017) $ 464 State (65) 30 (1,082) 494 Income tax expense (benefit) $ (96) $ 983 Following is a reconciliation of income taxes at federal statutory rates to recorded income taxes for the year ended December 31: 2014 2013 (Dollars in thousands) Amount % Amount % Tax at Federal tax rate $ 674 34% $ 1,701 34 % Tax effect of: State income tax 50 2.5% 125 2.5 % Tax exempt earnings (820) (41.3) % (839) (16.8) % Other — 0% (4) 0% $ (96) (4.8) % $ 983 19.7 % Deferred tax assets and liabilities are the result of timing differences in recognition of revenue and expense for income tax and financial statement purposes. Deferred income tax assets and (liabilities) were comprised of the following at December 31 (in thousands): 2014 2013 Allowance for loan losses $ 2,292 $ 1,263 Minimum pension liability 1,491 990 Unrealized gain on securities available-for-sale 271 984 Gross deferred tax assets 4,054 3,237 Depreciation (705) (747) Pension (10) (22) Goodwill (446) (446) Gross deferred tax liabilities (1,161) (1,215) Net deferred tax asset $ 2,893 $ 2,022 No deferred income tax valuation allowance is provided since it is more likely than not that realization of the deferred income tax asset will occur in future years.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
MVB FINANCIAL CORP. AND SUBSIDIARIES
December 31, 2014

The Company prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. Benefits from tax positions should be recognized in the financial statements only when it is more likely than not that the tax position will be sustained upon examination by the appropriate taxing authority that would have full knowledge of all relevant information. A tax position that meets the more-likely-than-not recognition threshold is measured at the largest amount of benefit that is greater than 50 percent likely of being realized upon ultimate settlement. Tax positions that previously failed to meet the more-likely-than-not recognition threshold should be recognized in the first subsequent financial reporting period in which that threshold is met. Previously recognized tax positions that no longer meet the more-likely-than-not recognition threshold should be derecognized in the first subsequent financial reporting period in which that threshold is no longer met. There is currently no liability for uncertain tax positions and no known unrecognized tax benefits. With limited exception, the Company's federal and state income tax returns for taxable years through 2009 have been closed for purposes of examination by the federal and state taxing jurisdictions.

NOTE 9. RELATED PARTY TRANSACTIONS

The Company has granted loans to officers and directors of the Company and to their associates. Related party loans are made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with unrelated parties and do not involve more than normal risk of collectability. Set forth below is a summary of the related loan activity.

(in thousands)	Balance at Beginning of Year	Borrowings	Retirement	Repayments	Balance at end of Year
December 31, 2014	$ 18,090	$ 4,834	$ (514)	$ (1,782)	$ 20,628
December 31, 2013	$ 23,571	$ 3,090	$ (7,723)	$ (848)	$ 18,090

The Company held related party deposits of $6.9 million and $4.6 million at December 31, 2014 and December 31, 2013, respectively.

The Company held related party repurchase agreements of $0 and $1.5 million at December 31, 2014 and December 31, 2013, respectively.

NOTE 10. PENSION PLAN

The Company participates in a trusteed pension plan known as the Allegheny Group Retirement Plan covering virtually all full-time employees. Benefits are based on years of service and the employee's compensation. Accruals under the Plan were frozen as of May 31, 2014. Freezing the plan resulted in a re-measurement of the pension obligations and plan assets as of the freeze date. The pension obligation was re-measured using the discount rate based on the Citigroup Above Median Pension Discount Curve in effect on May 31, 2014 of 4.46%.

The plan freeze lowered the pension cost in 2014 by $347 versus 2013.

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67 Table of Contents NOTES TO CONSOLIDATED FINANCIAL STATEMENTS MVB FINANCIAL CORP. AND SUBSIDIARIES December 31, 2014 65 Information pertaining to the activity in the Company’s defined benefit plan, using the latest available actuarial valuations with a measurement date of December 31, 2014 and 2013 is as follows: (in thousands) 2014 2013 Change in benefit obligation Benefit obligation at beginning of year $ 6,492 $ 5,798 Service cost 346 651 Interest cost 306 247 Actuarial loss 2,194 (65) Assumption changes 1,270 — Curtailment impact (2,299) — Benefits paid (136) (139) Benefit obligation at end of year $ 8,173 $ 6,492 Change in plan assets: Fair value of plan assets at beginning of year $ 4,071 $ 3,366 Actual return on plan assets 96 435 Employer contribution 440 409 Benefits paid (136) (139) Fair value of plan assets at end of year $ 4,471 $ 4,071 Funded status $ (3,702) $ (2,421) Unrecognized net actuarial loss 3,727 2,475 Unrecognized prior service cost — — Prepaid pension cost recognized $ 25 $ 54 Accumulated benefit obligation $ 8,173 $ 4,983 At December 31, 2014 and 2013, the weighted average assumptions used to determine the benefit obligation are as follows: 2014 2013 Discount rate 3.90% 4.86 % Rate of compensation increase n/a % 3.00 % The components of net periodic pension cost are as follows (in thousands): Service cost $ 346 $ 651 Interest cost 306 247 Expected return on plan assets (319) (271) Amortization of prior service costs — 2 Amortization of loss 136 186 Net periodic pension cost $ 469 $ 815

68 Table of Contents NOTES TO CONSOLIDATED FINANCIAL STATEMENTS MVB FINANCIAL CORP. AND SUBSIDIARIES December 31, 2014 66 For the years December 31, 2014 and 2013, the weighted average assumptions used to determine net periodic pension cost are as follows: 2014 2013 Discount rate 4.86% 4.31 % Expected long-term rate of return on plan assets 7.50% 7.46 % Rate of compensation increase n/a % 3.00 % The Company’s pension plan asset allocations at December 31, 2014 and 2013, as well as target allocations for 2015 are as follows: 12/31/2014 12/31/2013 Plan Assets Cash 9% 7 % Fixed income 27% 28 % Alternative investments 15% 12 % Domestic equities 32% 33 % Foreign equities 16% 17 % Real estate inv. trusts (REITs) 1% 3 % Total 100% 100 % The estimated net loss (gain) for the plan that are expected to be amortized from accumulated other comprehensive income into net periodic benefit cost over the next fiscal year is $257. The following table sets forth by level, within the fair value hierarchy, as defined in Note 18 - Fair Value Measurements, the Plan’s assets at fair value as of December 31, 2014. (in thousands) Level I Level II Level III Total Assets: Cash $ 402 $ — — 402 Fixed income 1,207 — — 1,207 Alternative investments — 671 — 671 Domestic equities 1,431 — — 1,431 Foreign equities 715 — — 715 Real estate inv. Trusts 45 — — 45 Total assets at fair value $ 3,800 $ 671 $ — $ 4,471

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
MVB FINANCIAL CORP. AND SUBSIDIARIES
December 31, 2014

The fair value of MVB's pension plan assets at December 31, 2013 by asset class are as follows:

The following table sets forth by level, within the fair value hierarchy, as defined in Note 18 - Fair Value Measurements, the Plan's assets at fair value as of December 31, 2013.

(in thousands)	Level I	Level II	Level III	Total
Assets:				
Cash	$ 285	$ —	—	285
Fixed income	1,140	—	—	1,140
Alternative investments	—	489	—	489
Domestic equities	1,343	—	—	1,343
Foreign equities	692	—	—	692
Real estate inv. Trusts	122	—	—	122
Total assets at fair value	$3,582	$ 489	$ —	$4,071

Investment in government securities and short-term investments are valued at the closing price reported on the active market on which the individual securities are traded. Alternative investments and investment in debt securities are valued at quoted prices which are available but traded less frequently, and items that are fair valued using other financial instruments, the parameters of which can be directly observed. The methods described above may produce a fair value calculation that may not be indicative of net realizable value or reflective of future fair values. Furthermore, while the Plan believes its valuation methods are appropriate and consistent with other market participants, the use of different methodologies or assumptions to determine the fair value of certain financial instruments could result in a different fair value measurement at the reporting date.

Below we show the best estimate of the plan contribution for next fiscal year. We also show the benefits expected to be paid in each of the next five fiscal years, and in the aggregate for the five fiscal years thereafter.

(in thousands)	Cash Flow
Contributions for the period of 01/01/15 through 12/31/15	$ 338
Estimated future benefit payments reflecting expected future service	
2015	$ 221
2016	$ 229
2017	$ 252
2018	$ 258
2019	$ 277
2020 through 2024	$ 1,718

NOTE 11. INTANGIBLE ASSETS

On October 7, 2005, the Company purchased a full service office in the Charles Town area of Jefferson County West Virginia. This office held assets of $1.8 million and total deposits of $17.1 million. As a result of this transaction, the Company recorded intangible assets of $897 goodwill and $128 in core deposit intangibles. The core deposit intangibles

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70 Table of Contents NOTES TO CONSOLIDATED FINANCIAL STATEMENTS MVB FINANCIAL CORP. AND SUBSIDIARIES December 31, 2014 68 have been amortized using the double-declining balance method over 10 years. As of December 31, 2014, $127 has been amortized and $1 remains to be amortized over the next year. Goodwill is evaluated for impairment on October 1st each year by the Company. In December 2012 the Company purchased Potomac Mortgage Group (PMG), a mortgage company in Northern Virginia. As a result of this transaction, MVB Mortgage recorded $16.9 million in goodwill. This goodwill will be evaluated for impairment on an annual basis each December. NOTE 12. STOCK OFFERING On June 30, 2014, the Company filed Certificates of Designations for its Convertible Noncumulative Perpetual Preferred Stock, Series B (“Class B Preferred”) and its Convertible Noncumulative Perpetual Preferred Stock, Series C (“Class C Preferred”). The Class B Preferred Certificate designated 400 shares of preferred stock as Class B Preferred shares. The Class B Preferred shares carry an annual dividend rate of 6% and are convertible into shares of Company common stock within thirty days after the first, second, third, fourth and fifth anniversaries of the original issue date, based on a common stock price of - per share, as adjusted for future corporate activities. The Class B Preferred shares are redeemable by the Company on or after the fifth anniversary of the original issue date for Liquidation Amount, as defined therein, plus declared and unpaid dividends. Redemption is subject to any necessary regulatory approvals. In the event of liquidation of the Company, shares of Class B Preferred stock shall be junior to creditors of the Company and to the shares of Senior Noncumulative Perpetual Preferred Stock, Series A. Holders of Class B Preferred shares shall have no voting rights, except for authorization of senior shares of stock, amendment to the Class B Preferred shares, share exchanges, reclassifications or changes of control, or as required by law. The Class C Preferred Certificate designated 383.4 shares of preferred stock as Class C Preferred shares. The Class C Preferred shares carry an annual dividend rate of 6.5% and are convertible into shares of Company common stock within thirty days after the first, second, third, fourth and fifth anniversaries of the original issue date, based on a common stock price of $16 per share, as adjusted for future corporate activities. The Class C Preferred shares are redeemable by the Company on or after the fifth anniversary of the original issue date for Liquidation Amount, as defined therein, plus declared and unpaid dividends. Redemption is subject to any necessary regulatory approvals. In the event of liquidation of the Company, shares of Class C Preferred stock shall be junior to creditors of the Company and to the shares of Senior Noncumulative Perpetual Preferred Stock, Series A and the Class B Preferred shares. Holders of Class C Preferred shares shall have no voting rights, except for authorization of senior shares of stock, amendment to the Class C Preferred shares, share exchanges, reclassifications or changes of control, or as required by law. The proceeds of these preferred stock offerings will be used to support continued growth of the Company and its Subsidiaries. During 2013, the Company commenced a private offering under Rule 506 of Regulation D of its common stock to accredited investors. As of December 31, 2013, the Company had received subscriptions for 610,194 common stock shares totaling $9.8 million in additional capital. During the nine month period ended September 30, 2014, the Company received additional subscriptions for 361,865 common stock shares totaling $5.8 million in additional capital at September 30, 2014. The proceeds of this offering are also being used to support continued growth of the Company and its Subsidiaries. During the first quarter of 2013, the Company completed a private offering to accredited investors which resulted in the issuance of 2,265,054 shares totaling $27.1 million in additional capital. The proceeds of this offering were used to support the acquisition of Potomac Mortgage Group, Inc. (which now does business as MVB Mortgage) as well as the continued growth of the Company. On September 8, 2011 MVB received $8.5 million in Small Business Lending Fund (SBLF) capital. MVB issued 8,500 shares of $1,000 per share preferred stock with dividends payable in arrears on January 1, April 1, July 1 and October 1 each year. MVB's loan production qualified for the lowest dividend rate possible of 1%. MVB may continue to utilize the SBLF capital through March 8, 2016 at the 1% dividend rate. After that time, if the SBLF is not retired, the dividend rate increases to 9%.

71 Table of Contents NOTES TO CONSOLIDATED FINANCIAL STATEMENTS MVB FINANCIAL CORP. AND SUBSIDIARIES December 31, 2014 69 NOTE 13. STOCK OPTIONS The MVB Financial Corp. Incentive Stock Plan (‘the Plan”) provides for the issuance of stock options to selected employees. Under the provisions of the plan, the option price per share shall not be less than the fair market value of the common stock on the date of the grant. For options granted in 2005 the vesting period has been accelerated to fully vest at December 31, 2005. These options also expire 10 years from the date of the grant. Options granted in 2006, 2010, 2011, 2012 and 2013 vest in 5 years and expire 10 years from the date of the grant, with the exception of 22,000 shares granted in 2010 that vest in 3 years and expire 10 years from the date of the grant. As of December 31, 2014, the Plan had $2.2 million shares authorized and $887,895 shares remaining available for issuance. Total compensation expense recorded on stock options during 2014 and 2013 was $321 and $196, respectively. Proceeds from stock options exercised were $63 and $323 during 2014 and 2013 respectively The following summarizes MVB’s stock options as of and for the year ended December 31, 2014, and the changes for the year then ended: Weighted- Number Average of Exercise Shares Price Outstanding at beginning of year 1,091,410 $ 11.20 Granted 288,495 15.99 Exercised (6,400) 9.90 Forfeited/expired (17,600) 11.66 Outstanding at end of year 1,355,905 $ 12.2 Exercisable at end of year 543,870 $ 9.6 Weighted-average fair value of options granted during 2014 $ 3.05 Weighted-average fair value of options granted during 2013 $ 1.71 The intrinsic value of options exercised during 2014 and 2013 was $37 and 413 The fair value for the options was estimated at the date of grant using a Black-Scholes option-pricing model with average risk-free interest rates of 2.65% and 2.08% for 2014 and 2013 and a weighted average expected life of the options of 7 years for both 2014 and 2013. The expected volatility of MVB’s stock price used for 2014 options was 10.23%, while for the 2013 options it was 6.70%. The expected dividend yield used was 50% for both 2014 and 2013. The following summarizes information related to the total outstanding and exercisable options at December 31, 2014: Options Outstanding Options Exercisable Weighted- Weighted- Weighted- Weighted- Average Average Average Average Total Exercise Intrinsic Remaining Total Exercise Intrinsic Remaining Options Price Value Life Options Price Value Life 1,355,905 $ 12.2 3,771,104 6.73 543,870 $ 9.6 2,949,958 4.24

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
MVB FINANCIAL CORP. AND SUBSIDIARIES
December 31, 2014

NOTE 14. REGULATORY CAPITAL REQUIREMENTS

The Company and the Bank are subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory, and possibly additional discretionary, actions by regulators that, if undertaken, could have a direct material effect on the Company's financial statements. Under capital adequacy guidelines the Company must meet specific capital guidelines that involve quantitative measures of the Company's assets, liabilities, and certain off-balance sheet items as calculated under regulatory accounting practices. The Company's capital amounts and classifications are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.

Quantitative measures established by regulation to ensure capital adequacy require the Company to maintain minimum amounts and ratios of Total and Tier I capital to risk-weighted assets, and of Tier I capital to average assets, as defined. As of December 31, 2014 and 2013, the Company meets all capital adequacy requirements to which it is subject.

The most recent notification from the Federal Deposit Insurance Corporation categorized the Bank as well capitalized under the regulatory framework for prompt corrective action. To be categorized as well capitalized, the Bank must maintain minimum total risk-based, Tier I risk-based, and Tier I leverage ratios as set forth in the table below. Both the Company's and the Bank's actual capital amounts and ratios are presented in the table below.

	ACTUAL		MINIMUM TO BE WELL CAPITALIZED		MINIMUM FOR CAPITAL ADEQUACY PURPOSES	
(Dollars in thousands)	AMOUNT	RATIO	AMOUNT	RATIO	AMOUNT	RATIO
As of December 31, 2014						
Total Capital (to risk-weighted assets)						
Consolidated	$ 133,780	16.4 %	N/A	N/A	$ 65,249	8.0 %
Subsidiary Bank	$ 124,725	15.4 %	$ 81,125	10.0 %	$ 64,900	8.0 %
Tier I Capital (to risk-weighted assets)						
Consolidated	$ 98,158	12.0 %	N/A	N/A	$ 32,625	4.0 %
Subsidiary Bank	$ 118,503	14.6 %	$ 48,675	6.0 %	$ 32,450	4.0 %
Tier I Capital (to average assets)						
Consolidated	$ 98,158	9.0 %	N/A	N/A	$ 41,480	4.0 %
Subsidiary Bank	$ 118,503	10.8 %	$ 54,682	5.0 %	$ 43,746	4.0 %
As of December 31, 2013						
Total Capital (to risk-weighted assets)						
Consolidated	$ 84,361	12.9 %	N/A	N/A	$ 52,175	8.0 %
Subsidiary Bank	$ 86,028	13.2 %	$ 65,262	10.0 %	$ 52,209	8.0 %
Tier I Capital (to risk-weighted assets)						
Consolidated	$ 79,342	12.2 %	N/A	N/A	$ 26,087	4.0 %
Subsidiary Bank	$ 81,009	12.4 %	$ 39,157	6.0 %	$ 26,105	4.0 %
Tier I Capital (to average assets)						
Consolidated	$ 79,342	8.9 %	N/A	N/A	$ 35,840	4.0 %
Subsidiary Bank	$ 81,009	9.0 %	$ 44,800	5.0 %	$ 35,840	4.0 %

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73 Table of Contents NOTES TO CONSOLIDATED FINANCIAL STATEMENTS MVB FINANCIAL CORP. AND SUBSIDIARIES December 31, 2014 71 NOTE 15. REGULATORY RESTRICTION ON DIVIDEND The approval of the regulatory agencies is required if the total of all dividends declared by the Bank in any calendar year exceeds the Bank’s net profits, as defined, for that year combined with its retained net profits for the preceding two calendar years. NOTE 16. LEASES The Company leases land and building space for the operation of some banking offices. All such leases qualify as operating leases. Following is a schedule by year of future minimum lease payments required under operating leases that have initial or remaining non-cancelable lease terms in excess of one year as of December 31, 2014: (in thousands) Years ended December 31: 2015 $ 1,770 2016 1,666 2017 992 2018 674 2019 244 Thereafter 590 Total minimum payments required: $ 5,936 Total rent expense for the years ended December 31, 2014 and 2013 was $1,703 and $1,034, respectively. NOTE 17. FAIR VALUE OF FINANCIAL INSTRUMENTS The following summarizes the methods and significant assumptions used by the Company in estimating its fair value disclosures for financial instruments. Level I: Quoted prices are available in active markets for identical assets or liabilities as of the reported date. Level II: Pricing inputs are other than quoted prices in active markets, which are either directly or indirectly observable as of the reported date. The nature of these assets and liabilities include items for which quoted prices are available but traded less frequently, and items that are fair valued using other financial instruments, the parameters of which can be directly observed. Level III: Assets and liabilities that have little to no pricing observability as of the reported date. These items do not have two-way markets and are measured using management’s best estimate of fair value, where the inputs into the determination of fair value require significant management judgment or estimation. Estimated fair values have been determined by the Company using historical data, as generally provided in the Company’s regulatory reports, and an estimation methodology suitable for each category of financial instruments. The Company’s fair value estimates, methods and assumptions are set forth below for the Company’s other financial instruments. Cash and cash equivalents: The carrying amounts for cash and cash equivalents approximate fair value because they have original maturities of 90 days or less and do not present unanticipated credit concerns.

74 Table of Contents NOTES TO CONSOLIDATED FINANCIAL STATEMENTS MVB FINANCIAL CORP. AND SUBSIDIARIES December 31, 2014 72 Certificates of deposits: The fair values for loans are computed based on scheduled future cash flows of principal and interest, discounted at interest rates currently offered for loans with similar terms of borrowers of similar credit quality. No prepayments of principal are assumed. Securities: Fair values of securities are based on quoted market prices, where available. If quoted market prices are not available, estimated fair values are based on quoted market prices of comparable securities. Loans held for sale: Loans held for sale are reported at fair value. These loans currently consist of one-to-four-family residential loans originated for sale in the secondary market. Fair value is based on committed market rates or the price secondary markets are currently offering for similar loans using observable market data. (Level II) Loans: The fair values for loans are computed based on scheduled future cash flows of principal and interest, discounted at interest rates currently offered for loans with similar terms of borrowers of similar credit quality. No prepayments of principal are assumed. Mortgage servicing rights: The carrying value of mortgage servicing rights approximates their fair value. Interest rate lock commitment: For mortgage interest rate locks, the fair value is based on either (i) the price of the underlying loans obtained from an investor for loans that will be delivered on a best efforts basis or (ii) the observable price for individual loans traded in the secondary market for loans that will be delivered on a mandatory basis or (iii) less expected costs to deliver the interest rate locks, any expected “pull through rate” is applied to this calculation to estimate the derivative value. Interest rate cap: The fair value of the interest rate cap is determined at the end of each quarter by determining through Bloomberg Finance the current price of the same cap for each quarter end. Accrued interest receivable and payable and repurchase agreements: The carrying values of accrued interest receivable and payable approximate their fair values. Deposits: The fair values of demand deposits (i.e., non-interest bearing checking, NOW and money market), savings accounts and other variable rate deposits approximate their carrying values. Fair values of fixed maturity deposits are estimated using a discounted cash flow methodology at rates currently offered for deposits with similar remaining maturities. Any intangible value of long-term relationships with depositors is not considered in estimating the fair values disclosed. Forward Sales Commitments: Forward sales commitments are used to mitigate interest rate risk for residential mortgage loans held for sale and interest rate locks and manage expected funding percentages. These instruments are considered derivatives and are recorded at fair value, based on (i) committed sales prices from investors for commitments to sell mortgage loans or (ii) observable market data inputs for commitments to sell mortgage backed securities. FHLB and other borrowings: The fair values for loans are computed based on scheduled future cash flows of principal and interest, discounted at interest rates currently offered for loans with similar terms of borrowers of similar credit quality. No prepayments of principal are assumed. Subordinated debt: The fair values for loans are computed based on scheduled future cash flows of principal and interest, discounted at interest rates currently offered for loans with similar terms of borrowers of similar credit quality. No prepayments of principal are assumed.

75 Table of Contents NOTES TO CONSOLIDATED FINANCIAL STATEMENTS MVB FINANCIAL CORP. AND SUBSIDIARIES December 31, 2014 73 Off-balance sheet instruments: The fair values of commitments to extend credit and standby letters of credit are estimated using the fees currently charged to enter into similar agreements, taking into account the remaining terms of agreements and the present credit standing of the counterparties. The amounts of fees currently charged on commitments and standby letters of credit are deemed insignificant, and therefore, the estimated fair values and carrying values are not shown. The carrying values and estimated fair values of the Company’s financial instruments are summarized as follows (in thousands): Fair Value Measurements at Quoted Prices in Active Significant Markets for Other Significant Estimated Identical Observable Unobservable Carrying Fair Assets Inputs Inputs December 31, 2014 Value Value (Level 1) (Level 2) (Level 3) Financial assets: Cash and cash equivalents $ 30,077 $ 30,077 $ 30,077 $ — $ — Certificates of deposits with other banks 11,907 12,035 — 12,035 — Securities available-for-sale 68,213 68,213 77 68,136 Securities held-to-maturity 54,538 55,871 — 55,871 — Loans held for sale 69,527 69,527 69,527 Loans, net 792,074 803,036 — — 803,036 Mortgage servicing rights 1,423 1,423 1,423 Interest rate lock commitment 1,020 1,020 — — 1,020 Interest rate cap 1,423 1,423 — 1,423 — Accrued interest receivable 2,387 2,387 — 728 1,659 Financial liabilities: Deposits $ 823,227 $ 824,078 $ — $ 824,078 $ — Repurchase agreements 32,673 32,673 — 32,673 — FHLB and other borrowings 101,287 101,338 — 101,338 — Forward sales commitments 431 431 — 431 — Accrued interest payable 376 376 — 376 — Subordinated debt 33,524 31,172 — 31,172 —

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
MVB FINANCIAL CORP. AND SUBSIDIARIES
December 31, 2014

December 31, 2013					
Financial assets:					
Cash and cash equivalents	$ 39,843	$ 39,843	$ 39,843	$ —	$ —
Certificates of deposits	9,427	9,616	—	9,616	—
Securities available-for-sale	106,411	106,411	187	106,224	—
Securities held-to-maturity	56,670	54,118	—	54,118	—
Loans held for sale	90,061	90,061	—	90,061	—
Loans, net	617,370	620,295	—	—	620,295
Mortgage servicing rights	1,417	1,417	—	—	1,417
Interest rate lock commitment	1,081	1,081	—	—	1,081
Forward sales commitments	316	316	—	316	—
Accrued interest receivable	2,764	2,764	—	2,764	—
Financial liabilities:					
Deposits	$ 695,811	$ 697,301	$ —	$ 697,301	$ —
Repurchase agreements	81,578	81,578	—	81,578	—
FHLB and other borrowings	104,647	104,742	—	104,742	—
Accrued interest payable	327	327	—	327	—
Subordinated debt	4,124	4,124	—	4,124	—

Fair value estimates are made at a specific point in time, based on relevant market information about the financial instrument. These estimates do not reflect any premium or discount that could result from offering for sale at one time the Company's entire holdings of a particular financial instrument. Because no market exists for a significant portion of the Company's financial instruments, fair value estimates are based on judgments regarding future expected loss experience, current economic conditions, risk characteristics of various financial instruments and other factors. These estimates are subjective in nature and involve uncertainties and matters of significant judgment and therefore, cannot be determined with precision. Changes in assumptions could significantly affect the estimates. Fair value estimates are based on existing on-and-off balance sheet financial instruments without attempting to estimate the value of anticipated future business and the value of assets and liabilities that are not considered financial instruments.

NOTE 18. FAIR VALUE MEASUREMENTS

Accounting standards require that the Company adopt fair value measurement for financial assets and financial liabilities. This enhanced guidance for using fair value to measure assets and liabilities applies whenever other standards require or permit assets or liabilities to be measured at fair value. This guidance does not expand the use of fair value in any new circumstances.

Accounting standards establish a hierarchal disclosure framework associated with the level of pricing observability utilized in measuring assets and liabilities at fair value. The three broad levels defined by these standards are as follows:

Level I: Quoted prices are available in active markets for identical assets or liabilities as of the reported date.

Level II: Pricing inputs are other than quoted prices in active markets, which are either directly or indirectly observable as of the reported date. The nature of these assets and liabilities include items for which quoted prices are available but traded less frequently, and items that are fair valued using other financial instruments, the parameters of which can be directly observed.

Level III: Assets and liabilities that have little to no pricing observability as of the reported date. These items do not have two-way markets and are measured using management's best estimate of fair value, where the inputs into the determination of fair value require significant management judgment or estimation.

76

77 Table of Contents NOTES TO CONSOLIDATED FINANCIAL STATEMENTS MVB FINANCIAL CORP. AND SUBSIDIARIES December 31, 2014 75 Assets Measured on a Recurring Basis As required by accounting standards, financial assets and liabilities are classified in their entirety based on the lowest level of input that is significant to the fair value measurement. The Company classified investments in government securities as Level 2 instruments and valued them using the market approach. The following measurements are made on a recurring basis. • Available-for-sale investment securities - Available-for-sale investment securities are recorded at fair value on a recurring basis. Fair value measurement is based upon quoted prices, if available. If quoted prices are not available, fair values are measured using independent pricing models or other model-based valuation techniques such as the present value of future cash flows, adjusted for the security's credit rating, prepayment assumptions and other factors such as credit loss assumptions. Level 1 securities include those traded on an active exchange, such as the New York Stock Exchange, U.S. Treasury securities that are traded by dealers or brokers in active over-the-counter markets and money market funds. Level 2 securities include mortgage-backed securities issued by government sponsored entities and private label entities, municipal bonds and corporate debt securities. There have been no changes in valuation techniques for the year ended December 31, 2014. Valuation techniques are consistent with techniques used in prior periods. • Loans held for sale — Loans held for sale are carried at fair value. These loans currently consist of one-to-four-family residential loans originated for sale in the secondary market. Fair value is based on the committed market rates or the price secondary markets are currently offering for similar loans using observable market data. • Interest rate lock commitment - For mortgage interest rate locks, the fair value is based on either (i) the price of the underlying loans obtained from an investor for loans that will be delivered on a best efforts basis or (ii) the observable price for individual loans traded in the secondary market for loans that will be delivered on a mandatory basis or (iii) less expected costs to deliver the interest rate locks, any expected “pull through rate” is applied to this calculation to estimate the derivative value. • Interest rate cap - The fair value of the interest rate cap is determined at the end of each quarter by determining through Bloomberg Finance the current price of the same cap for each quarter end. • Forward sales commitments – Forward sales commitments are considered derivatives and are recorded at fair value, based on (i) committed sales prices from investors for commitments to sell mortgage loans or (ii) observable market data inputs for commitments to sell mortgage backed securities. For mortgage interest rate locks, the fair value is based on either (i) the price of the underlying loans obtained from an investor for loans that will be delivered on a best efforts basis or (ii) the observable price for individual loans traded in the secondary market for loans that will be delivered on a mandatory basis or (iii) less the cost to originate loans and applied pull through rate.

78 Table of Contents NOTES TO CONSOLIDATED FINANCIAL STATEMENTS MVB FINANCIAL CORP. AND SUBSIDIARIES December 31, 2014 76 The following tables present the assets reported on the consolidated statements of financial condition at their fair value on a recurring basis as of December 31, 2014 and 2013 by level within the fair value hierarchy. Financial assets and liabilities are classified in their entirety based on the lowest level of input that is significant to the fair value measurement. December 31, 2014 (in thousands) Level I Level II Level III Total U.S. Agency Securities $ — $ 37,534 $ — $ 37,534 U.S. Sponsored Mortgage backed Securities — 29,932 — 29,932 Equity and Other Securities 77 670 — 747 Loans held for sale — 69,527 — 69,527 Interest rate lock commitment — — 1,020 1,020 Interest rate cap — 1,423 — 1,423 Forward sales commitments — (431) — (431) December 31, 2013 (in thousands) Level I Level II Level III Total U.S. Agency Securities $ — $ 58,822 $ — $ 58,822 U.S. Sponsored Mortgage backed Securities — 46,592 — 46,592 Equity and Other Securities 187 810 — 997 Loans held for sale — 90,061 — 90,061 Interest rate lock commitment — — 1,081 1,081 Forward sales commitments — 316 — 316 Assets Measured on a Nonrecurring Basis The Company may be required, from time to time, to measure certain financial assets, financial liabilities, non-financial assets and non-financial liabilities at fair value on a nonrecurring basis in accordance with U.S. generally accepted accounting principles. These include assets that are measured at the lower of cost or market value that were recognized at fair value below cost at the end of the period. Certain non-financial assets measured at fair value on a non-recurring basis include foreclosed assets (upon initial recognition or subsequent impairment), non-financial assets and non-financial liabilities measured at fair value in the second step of a goodwill impairment test, and intangible assets and other non-financial long-lived assets measured at fair value for impairment assessment. Non-financial assets measured at fair value on a nonrecurring basis during 2014 and 2013 include certain foreclosed assets which, upon initial recognition, were remeasured and reported at fair value through a charge-off to the allowance for possible loan losses and certain foreclosed assets which, subsequent to their initial recognition, were remeasured at fair value through a write-down included in other non-interest expense. • Impaired Loans - Loans for which it is probable that payment of interest and principal will not be made in accordance with the contractual terms of the loan agreement are considered impaired. Once a loan is identified as individually impaired, management measures impairment using one of several methods, including collateral value, liquidation value and discounted cash flows. Those impaired loans not requiring an allowance represent loans for which the fair value of the expected repayments or collateral exceed the recorded investments in such loans. Collateral values are estimated using

Table of Contents NOTES TO CONSOLIDATED FINANCIAL STATEMENTS MVB FINANCIAL CORP. AND SUBSIDIARIES December 31, 2014 77 Level 2 inputs based on observable market data or Level 3 inputs based on customized discounting criteria. For a majority of impaired real estate related loans, the Company obtains a current external appraisal. Other valuation techniques are used as well, including internal valuations, comparable property analysis and contractual sales information. • Other Real Estate owned — Other real estate owned, which is obtained through the Bank’s foreclosure process is valued utilizing the appraised collateral value. Collateral values are estimated using Level 2 inputs based on observable market data or Level 3 inputs based on customized discounting criteria. At the time, the foreclosure is completed, the Company obtains a current external appraisal. • Mortgage Servicing Rights – Mortgage servicing rights (“MSRs”) do not trade in an active, open market with readily observable prices. While sales of MSRs do occur, the precise terms and conditions typically are not readily available. Assets measured at fair value on a nonrecurring basis as of December 31, 2014 and 2013 are included in the table below (in thousands): December 31, 2014 Level I Level II Level III Total Impaired loans $ — $ — $ 14,091 $ 14,091 Other real estate owned — — 575 575 Mortgage servicing rights — — 1,423 1,423 December 31, 2013 Level I Level II Level III Total Impaired loans $ — $ — $ 5,178 $ 5,178 Other real estate owned — — 375 375 Mortgage servicing rights — — 1,417 1,417 79

80 Table of Contents NOTES TO CONSOLIDATED FINANCIAL STATEMENTS MVB FINANCIAL CORP. AND SUBSIDIARIES December 31, 2014 78 The following tables presents quantitative information about the Level 3 significant unobservable inputs for assets and liabilities measured at fair value on a nonrecurring basis at December 31, 2014 and 2013. Quantitative Information about Level 3 Fair Value Measurements (Dollars in thousands) Valuation Unobservable December 31, 2014 Fair Value Technique Input Range Impaired loans $ 14,091 Appraisal of collateral (1) Appraisal adjustments (2) 20% - 30% Liquidation expense (2) 5% - 10% Other real estate owned $ 575 Appraisal of collateral (1) Appraisal adjustments (2) 20% - 30% Liquidation expense (2) 5% - 10% Mortgage servicing rights $ 1,423 Discounted cash flows Constant prepayment rate 12% Cost of service 0.25% Discount rate 12% Quantitative Information about Level 3 Fair Value Measurements (Dollars in thousands) Valuation Unobservable December 31, 2013 Fair Value Technique Input Range Impaired loans $ 5,178 Appraisal of collateral (1) Appraisal adjustments (2) 20% - 30% Liquidation expense (2) 5% - 10% Other real estate owned $ 375 Appraisal of collateral (1) Appraisal adjustments (2) 20% - 30% Liquidation expense (2) 5% - 10% Mortgage servicing rights $ 1,417 Discounted cash flows Constant prepayment rate 12% Cost of service 0.25% Discount rate 12% (1) Fair value is generally determined through independent appraisals of the underlying collateral, which generally include various level 3 inputs which are not identifiable. (2) Appraisals may be adjusted by management for qualitative factors such as economic conditions and estimated liquidation expenses. The range and weighted average of liquidation expenses and other appraisal adjustments are presented as a percent of the appraisal.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
MVB FINANCIAL CORP. AND SUBSIDIARIES
December 31, 2014

NOTE 19. COMPREHENSIVE INCOME

The following tables present the components of accumulated other comprehensive income ("AOCI") for the year ended December 31, 2014 (in thousands):

Details about AOCI Components	2014 Amount Reclassified from AOCI	2013 Amount Reclassified from AOCI	Affected line item in the Statement where net income is presented
Available-for-sale securities			
Unrealized holding gains	$ 413	$ 145	Gain on sale of securities
	413	145	Total before tax
	(165)	(58)	Income tax expense
	248	87	Net of tax
Defined benefit pension plan items			
Change in defined benefit pension plan	(208)	188	Salaries and benefits
	(208)	188	Total before tax
	83	(75)	Income tax expense
	(125)	113	Net of tax
Total reclassifications	$ 123	$ 200	

(in thousands)	Unrealized gains (losses) on available-for-sale securities	Defined benefit pension plan items	Total
Balance at January 1, 2014	$ (1,476)	$ (1,485)	$(2,961)
Other comprehensive loss before reclassification	822	(626)	196
Amounts reclassified from AOCI	248	(125)	123
Net current period OCI	1,070	(751)	319
Balance at December 31, 2014	$ (406)	$ (2,236)	$(2,642)
Balance at January 1, 2013	$ 240	$ (1,735)	$(1,495)
Other comprehensive loss before reclassification	(1,803)	137	(1,666)
Amounts reclassified from AOCI	87	113	200
Net current period OCI	(1,716)	250	(1,466)
Balance at December 31, 2013	$ (1,476)	$ (1,485)	$(2,961)

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82 Table of Contents NOTES TO CONSOLIDATED FINANCIAL STATEMENTS MVB FINANCIAL CORP. AND SUBSIDIARIES December 31, 2014 80 NOTE 20. CONDENSED FINANCIAL STATEMENTS OF PARENT COMPANY Information relative to the parent company’s condensed balance sheets at December 31, 2014 and 2013, and the related condensed statements of income and cash flows for each of those years are presented below: December 31 (in thousands) 2014 2013 Condensed Balance Sheets Assets Cash $ 5,528 $ 362 Investment in subsidiaries 135,633 97,164 Other assets 2,334 717 Total assets $ 143,495 $ 98,243 Liabilities and stockholders’ equity Other liabilities $ 533 $ 97 Long-term debt 33,524 4,124 Total liabilities 34,057 4,221 Total stockholders’ equity 109,438 94,022 Total liabilities and stockholders’ equity $ 143,495 $ 98,243 Year ended December 31, (in thousands) 2014 2013 Condensed Statements of Income Income - dividends from bank subsidiary $ 3,112 $ 2,666 Expenses - operating 2,972 499 Income before income taxes and undistributed earnings 140 2,167 Income tax (benefit) (992) (190) Income after tax (benefit) 1,132 2,357 Equity in undistributed income earnings of subsidiaries 947 1,663 Net income $ 2,079 $ 4,020 Preferred dividends $ 332 $ 85 Net income available to common shareholders’ $ 1,747 $ 3,935 Other comprehensive income $ 319 $ (1,466) Comprehensive income $ 2,398 $ 2,554

83 Table of Contents NOTES TO CONSOLIDATED FINANCIAL STATEMENTS MVB FINANCIAL CORP. AND SUBSIDIARIES December 31, 2014 81 (in thousands) 2014 2013 Condensed Statements of Cash Flows OPERATING ACTIVITIES Net income $ 2,079 $ 4,020 Equity in undistributed earnings of subsidiaries (947) (1,663) Increase in other assets (1,778) (340) Increase in other liabilities 436 57 Stock option expense 321 196 Net cash provided by operating activities 111 2,950 INVESTING ACTIVITIES Investment in subsidiary (37,042) (26,469) Net cash used in investing activities (37,042) (26,469) FINANCING ACTIVITIES Proceeds of stock offering 5,588 23,109 Dividend reinvestment plan 180 913 Proceeds from subordinated debt 29,400 — Preferred stock issuance 7,834 — Common stock options exercised 63 323 Cash dividends paid on common stock (636) (537) Cash dividends paid on preferred stock (332) (85) Net cash provided by financing activities 42,097 23,723 Increase in cash 5,166 204 Cash at beginning of period 362 158 Cash at end of period $ 5,528 $ 362 NOTE 21. SEGMENT REPORTING During 2013, the Company identified three reportable segments: commercial and retail banking; mortgage banking; and insurance services. Revenue from commercial and retail banking activities consists primarily of interest earned on loans and investment securities and service charges on deposit accounts. Revenue from the mortgage banking activities is comprised of interest earned on loans and fees received as a result of the mortgage origination process. The mortgage banking services are conducted by MVB Mortgage. Revenue from insurance services is comprised mainly of commissions on the sale of insurance products.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
MVB FINANCIAL CORP. AND SUBSIDIARIES
December 31, 2014

Information about the reportable segments and reconciliation to the consolidated financial statements for the years end December 31, 2014 and 2013 are as follows:

(in thousands)	Commercial & Retail Banking	Mortgage Banking	Insurance	Intercompany Eliminations	Consolidated
Revenues:					
Interest income	$ 32,258	$ 2,891	$ —	$ 1,265	$ 36,414
Gain on loans held for sale	900	18,691	—	(1,199)	18,392
Insurance income	—	—	3,523	—	3,523
Other income	4,930	325	—	(1,239)	4,016
Total operating income	38,088	21,907	3,523	(1,173)	62,345
Expenses:					
Interest expense	7,366	1,635	—	(918)	8,083
Salaries and employee benefits	13,287	14,487	3,417	—	31,191
Provision for loan losses	2,582	—	—	—	2,582
Other expense	12,094	5,640	1,027	(255)	18,506
Total operating expenses	35,329	21,762	4,444	(1,173)	60,362
Income (loss) before income taxes	2,759	145	(921)	—	1,983
Income tax expense (benefit)	208	40	(344)	—	(96)
Net income (loss)	2,551	105	(577)	—	2,079
Preferred stock dividends	332	—	—	—	332
Net income (loss) available to common shareholders	$ 2,219	$ 105	$ (577)	$ —	$ 1,747
Capital expenditures for the year ended December 31, 2014	$ 9,112	$ 333	$ 353	$ —	$ 9,798
Total assets as of December 31, 2014	1,189,746	101,791	4,031	(185,109)	1,110,459
Goodwill as of December 31, 2014	897	16,882	—	—	17,779

84

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
MVB FINANCIAL CORP. AND SUBSIDIARIES
December 31, 2014

(in thousands)	Commercial & Retail Banking	Mortgage Banking	Insurance	Intercompany Eliminations	Consolidated
Revenues:					
Interest income	$ 25,088	$ 2,103	$ —	$ (231)	$ 26,960
Gain on loans held for sale	2,853	19,042	—	(415)	21,480
Insurance income	—	—	1,722	—	1,722
Other income	3,843	1,400	—	—	5,243
Total operating income	31,784	22,545	1,722	(646)	55,405
Expenses:					
Interest expense	5,014	1,181	—	(646)	5,549
Salaries and employee benefits	12,441	13,017	1,609	—	27,067
Provision for loan losses	2,260	—	—	—	2,260
Other expense	9,811	5,081	634	—	15,526
Total operating expenses	29,526	19,279	2,243	(646)	50,402
Income (loss) before income taxes	2,258	3,266	(521)	—	5,003
Income tax expense (benefit)	5	1,240	(262)	—	983
Net income (loss)	2,253	2,026	(259)	—	4,020
Preferred stock dividends	85	—	—	—	85
Net income (loss) available to common shareholders	$ 2,168	$ 2,026	$ (259)	$ —	$ 3,935
Capital expenditures for the year ended December 31, 2013	$ 5,613	$ 489	$ 399	$ —	$ 6,501
Total assets as of December 31, 2013	1,021,097	92,290	3,012	(129,339)	987,060
Goodwill as of December 31, 2013	897	16,882	—	—	17,779

Commercial & Retail Banking

For the year ended December 31, 2014, the Commercial & Retail Banking segment earned $2.2 million compared to $2.2 million in 2013. Net interest income increased by $4.8 million, mostly the result of average loan balances increasing by $219.7 million. Noninterest income decreased by $866, largely the result of decreased income from portfolio loans held for sale of $1.9 million. This was the result of integrating the mortgage company in mid-2013, as the bank mortgage volume was transferred to the mortgage company. Noninterest expense increased by $3.1 million, mainly the result of the following: $846 increase in salaries expense, $733 increase in occupancy and equipment expense, $340 increase in data processing expense, $330 increase in FDIC expense, $274 increase in consulting expense and $230 increase in legal expense. Loan loss provision also increased by $322 as a result of loan growth.

Mortgage Banking

For the year ended December 31, 2014, the Mortgage Banking segment earned $105 compared to earning $2.0 million in 2013. Net interest income increased $334, noninterest income decreased by $1.4 million and noninterest expense increased by $2.0 million. The $1.8 million earnings decrease is mainly due to a 17.1% decrease in origination volume, an increase in personnel expense of $1.5 million due to the addition of seven additional offices and employees to expand

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86 Table of Contents NOTES TO CONSOLIDATED FINANCIAL STATEMENTS MVB FINANCIAL CORP. AND SUBSIDIARIES December 31, 2014 84 the base of operations as the mortgage business becomes more focused on purchase loans and less on the refinance business and the impact of a refinement in accounting estimate of $706 related to interest rate lock commitments. Insurance For the year ended December 31, 2014, the Insurance segment lost $577 compared to $259 in 2013. Noninterest income increased by $1.8 million and noninterest expense increased by $2.2 million. Income tax benefit for 2014 increased by $82. NOTE 22. MERGERS AND ACQUISITIONS On July 29, 2014 the Company and its subsidiary, the Bank, had entered into an Purchase and Assumption Agreement (“Agreement”), which was subsequently amended (“Agreement Amendment”) with CFG Community Bank (“CFG Bank”) and its parent, Capital Funding Bancorp, Inc., and affiliates, Capital Finance, LLC and Capital Funding, LLC. The Agreement and the Agreement Amendment, which were subsequently terminated, following the quarter close on October 31, 2014, by a Mutual Termination Agreement (“Mutual Termination Agreement”) among the parties. The Agreement and Agreement Amendment provided that the Bank, subject to regulatory approvals, would purchase certain assets and assume certain liabilities of CFG Bank and its subsidiaries for $30 million in consideration, consisting of $26 million in cash and $4 million in shares of Company common stock, subject to certain adjustments; however, under the Mutual Termination Agreement, the Company, CFG Bank, Capital Funding Bancorp, Inc. and the other affiliates of CFG Bank have mutually agreed to terminate the Agreement and Agreement Amendment without any future obligation or liability between or among the parties under the Agreement or Agreement Amendment. The Bank and CFG Bank, as well as other CFG Bank affiliates, intend to continue a working relationship and may, from time to time, engage in loan transactions and, if applicable, servicing arrangements. The following acquisition related costs are included in the consolidated statements of income for the periods indicated (in thousands): Year ended Year ended December 31, 2014 December 31, 2013 Consulting $ 72 $ 20 Advertising 4 2 Printing, stationery and supplies 9 1 Legal and accounting fees 111 210 Equipment depreciation and maintenance 26 — Meals and Entertainment 11 2 Travel 77 53 Total $ 310 $ 288 NOTE 23. STOCK SPLIT Common shares outstanding at December 31, 2014 and 2013, respectively, have been adjusted for the effect of a two for one stock split effected as a stock dividend paid on February 11, 2014

87 REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM To the Board of Directors and Stockholders MVB Financial Corp. We have audited the accompanying consolidated balance sheet of MVB Financial Corp. and Subsidiaries (the Company) as of December 31, 2014, and the related consolidated statements of income, comprehensive income, changes in stockholders’ equity, and cash flows for the year ended December 31, 2014. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit. We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion. In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of MVB Financial Corp. and subsidiaries as of December 31, 2014, and the results of their operations and their cash flows for the year ended December 31, 2014, in conformity with accounting principles generally accepted in the United States of America. W e have also audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), MVB Financial Corp.’s internal controls over financial reporting as of December 31, 2014, based on criteria established in Internal Control – Integrated Framework (1992) issued by the Committee of Sponsoring Organizations of the Treadway Commission, and our report dated March 16, 2015, expressed an unqualified opinion thereon. Rockville, Maryland March 16, 2015

88 S.R. Snodgrass, P.C. * 2100 Corporate Drive, Suite 400 * Wexford, Pennsylvania 15090-8399 * Phone: (724) 934-0344 * Facsimile: (724) 934-0345 REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM Board of Directors and Shareholders MVB Financial Corp. We have audited the accompanying consolidated balance sheet of MVB Financial Corp. and subsidiaries as of December 31, 2013, and the related consolidated statements of income, comprehensive income, changes in stockholders' equity, and cash flows for the year then ended. These consolidated financial statements are the responsibility of MVB Financial Corp.'s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit. We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. MVB Financial Corp. is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of MVB Financial Corp.’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion. In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of MVB Financial Corp. and subsidiaries as of December 31, 2013, and the results of their operations and their cash flows for the year then ended, in conformity with U.S. generally accepted accounting principles. Wexford, Pennsylvania March 27, 2014

89 ITEM 9.CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE No response required ITEM 9A.CONTROLS AND PROCEDURES Evaluation of Disclosure Controls and Procedures The Company, under the supervision and with the participation of the Company’s management, including the Company’s President and Chief Executive Officer, along with the Company’s Chief Financial Officer (the Principal Financial Officer), has evaluated the effectiveness as of December 31, 2014, of the design and operation of the Company’s disclosure controls and procedures, as such term is defined under Rule 13a-15(e) promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Based upon that evaluation, the Company’s President and Chief Executive Officer, along with the Company’s Principal Accounting Officer concluded that the Company’s disclosure controls and procedures were effective as of December 31, 2014. There have been no material changes in the Company’s internal control over financial reporting during the fourth quarter of 2014 that have materially affected, or are reasonably likely to materially affect, the Company’s internal control over financial reporting. Management’s Annual Report on Internal Control over Financial Reporting Management of the Company is responsible for establishing and maintaining adequate internal control over financial reporting. The Company’s internal control over financial reporting is designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate. A material weakness is a significant deficiency (as defined in Public Company Accounting Oversight Board Auditing Standard No. 5), or a combination of significant deficiencies, that results in there being more than a remote likelihood that a material misstatement of the annual or interim financial statements will not be prevented or detected on a timely basis by management or employees in the normal course of performing their assigned functions. Management assessed the effectiveness of the Company’s internal control over financial reporting as of December 31, 2014. Management’s assessment did not identify any material weaknesses in the Company’s internal control over financial reporting. In making this assessment, management used the criteria set forth by the Committee of Sponsoring Organizations of the Treadway Commission (COSO) in Internal Control-Integrated Framework in 1992. Because there were no material weaknesses discovered, management believes that, as of December 31, 2014, the Company’s internal control over financial reporting was effective. Dixon Hughes Goodman LLP, an independent registered public accounting firm, has audited the consolidated financials statements included in this Annual Report and has issued a report on the effectiveness of our internal control over financial reporting, which report is included in “Item 9A – Controls and Procedures” of this report. Changes in Internal Control over Financial Reporting There have been no changes in the Company’s internal control over financial reporting that materially affected, or are reasonably likely to materially affect, our internal control over financial reporting. Date: March 16, 2015 /s/ Larry F. Mazza Larry F. Mazza, CEO Date: March 16, 2015 /s/ Bret S. Price Bret S. Price, Senior Vice President & CFO

90 REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM To the Board of Directors and Stockholders MVB Financial Corp. We have audited MVB Financial Corp. and Subsidiaries (the Company’s) internal control over financial reporting as of December 31, 2014, based on criteria established in Internal Control—Integrated Framework (1992) issued by the Committee of Sponsoring Organizations of the Treadway Commission. The Company’s management is responsible for maintaining effective internal control over financial reporting and for its assessment of the effectiveness of internal control over financial reporting, included in the accompanying Management’s Report on Internal Control over Financial Reporting. Our responsibility is to express an opinion on the Company's internal control over financial reporting based on our audit. We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether effective internal control over financial reporting was maintained in all material respects. Our audit included obtaining an understanding of internal control over financial reporting, assessing the risk that a material weakness exists, and testing and evaluating the design and operating effectiveness of internal control based on the assessed risk. Our audit also included performing such other procedures as we considered necessary in the circumstances. We believe that our audit provides a reasonable basis for our opinion. A company's internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A company's internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of the company's assets that could have a material effect on the financial statements. Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate. In our opinion, MVB Financial Corp. and Subsidiaries maintained, in all material respects, effective internal control over financial reporting as of December 31, 2014, based on criteria established in Internal Control—Integrated Framework (1992) issued by the Committee of Sponsoring Organizations of the Treadway Commission. We also have audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), the consolidated financial statements of MVB Financial Corp. and Subsidiaries as of and for the year ended December 31, 2014, and our report dated March 16, 2015, expressed an unqualified opinion on those consolidated financial statements. Rockville, Maryland March 16, 2015

91 ITEM 9B. OTHER INFORMATION No response required. PART III ITEM 10. DIRECTORS, EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE Directors and Executive Officers of MVB include those persons identified under “Management Nominees to the Board of MVB” on page 2 of MVB’s definitive Proxy Statement relating to MVB’s Annual Meeting of Shareholders for 2015. ITEM 11. EXECUTIVE COMPENSATION See “Executive Compensation” on pages 10-11 of MVB’s definitive Proxy Statement relating to MVB’s Annual Meeting of Stockholders for 2015. MVB has adopted a code of ethics that applies to our Chief Executive Officer, Chief Financial Officer and other executive officers and shall be deemed incorporated by reference. ITEM 12. SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS See “Principal Holders of Voting Securities” on page 13 of MVB’s definitive Proxy Statement relating to MVB’s Annual Meeting of Shareholders for 2015 which section is expressly incorporated by reference. ITEM 13. CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE MVB and the Bank have, and expect to continue to have, banking and other transactions in the ordinary course of business with its directors and officers and their affiliates, including members of their families or corporations, partnerships or other organizations in which officers or directors have a controlling interest, on substantially the same terms (including documentation, price, interest rates and collateral, repayment and amortization schedules and default provisions) as those prevailing at the time for comparable transactions with unrelated parties. All of these transactions were made on substantially the same terms (including interest rates, collateral and repayment terms on loans) as comparable transactions with non-affiliated persons. MVB’s management believes that these transactions did not involve more than the normal business risk of collection or include any unfavorable features. Total loans outstanding from the Bank at December 31, 2014 to MVB and Bank officers and directors as a group and members of their immediate families and companies in which they had an ownership interest of 10% or more was $18.1 million or 19.2% of total equity capital and 2.9% of total loans. These loans do not involve more than the normal risk of collectability or present other unfavorable features. ITEM 14. PRINCIPAL ACCOUNTANT FEES AND SERVICES See “Ratification of Auditors” on page 15 of MVB’s definitive Proxy Statement relating to MVB’s Annual Meeting of Shareholders for 2015.

92 PART IV ITEM 15. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES Exhibits filed with this Annual Report on Form 10-K are attached hereto. For a list of such exhibits, see “Exhibit Index” beginning at page 95. The Exhibit Index specifically identifies each management contract or compensatory plan required to be filed as an exhibit to this Form 10-K. EXHIBIT INDEX MVB Financial Corp. Annual Report on Form 10-K for Fiscal Year Ended December 31, 2014 Exhibit Number Description Exhibit Location 3.1 Articles of Incorporation as amended Form SB-2 Registration Statement, Registration No. 333-120931, filed December 1, 2004, and incorporated by reference herein 3.2 Bylaws Form SB-2 Registration Statement, Registration No. 333-120931, filed December 1, 2004, and incorporated by reference herein 10.1 MVB Financial Corp. 2003 Stock Form SB-2 Registration Statement, Registration No. 333-120931, filed Incentive Plan December 1, 2004, and incorporated by reference herein 10.2 MVB Financial Corp. 2013 Stock Form S-8 Registration Statement, filed June 21, 2013, and Incentive Plan incorporated by reference herein 10.3 Master Lease Agreement with S-N-S Form SB-2 Registration Statement, Registration No. 333-120931, filed Foods, Inc. for premises occupied by December 1, 2004, and incorporated by reference herein Middletown Mall Office 10.4 Sublease Agreement with S-N-S Foods, Form SB-2 Registration Statement, Registration No. 333-120931, filed Inc. for premises occupied by December 1, 2004, and incorporated by reference herein Middletown Mall Office 10.5 Lease Agreement with Essex Properties, Form SB-2 Registration Statement, Registration No. 333-120931, filed LLC for land occupied by December 1, 2004, and incorporated by reference herein Bridgeport Branch 11 Statement Regarding Computation of Filed herewith Earnings per Share 14 Code of Ethics Filed herewith 21 Subsidiary of Registrant Filed herewith 23.1 Consent of Independent Registered Public Filed herewith Accounting Firm 24 Power of Attorney Filed herewith

93 31.1 Certificate of Principal Executive Officer Filed herewith pursuant to Section 302 of Sarbanes Oxley Act of 2002 31.2 Certificate of Principal Financial Officer Filed herewith pursuant to Section 302 of Sarbanes Oxley Act of 2002 32.1 Certificate of Principal Executive Officer & Filed herewith Principal Financial Officer pursuant to Section 906 of Sarbanes Oxley Act of 2002 99.1 Report of S.R. Snodgrass, P.C., Independent Auditors Found on Page 82 herein 99.2 Employment Agreement of Larry F. Mazza Form 8-K/A, filed January 24, 2014 and incorporated by reference herein. 99.3 Employment Agreement of Donald T. Robinson Form 8-K/A, filed January 24, 2014 and incorporated by reference herein. 99.4 Employment Agreement of Bret S. Price Form 8-K/A, filed January 24, 2014 and incorporated by reference herein. 99.5 Employment Agreement of Patrick R. Esposito II Form 8-K/A, filed January 24, 2014 and incorporated by reference herein. 101 Interactive data files pursuant to Rule 405 of Regulation S-T (**) (**) Pursuant to Rule 406T of Regulation S-T, the interactive data files on Exhibit 101 hereto are deemed not filed or part of a registration statement or prospectus for purposes of Sections 11 or 12 of the Securities Act of 1933, as amended, are deemed not filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and otherwise are not subject to liability under those sections Earnings Per Share Earnings per Share are calculated as follows: (Dollars in thousands except shares and per share amounts) For the years ended December 31, (Dollars in thousands except shares and per share amounts) 2014 2013 Numerator for both basic and diluted earnings per share: Net Income $ 2,079 $ 4,020 Less: Dividends on preferred stock 332 85 Net income available to common shareholders $ 1,747 $ 3,935 Denominator: Total average shares outstanding 7,905,468 6,657,093 Effect of dilutive stock options 196,649 281,935 Total diluted average shares outstanding 8,102,117 6,939,028 Earnings Per Share - Basic $ 0.22 $ 0.59 Earnings Per Share - Diluted $ 0.22 $ 0.57

94 MVB Financial Corp. and Its Wholly Owned Subsidiaries, (hereinafter, “MVB”) CODE OF ETHICS FOR SENIOR FINANCIAL OFFICERS Approved: May 20, 2014 This policy applies to all senior financial officers of MVB. The senior financial officers include Larry F. Mazza, Donald T. Robinson, Bret S. Price, Robert J. Bardusch, Patrick R. Esposito II, Roger J. Turner, John T. Schirripa, Donald T. Robinson, Eric L. Tichenor, David A. Jones, Harry E. Dean III, L. Randall Cober and Kenneth J. Juskowich (“Covered Persons”). Specifically, the senior financial officers for MVB represent the following organizations: MVB Financial Corp. Larry F. Mazza, Donald T. Robinson, Bret S. Price, Robert J. Bardusch, and Patrick R. Esposito II MVB Bank, Inc. Larry F. Mazza, Donald T. Robinson, Roger J. Turner, John T. Schirripa, Eric L. Tichenor, David A. Jones, Robert J. Bardusch, and Patrick R. Esposito II Potomac Mortgage Group, Inc. Harry E. Dean III MVB Insurance, LLC L. Randall Cober and Kenneth J. Juskowich This Code of Ethics is required by the United States securities laws and the rules and regulations of the Securities and Exchange Commission as being necessary to deter wrongdoing and to promote: (i) honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships, (ii) avoidance of conflicts of interest, including disclosure to an appropriate person or persons identified in the code of any material transaction or relationship that reasonably could be expected to give rise to such a conflict, (iii) full, fair, accurate, timely, and understandable disclosure in reports and documents that MVB files with, or submits to, the Commission and in other public communications made by MVB, (iv) compliance with applicable governmental laws, rules and regulations, (v) the prompt internal reporting of code violations to an appropriate person or persons identified in the code; and (vi) accountability for adherence to the code. If you have any questions regarding this Code, please feel free to contact the Chief Executive Officer or the Chairman of the Board of Directors. If you are not comfortable speaking with the Chief Executive Officer or Chairman of the Board of Directors, you are encouraged to speak with the Human Resources Director. 1. Each Covered Person must avoid any transaction or arrangement that would create a conflict of interest or the appearance of a conflict of interest between personal and professional relationships. A conflict of interest may be generally defined as a conflict between the Covered Person’s private interests and his or her responsibilities to MVB or an entity with which MVB maintains a relationship. A conflict of interest can also arise when an immediate family member is involved in a transaction or arrangement that in any way casts doubt upon the Covered Person’s independence. An “immediate family member” includes a Covered Person’s spouse, parents, children, siblings, mothers and fathers-in-law, sons and daughters-in-law, sisters-in-law, brothers-in-law, and anyone (other than employees) who shares the Covered Person’s home.

95 2. Covered Persons may only accept items of nominal value as gifts from any individual or entity that is involved or seeks to become involved in a business relationship with MVB. Gifts to Covered Persons must be inexpensive, unsolicited and not given with the objective of influencing the Covered Person’s judgment. It is acceptable for a Covered Person to accept modest meals or other inexpensive forms of entertainment from individuals or entities that are involved or seek to become involved in a business relationship with MVB as long as these items are not provided in order to influence the Covered Person’s business judgment or decision. Under no circumstances is a Covered Person permitted to accept payments, loans, kickbacks, bribes, special privileges or services from anyone. If there are any questions or borderline case, Covered Persons should discuss them first with the MVB Financial Chief Executive Officer, MVB Financial Chairperson of the Board of Directors, MVB Financial Chairperson of the Governance Committee or the MVB Financial Chief Legal & Risk Officer, as appropriate. 3. All Covered Persons are responsible for maintaining accurate financial records for MVB. Covered Persons must closely adhere to the following accounting guidelines: (i) All assets, liabilities and transactions of MVB should be accurately recorded in accordance with MVB’s record keeping procedures and generally accepted accounting principles; (ii) No false or misleading entries are permitted to be knowingly made or caused to be made in MVB’s record books, even if such entries would not be material to MVB or its operations as a whole; and (iii) Any entries that are inaccurate, false or irregular should be promptly reported to a member of the Audit Committee for an immediate corrective action. 4. Covered Persons must recognize that confidential information is an asset of MVB, and must refrain from using inside information to their personal advantage. Covered Persons must maintain the confidentiality of information entrusted to them by MVB or its customers or suppliers, except when disclosure is authorized or legally mandated. Confidential information includes all non-public information that might be of use to competitors, or harmful to MVB or its customers or suppliers, if disclosed. At its core, the prohibition against insider trading focuses on the buying, selling or trading in securities using non-public information. The prohibition applies to securities of MVB as well as to customers and suppliers of MVB and, or any entity with which MVB and has a business relationship. Covered Persons are in a unique position to acquire non-public information about MVB, and such information might influence their decision to buy, sell or trade securities. In addition to refraining from using inside information in making their own investment decisions, Covered Persons should also avoid discussing the inside information with friends or immediate family members (whether at home or in the public) or mailing or faxing the inside information to outside sources unless appropriate confidentiality agreements are in place to ensure that material, non-public information is not used improperly. 5. The conduct of Covered Persons should be governed by the highest standards of integrity and fairness. Covered Persons should avoid those situations in which outside personal interests conflict with MVB’s business. These situations include: (i) Ownership by a Covered Person, or a member of his or her immediate family, of a material financial interest in any outside enterprise that is involved or seeks to become involved in a business relationship with MVB; (ii) Ownership by a Covered Person, or a member of his or her immediate family, of a material financial interest in any outside enterprise that competes for business with MVB;

96 (iii) Outside employment of a Covered Person, or a member of his or her immediate family, whether as a consultant, director, officer, employee or independent contractor, with an entity that is involved or seeks to become involved in a business relationship with MVB; or (iv) Appointment of a Covered Person, or a member of his or her immediate family, to a public office, board or commission that may create an appearance of a conflict of interest between the goals and purposes of that organization and MVB business. Such appointment would include a “public service” organization or a not-for-profit organization. 6. Covered Persons must not take for themselves opportunities that they discover while working for MVB, or use corporate property or information for personal gain. Covered Persons must not (a) take personal advantage of a situation or knowledge acquired through the use of his or her position or MVB’s property, if the situation or knowledge could be used for MVB’s benefit, (b) use his or her position or MVB property or information for personal gain, or (c) compete with the MVB. Covered Persons owe a duty to the MVB to advance its interests whenever the opportunity arises. 7. In drafting periodic reports that are to be filed with the Securities and Exchange Commission, Covered Persons should take all steps necessary to ensure full, fair, accurate, timely and complete disclosure. (i) Go Beyond the Minimum Disclosure Required by Law. While in the past periodic reporting has focused on disclosing only those items that were mandated by the law, Covered Persons should go beyond the minimum requirements to convey the full financial picture of MVB to the public. Areas of special attention include: off-balance sheet structures, insider and affiliated party transactions, board relationships, accounting policies, and auditor relationships. (ii) Make Sure All Relationships that Could Give Rise to Any Perceived Conflicts are Fully Disclosed. Given the recent focus of lawmakers on a more complete disclosure of any material conflict of interest to the public, it is important to ensure that any transaction that threatens to create the appearance of a conflict of interest must be fully disclosed in MVB’s periodic reports. 8. Covered Persons must comply with all laws and regulations that apply to MVB’s business. All Covered Persons should understand those laws that apply to them in the performance of their duties and ensure that their decisions and actions are conducted in conformity with those laws. Any violation of the applicable laws can subject MVB or the implicated Covered Person to liability. Any inquiries relating to compliance with applicable laws and regulations should be directed to the MVB Financial Chief Legal and Risk Officer. 9. Accountability for adherence to the Code. Failure to adhere to the above detailed responsibilities by the Covered Persons may result in disciplinary action being taken against such persons. The disciplinary action may range up to and including termination. The Board of Directors shall be responsible for determining the proper action to be taken.

97 Exhibit 21 MVB FINANCIAL CORP. AND SUBSIDIARIES ANNUAL REPORT ON FORM 10-K FOR FISCAL YEAR ENDED DECEMBER 31, 2014 Subsidiaries of MVB Financial Corp. The following are the only subsidiaries of MVB Financial Corp.: Name of Subsidiary Jurisdiction of Incorporation MVB Bank, Inc. West Virginia Potomac Mortgage Group, Inc. (D/B/A MVB Mortgage) Virginia MVB Insurance West Virginia

98 99 Exhibit 23.1 CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM The Board of Directors MVB Financial Corp. We consent to the incorporation by reference in the registration statements (Nos. 333-189512, 333-186910, 333-145716, and 333-120234) on Forms S-8 of MVB Financial Corp. and Subsidiaries of our report, dated March 16, 2015, with respect to the consolidated financial statements of MVB Financial Corp. and Subsidiaries and the effectiveness of internal control over financial reporting, which reports appear in MVB Financial Corp.’s 2014 Annual Report on Form 10-K. /s/ Dixon Hughes Goodman LLP Rockville, Maryland March 16, 2015

99 100 CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM We consent to the incorporation by reference in the Post-Effective Amendment No. 2 to the Registration Statement No. 333-180317 of MVB Financial Corp. on Form S-3 to Form S-1 and Registration Nos. 333-189512, 333-186910, 333-145716, and 333-120234 of MVB Financial Corp. on Form S-8 of our report dated March 27, 2014, relating to our audit of the consolidated financial statements, which appears in Form 10-K of MVB Financial Corp. for the year ended December 31, 2014. Wexford, Pennsylvania March 16, 2015 S.R. Snodgrass, P.C. * 2100 Corporate Drive, Suite 400 * Wexford, Pennsylvania 15090-8399 * Phone: (724) 934-0344 * Facsimile: (724) 934-0345

100 POWER OF ATTORNEY AND SIGNATURES Know all persons by the presents, that each person whose signature appears below constitutes and appoints Larry F. Mazza or Bret S. Price or either of them, as attorney-in-fact, with each having the power of substitution, for him or her in any and all capacities, to sign any amendment to this Form 10-K and to file the same, with exhibits thereto, and other documents in connection therewith, with the Federal Deposit Insurance Corporation hereby ratifying and confirming all that each of said attorneys-in-fact or his substitute or substitutes may do or cause to be done by virtue hereof. Pursuant to the requirements of the Securities and Exchange Act of 1934, this Form 10-K has been signed below by the following person on behalf of the registrant in the capacities and on the dates indicated. /s/ Larry F. Mazza Date: March 16,2015 Larry F. Mazza, President and CEO /s/ Bret S. Price Date: March 16,2015 Bret S. Price, Senior Vice President and CFO /s/ David B. Alvarez Date: March 16,2015 David B. Alvarez, Director /s/ Stephen R. Brooks Date: March 16,2015 Stephen R. Brooks, Director /s/ James J. Cava, Jr. Date: March 16,2015 James J. Cava, Jr., Director /s/ Joseph P. Cincinnati Date: March 16,2015 Joseph P. Cincinnati, Director /s/ Harry E. Dean III Date: March 16,2015 Harry E. Dean III, Director /s/ John W. Ebert Date: March 16,2015 John W. Ebert, Director /s/ Gayle C. Manchin Date: March 16,2015 Gayle C. Manchin, Director /s/ Kelly R. Nelson Date: March 16,2015 Kelly R. Nelson, Director /s/ J. Christopher Pallotta Date: March 16,2015 J. Christopher Pallotta, Director /s/ Nitesh S. Patel Date: March 16,2015 Nitesh S. Patel, Director /s/ Jimmy D. Staton Date: March 16,2015 Jimmy D. Staton, Director /s/ Roger J. Turner Date: March 16,2015 Roger J. Turner, Director /s/ Samuel J. Warash Date: March 16,2015 Samuel J. Warash, Director

101 Form 10-K Certification CERTIFICATIONS I, Larry F. Mazza, certify that: 1. I have reviewed this annual report on Form 10-K of MVB Financial Corp.; 2. Based on my knowledge, this annual report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this annual report; 3. Based on my knowledge, the financial statements, and other financial information included in this annual report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this annual report; 4. The registrant’s other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f) for the registrant and have: (a) Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared; (b) Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted account principles; (c) Evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and (d) Disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter (the registrant’s fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting; and 5. The registrant’s other certifying officers and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant’s auditors and the audit committee of the registrant’s board of directors (or persons performing the equivalent functions): (a) All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and (b) Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal control over financial reporting. Date: March 16,2015 /s/ Larry F. Mazza Larry F. Mazza Chief Executive Officer & President

102 Form 10-K Certification CERTIFICATIONS I, Bret S. Price, certify that: 1. I have reviewed this annual report on Form 10-K of MVB Financial Corp.; 2. Based on my knowledge, this annual report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this annual report; 3. Based on my knowledge, the financial statements, and other financial information included in this annual report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this annual report; 4. The registrant’s other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f) for the registrant and have: (a) Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared; (b) Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted account principles; (c) Evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and (d) Disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter (the registrant’s fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting; and 5. The registrant’s other certifying officers and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant’s auditors and the audit committee of the registrant’s board of directors (or persons performing the equivalent functions): (a) All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and (b) Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal control over financial reporting. Date: March 16,2015 /s/ Bret S. Price Bret S. Price Senior Vice President & Chief Financial Officer

103 SIGNATURES In accordance with Section 13 or 15 (d) of the Exchange Act, the registrant caused this Form 10-K to be signed on its behalf by the undersigned, thereunto duly authorized and based on our knowledge and belief that: (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company. MVB Financial Corp. By: /s/ Larry F. Mazza /s/ Bret S. Price Larry F. Mazza, President Bret S. Price, Senior Vice President & CFO Date: March 16,2015 Date: March 16,2015

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